Confidential Treatment Requested by Fluidigm Corporation

Exhibit 4.6

LOAN AND SECURITY AGREEMENTS

THIS LOAN AND SECURITY AGREEMENT No. 4561 (this “Agreement”) is entered into as of March 29, 2005, by and between LIGHTHOUSE CAPITAL PARTNERS V, L.P. (“Lender”) and FLUIDIGM CORPORATION , a California corporation (“Borrower” or sometimes referred to herein as “Debtor”) and sets forth the terms and conditions upon which Lender will lend and Borrower will repay money. In consideration of the mutual covenants herein contained, the parties agree as follows:

1. DEFINITIONS AND CONSTRUCTION

1.1 Definitions. Initially capitalized terms used and not otherwise defined herein are defined in the California Uniform Commercial Code (“UCC”).

“ACH” means the Automated Clearing House electronic funds transfer system.

“Advance” means a Loan advanced by Lender to Borrower hereunder.

“Basic Rate” means a variable per annum rate of interest equal to the Index plus the Interest Margin which shall be subject to adjustment as provided in the Loan Agreement and/or the Note. On and after the Loan Commencement Date the Basic Rate shall be fixed and not subject to any further adjustments.

“Borrower’s Books” means all of Borrower’s books and records, including records concerning Collateral, Borrower’s assets, liabilities, business operations or financial condition, on any media, and the equipment containing such information.

“Change of Management or Board Composition” means that (i) Borrower’s senior management shall not include Gajus Worthington; (ii) Versant Ventures shall cease to have a representative (currently Samuel Colella) serving on Borrower’s Board of Directors; or (iii) Lehman Brothers shall cease to have a representative (currently Hingge Hsu) serving on Borrower’s Board of Directors;.

“Collateral” means: (i) all property listed on Exhibit A attached hereto; and (ii) all products and proceeds of the foregoing, including proceeds of insurance and proceeds of proceeds, provided that, notwithstanding anything to the contrary contained in this Agreement, the term Collateral shall not include (a) any property that is subject to a Lien that is otherwise permitted pursuant to subsection (v) of the definition of ‘Permitted Liens” and Lender agrees to execute any instruments or documents necessary to evidence the intent of the foregoing; (b) more than 65% of the issued and outstanding voting securities of any Subsidiary of Borrower that is not incorporated or organized in the United States; or (c) any of the Company’s Intellectual Property (as defined below).

“Commitment” means $13,000,000.

“Commitment Fee” means $10,000.

“Commitment Termination Date” means the earliest to occur of (i) the earlier to occur of (a) June 1, 2005, if Borrower has not borrowed at least $2,000,000 by such date; (b) September 1, 2005, if Borrower has not borrowed an additional $3,000,000 by such date or (c) December 1, 2005; (ii) any Default or Event of Default that has not been cured by Borrower or waived in writing by Lender, or (iii) Change of Management or Board Composition (unless Lender has waived this condition in writing).

“Control Agreement” means an agreement substantially in the form of Exhibit I or otherwise reasonably acceptable to Lender.

“Default” means any event that with the passing of time or the giving of notice or both would become an Event of Default.

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Confidential Treatment Requested by Fluidigm Corporation

“Default Rate” means the lesser of 5% per annum above the otherwise applicable rate or the highest rate permitted by applicable law.

“Disclosure Schedule” means the Disclosure Schedule, dated as of the date hereof, and delivered to Lender in connection with the execution and delivery of this Agreement.

“Event of Default” is defined in Section 8.

“Funding Date” means any date on which an Advance is made to or on account of Borrower hereunder.

“Indebtedness” means (i) all indebtedness for borrowed money or the deferred purchase of property or services, (ii) all obligations evidenced by notes, bonds, debentures or similar instruments, (iii) all capital lease obligations, and (iv) all contingent obligations, consisting of guaranties of Indebtedness of other persons and obligations of reimbursement with respect to letters of credit.

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“Incumbency Certificate” means the document in the form of Exhibit E.

“Index” means the prevailing variable Prime Rate of annual interest as quoted from time to time in the western edition of the Wall Street Journal.

“Intellectual Property” means, collectively, all rights, priorities and privileges of the Borrower relating to intellectual property, in any medium, of any kind or nature whatsoever, now or hereafter owned or acquired or received by Borrower, or in which Borrower now holds or hereafter acquires or receives any right or interest, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, any and all property of the Borrower that is subject to, listed in or otherwise described in the Negative Pledge Agreement dated March 29, 2005 between Borrower and Lender, and shall include, in any event, all copyrights, copyright licenses, patents, patent licenses, trademarks, trademark licenses, trade secrets, internet domain names (including any right related to the registration thereof), proprietary or confidential information, mask works, sources object or other programming codes, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge, know-how, software, data base, data, skill, expertise, recipe, experience, process, models, drawings, materials or records. Notwithstanding the foregoing, Intellectual Property as defined above does not include proceeds or other revenue consisting of accounts, accounts receivable, royalties, licensing fees, or payment intangibles, obtained or owed from or on account of the licensing or other exploitation or disposition of Intellectual Property, and all of which are included as Collateral in the security interest granted by Borrower to Lender.

“Interest Margin” means 2.5% per annum.

“Lender’s Expenses” means all reasonable costs or expenses (including reasonable attorneys’ fees and expenses) incurred in connection with the preparation, negotiation, modification, administration, or enforcement of the Loan or Loan Documents, or the exercise or preservation of any rights or remedies by Lender, whether or not suit is brought. Lender will apply deposits (including the Commitment Fee) received by Lender, if any, towards Lender’s Expenses.

“Lien” means any lien, security interest, pledge, bailment, lease, mortgage, hypothecation, conditional sales and title retention agreement, charge, claim, or other encumbrance.

“Liquidation Event” means any of: (i) a merger of Borrower with another entity, other than a merger whereby the shareholders of Borrower immediately prior to such merger own at least 50% of the outstanding voting securities of Borrower immediately after such merger; (ii) the sale (in one or a series of related transactions) of all or substantially all of Borrower’s assets; or (iii) any transaction (or series of related transactions) whereby the shareholders of Borrower immediately prior to such transaction(s) own less than 50% of the outstanding voting securities of Borrower immediately after such transaction(s).

“Loan” means all of the Advances, however evidenced, and all other amounts due or to become due hereunder.

“Loan Commencement Date” means March 1, 2006.

“Loan Documents” means, collectively, this Agreement, the Warrant, the Notes, the Financing Statement and Security Agreement in the form attached as Exhibit A and all other documents, instruments and agreements entered into between Borrower and Lender in connection with the Loan, all as amended or extended from time to time.

“Negative Pledge Agreement” means an agreement, dated as of the date hereof, in the form of Exhibit H.

“Note” means each Secured Promissory Note in the form of Exhibit B, delivered in connection with each Advance.

“Notice of Borrowing” means the form attached as Exhibit D.

“Obligations” means all Loans, debt, principal, interest, fees, charges, Lender’s Expenses and other amounts, obligations, covenants, and duties owing by Borrower to Lender of any kind or description (whether pursuant to the Loan Documents or

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Confidential Treatment Requested by Fluidigm Corporation

otherwise (with the exception of the Warrant), and whether or not for the payment of money), whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including any of the same obtained by Lender by assignment or otherwise, and all amounts Borrower is required to pay or reimburse by the Loan Documents, by law, or otherwise.

“Permitted Indebtedness” means: (i) the Loan; (ii) unsecured trade debt incurred in the ordinary course of Borrower’s business; (iii) Indebtedness secured by clause (ii) and (v) of Permitted Liens; (iv) Subordinated Indebtedness; (v) Indebtedness existing as of the date hereof and listed on the Disclosure Schedule; (vi) Indebtedness arising from the endorsement of negotiable instruments for deposits or collections or similar transactions in the ordinary course of business; (vii) other Indebtedness consisting of letters of credit and

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reimbursement obligations in an amount not to exceed $250,000; (viii) Indebtedness of (A) Borrower to any Subsidiary that is unsecured, (B) one Subsidiary to another Subsidiary, or (C) any Subsidiary to Borrower in an amount not to exceed $4,500,000 in the aggregate; (ix) other Indebtedness in an outstanding principal amount not to exceed $150,000 in the aggregate; and (x) Indebtedness incurred in connection with the extension, renewal or refinancing of any Indebtedness of the type described in clauses (i) through (ix) above, provided that the principal amount of such Indebtedness does not increase other than any reasonable premium in connection therewith. Notwithstanding the foregoing, the restrictions on Indebtedness for Subordinated Indebtedness and referenced in clause (v) of the definition of Permitted Liens shall cease at the effective date of a public offering of Borrower’s capital stock which results in proceeds of at least $25,000,000.

“Permitted Liens” means: (i) Liens in favor of Lender; (ii) Liens disclosed in the Disclosure Schedule; (iii) Liens for taxes, fees, assessments or other governmental charges or levies not delinquent or being contested in good faith by appropriate proceedings, that do not jeopardize Lender’s interest in any Collateral; (iv) Liens to secure payment of worker’s compensation, employment insurance, old age pensions or other social security obligations of Borrower on which Borrower is current and are in the ordinary course of its business; provided none of the same diminish or impair Lender’s rights and remedies respecting the Collateral; and (v) Liens upon or in any equipment (including any accessions, attachments, replacements, improvements or proceeds thereto) acquired or held by Borrower to secure the purchase price of such equipment or Indebtedness incurred solely for the purposes of financing such equipment, provided that the aggregate outstanding principal amount of all such financing shall not exceed $5,000,000, (vi) license or sublicenses of Intellectual Property granted in the ordinary course of business; (vii) banker’s Liens, rights of setoff and similar Liens incurred on deposit and securities accounts in the ordinary course of business; (viii) Liens arising from judgments in circumstances not constituting and Event of Default; (ix) Liens in favor of customs and revenue authorities arising as a matter of law to secure payments of customs duties in connections with the importation of goods; (x) Liens on insurance proceeds in favor of insurance companies granted solely as security for financed premiums; (xi) carriers’, warehousemen’s, mechanics’, landlords’, materialmen’s, repairmen’s or other similar Liens arising in the ordinary course of business which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings; (xii) Liens with respect to cash collateral to secure Indebtedness otherwise permitted pursuant to clause (vii) of the definition of Permitted Indebtedness; and (xiii) Liens incurred in connection with the extension, renewal or refinancing of the Indebtedness secured by Liens of the type described in clauses (i) through (xi) above, provided that any extension, renewal, or replacement Lien shall be limited to the collateral securing the existing Lien and the principal amount of such Indebtedness does not increase other than any reasonable premium in connection therewith.

“Regulated Substance” means any substance, material or waste the use, generation, handling, storage, treatment or disposal of which is regulated by any local or state government authority, including any of the same designated by any authority as hazardous, genetic, cloning, fetal, or embryonic.

“Responsible Officer” means each person as authorized by the board of directors of Borrower as set forth on the Incumbency Certificate.

“Subordinated Indebtedness” means Indebtedness of Borrower to Singapore EDB and Invus Group that is subordinated in both security and right of payment to the Obligations on terms and conditions reasonably satisfactory to Lender in an amount not to exceed $6,000,000.

“Subsidiary” shall mean any entity of which a majority of the outstanding equity interests entitled to vote for the election of directors is owned by Borrower.

“Term” means the period from and after the date hereof until the full, final and indefeasible payment and performance of all Obligations.

“Warrant” means the Warrant, dated as of the date hereof, in favor of Lender and its affiliates to purchase securities of Borrower substantially in the form of Exhibit C.

1.2 Interpretation. References to “Articles,” “Sections,” “Exhibits,” and “Schedules” are to articles, sections, exhibits and schedules herein and hereto unless otherwise indicated. “Hereof,” “herein” and “hereunder” refer to this Agreement as a whole.

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Confidential Treatment Requested by Fluidigm Corporation

“Including” is not limiting. All accounting and financial computations shall be computed in accordance with generally accepted accounting principles consistently applied (“GAAP”). “Or” is not necessarily exclusive. All interest computation interest shall be based on a 360-day year and actual days elapsed.

2. THE LOANS

2.1 Commitment. Subject to the terms hereof, Lender will make Advances to Borrower up to the principal amount of the Commitment, before the Commitment Termination Date. Notwithstanding anything in the Loan Documents to the contrary, Lender’s obligation to make any Advances or to lend the undisbursed portion of the Commitment shall terminate on the Commitment Termination Date. Repaid principal of the Advances may not be re-borrowed.

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Confidential Treatment Requested by Fluidigm Corporation

2.2 The Advances. A Note setting forth the specific terms of repayment will evidence each Advance. No Advance will be made for less than $1,000,000, unless less than $1,000,000 remains available under the Commitment for borrowing. Absence of a Note evidencing any portion of the Loan shall not impair Borrower’s obligation to repay it to Lender.

2.3 Terms of Payment, Repayment.

(a) Repayment. Borrower shall repay the principal and pay interest on each Advance on the terms set forth in the applicable Note. Amounts not paid when due hereunder or under the Note shall bear interest at the Default Rate. If a court of competent jurisdiction determines that Lender has received payments that, if interest, would exceed the maximum lawfully permitted, Lender will instead apply such money to fees and expenses and then to early prepayment of principal (provided that notwithstanding anything contained in any Loan Document, any such prepayment shall not trigger any Prepayment Fees).

(b) ACH. All payments due to Lender must be, at Lender’s option, paid to Lender in cash or through ACH. Borrower shall execute and deliver the ACH Authorization Form substantially in the form of Exhibit G. Lender shall provide Borrower an invoice for any Obligations that are to be transferred by ACH at least 10 days in advance of the date of any ACH funds transfer with respect to Obligations which have become due and payable and are to be transferred by ACH. If the ACH payment arrangement is terminated for any reason, Borrower shall make all payments due to Lender at Lender’s address specified in Section 11.

(c) Default Rate. While an Event of Default has occurred and is continuing, interest on the Loan shall be increased to the Default Rate. Lender’s failure to charge or accrue interest at the Default Rate during the existence of a Default shall not be deemed a waiver by Lender of its right or claim thereto.

(d) Date. Whenever any payment due under the Loan Documents is due on a day other than a business day, such payment shall be made on the next succeeding business day, and such extension of time shall be included in the computation of interest or fees, as the case may be.

2.4 Fees. Borrower shall pay to Lender the following:

(a) Commitment Fee. The Commitment Fee, which has been previously paid by Borrower, and shall be applied by Lender to Lender’s Expenses and other Obligations;

(b) Late Fee. On demand, a late charge on any sums due hereunder that are not paid when due, in an amount equal to 2% of the past due amount, payable on demand.

(c) Lender’s Expenses. The payment of all Lender’s Expenses, which may become due to Lender by Borrower hereunder shall be payable by Borrower as set forth in Section 2.3(b). Lender’s Expenses not paid when due shall bear interest as principal at the Default Rate.

3. CONDITIONS OF ADVANCES; PROCEDURE FOR REQUESTING ADVANCES

3.1 Conditions Precedent to any and all Advances. The obligation of Lender to make any Advances is subject to each and every of the following conditions precedent in form and substance satisfactory to Lender in its sole discretion: (i) this Agreement, a Note evidencing the Advance, the Warrant, and all other UCC financing statements, and other documents required or as specified herein have been duly authorized, executed and delivered; (ii) no Default or Event of Default has occurred and is continuing; (iii) delivery of a Notice of Borrowing with respect to the proposed Advance; (iv) Lender’s security interests in the Collateral are valid and first priority, except for Permitted Liens; and (v) all such other items as Lender may reasonably deem necessary or appropriate have been delivered or satisfied. The extension of an Advance prior to the receipt by Lender of any of the foregoing shall not constitute a waiver by Lender of Borrower’s obligation to deliver such item.

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Confidential Treatment Requested by Fluidigm Corporation

3.2 Procedure for Making Advances. For any Advance, Borrower shall provide Lender an irrevocable Notice of Borrowing at least 7 business days prior to the desired Funding Date and Lender shall only be required to make Advances hereunder based upon written requests which comply with the terms and exhibits of this Loan Agreement (as the same may be amended from time to time), and which are submitted and signed by a Responsible Officer. Borrower shall execute and deliver to Lender a Note and such other documents and instruments as Lender may reasonably require for each Advance made.

4. CREATION OF SECURITY INTEREST

4.1 Grant of Security Interest. Borrower grants to Lender a valid, first priority, continuing security interest in all present and future Collateral in order to secure prompt, full, faithful and timely payment and performance of all Obligations.

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Confidential Treatment Requested by Fluidigm Corporation

4.2 Inspections. Lender shall have the right upon reasonable prior notice to inspect Borrower’s Books, including computer files, and to make copies, and to test, inspect and appraise the Collateral, in order to verify any matter relating to Borrower or the Collateral.

4.3 Authorization to File Financing Statements. Borrower irrevocably authorizes Lender at any time and from time to time to file in any jurisdiction any financing statements and amendments that: (i) name Collateral as collateral thereunder, regardless of whether any particular Collateral falls within the scope of the UCC; (ii) contain any other information required by the UCC for sufficiency or filing office acceptance, including organization identification numbers; and (iii) contain such language as Lender determines helpful in protecting or preserving rights against third parties. Borrower ratifies any such filings made prior to the date hereof.

5. REPRESENTATIONS AND WARRANTIES

Except as set forth on the Disclosure Schedule, Borrower represents and warrants as follows:

5.1 Due Organization and Qualification. Borrower is a corporation duly formed, existing and in good standing under the laws of its state of incorporation and qualified and licensed to do business in, and is in good standing in, any state in which the conduct of its business or its ownership of property requires that it be so qualified or in which the Collateral is located, except to the extent that such non-compliance would not reasonably be expected to result in an adverse effect on Borrower’s business.

5.2 Authority. Borrower has all corporate power and authority, and has taken all actions, and has obtained all third party consents necessary to execute, deliver, and perform the Loan Documents.

5.3 Disclosure Schedule. All information on the Disclosure Schedule is true, correct and complete.

5.4 Authorization; Enforceability. The execution and delivery hereof, the granting of the security interest in the Collateral, the incurring of the Obligations, the execution and delivery of all Loan Documents and the consummation of the transactions herein and therein contemplated have been duly authorized by all necessary action by Borrower. The Loan Documents constitute legal, valid and binding obligations of Borrower, enforceable in accordance with their terms, except as enforceability may be limited by bankruptcy or similar laws relating to enforcement of creditors’ rights generally.

5.5 Name and Location. Borrower has not done business under any name other than that specified on the signature page hereof. The chief executive office, principal place of business, and the place where Borrower maintains its records concerning the Collateral is set forth in Section 11. The Collateral is presently located at the address(es) set forth in Section 11 and on the Disclosure Schedule or any other location that Borrower has provided Lender with written notice thereof.

5.6 Litigation. All actions or proceedings pending by or against Borrower that could reasonably be expected to result in a material adverse effect on Borrower’s business before any court or administrative agency are set forth on the Disclosure Schedule.

5.7 Financial Statements. All financial statements delivered by Borrower to Lender present fairly in all material respects Borrower’s financial condition for the periods indicated. All statements respecting Collateral that have been or may hereafter be delivered by Borrower to Lender are true, complete and correct in all material respects for the periods indicated.

5.8 Solvency. Borrower is solvent and able to pay its debts (including trade debts) as they come due.

5.9 Taxes. Borrower has filed and will file all required tax returns, and has paid and will pay all taxes it owes other than where the failure to comply would not reasonably be expected to have a material adverse effect on Borrower.

5.10 Rights; Title to Assets. To Borrower’s knowledge, Borrower possesses, owns, or has the right to use all necessary assets, rights, trademarks, trade names, copyrights, patents, patent rights, franchises and licenses which are required to conduct of its

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business as now operated, except where the failure to possess or own could not reasonably be expected to have a material adverse effect on Borrower’s business. Borrower has good title to its assets, free and clear of any Liens, except for Permitted Liens.

5.11 Full Disclosure. No written representation, warranty or other statement made by Borrower in any Loan Document, certificate or statement furnished to Lender contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained in such certificates or statements not misleading (it being recognized by Lender that projections and estimates as to future events are not to be viewed as facts and the actual results during the period or periods covered by any such projections and estimates may differ from projected or estimated results).

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5.12 Regulated Substances. Borrower complies and will comply with all laws respecting Regulated Substances, except where the failure to comply could not reasonably be expected to have an adverse effect on Borrower’s business.

5.13 Reaffirmation. Each Notice of Borrowing will constitute (i) a warranty and representation in favor of Lender that there does not exist any Default and (ii) subject to any amended Disclosure Schedule delivered to Lender or any other written disclosure required to be sent to Lender pursuant to the terms hereof, a reaffirmation as of the date thereof of all of the representations and warranties contained in this Agreement and the Loan Documents.

6. AFFIRMATIVE COVENANTS

So long as any Obligations (other than inchoate indemnity obligations) remain outstanding, Borrower covenants and agrees that it shall do all of the following:

6.1 Good Standing and Compliance. Borrower shall maintain all governmental licenses, rights and agreements necessary for its operations or business and comply in all respects with all statutes, laws, ordinances and government rules and regulations to which it is subject except where the failure to comply would not reasonably be expected to result in a material adverse effect on Borrower.

6.2 Financial Statements, Reports, Certificates. Borrower shall deliver to Lender: (i) as soon as prepared, and no later than 30 days after the end of each calendar month, a balance sheet, income statement and cash flow statement covering Borrower’s operations during such period; (ii) as soon as prepared, but no later than 90 days after the end of the fiscal year, or such other timeframe formally approved by Borrower’s audit committee, audited financial statements prepared in accordance with GAAP, together with an opinion that such financial statements fairly present Borrower’s financial condition by an independent public accounting firm reasonably acceptable to Lender; (iii) immediately upon notice thereof, a report of any legal or administrative action pending or threatened in writing against Borrower which is likely to result in liability to Borrower in excess of $100,000 (provided that Borrower shall not be required to report notices of possibly relevant third party patents, or proposals or demands to license intellectual property); and (iv) such other financial information as Lender may reasonably request from time to time. Financial statements delivered pursuant to subsections (i) and (ii) above shall be accompanied by a certificate signed by a Responsible Officer (each an “Officer’s Certificate”) in the form of Exhibit F.

6.3 Notice of Defaults. Upon any Default or Event of Default, an Officer’s Certificate setting forth the facts relating to or giving rise thereto, and the Borrower’s proposed action with respect thereto.

6.4 Use; Maintenance. Borrower, at its expense, shall (i) maintain the tangible Collateral in good condition, reasonable wear and tear excepted, and will comply in all material respects with all laws, rules and regulations regarding use and operation of the tangible Collateral and (ii) repair or replace any lost or damaged Collateral except to the extent that Borrower in its good faith judgment deems it to be in its best interest not to repair or replace such lost or damaged Collateral, so long as applied to a purchase or acquisition useful to Borrower’s business.

6.5 Insurance. Borrower, at its own expense, shall maintain insurance in amounts and coverages reasonably satisfactory to Lender. Each insurance shall: (i) name Lender loss payee or additional insured, as appropriate, (ii) provide for insurer’s waiver of its right of subrogation against Lender and Borrower, (iii) provide that such insurance shall not be invalidated by any action of, or breach of warranty by, Borrower and waive set-off, counterclaim or offset against Lender, (iv) be primary without a right of contribution of Lender’s insurance, if any, or any obligation on the part of Lender to pay premiums of Borrower, and (v) require the insurer to give Lender at least 30 days prior written notice of cancellation. Borrower shall furnish all certificates of insurance required by Lender.

6.6 Loss Proceeds. So long as no Event of Default has occurred and is continuing, any proceeds of insurance on or condemnation of Collateral shall, at Borrower’s election and so long as Lender’s security interest in such proceeds remains first priority, be used either to repair or replace such Collateral or otherwise applied to the purchase or acquisition of property useful to Borrower’s business.

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Confidential Treatment Requested by Fluidigm Corporation

6.7 Further Assurances. At any time and from time to time, Borrower shall execute and deliver such further instruments and take such further action as Lender may reasonably request to effect the intent and purposes hereof, to perfect and continue perfected and of first priority Lender’s security interests in the Collateral, and to effect and maintain ACH payment arrangements.

7. NEGATIVE COVENANTS

So long as any Obligations (other than inchoate indemnity obligations) remain outstanding, Borrower will not do any of the following:

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7.1 Location of Collateral. Change its chief executive office or principal place of business or remove, except in the ordinary course of Borrower’s business, the Collateral or Borrower’s Books from the premises listed in Section 11 and the Disclosure Schedule (or otherwise provided to Lender in writing pursuant to this Section 7.1 ) without giving 30 days prior written notice to Lender. Borrower’s practice of delivering and maintaining inventory at a customer’s location pending testing, validation and/or acceptance of such inventory by such customer shall be deemed to be in the “ordinary course of business” for purposes of this Agreement.

7.2 Extraordinary Transactions. Enter into any transaction not in the ordinary course of Borrower’s business, including the sale, lease, license or other disposition of its assets, other than (i) sales of inventory in the ordinary course of Borrower’s business; and (ii) licenses of intellectual property assets entered into in the ordinary course of business (provided that licensing arrangements involving universities, governmental agencies, research institutions and corporate partners shall be deemed in the “ordinary course of business”). The parties hereto agree (a) strategic partnerships, strategic collaborations, sponsored research collaborations and development transactions, (b) transactions otherwise permitted in this Article 7, and (c) transactions for fair value involving the sale or exclusive licensing of Intellectual Property, that is outside the scope of Borrower’s business in the biotechnology field, that is not being commercialized or monetized by the Borrower; in each case, shall be deemed to be in the “ordinary course of business” for purposes of this Agreement.

7.3 Restructure. Make any material change in Borrower’s corporate structure or business other than the business of the type conducted by Borrower as of the date of this Agreement or any business reasonably related or incidental thereto; or suspend operation of Borrower’s business.

7.4 Liens. Create, incur, assume or suffer to exist any Lien of any kind with respect to any of its property, whether now owned or hereafter acquired, except for Permitted Liens.

7.5 Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, other than Permitted Indebtedness or cause or suffer any Subsidiary to create, incur, assume or suffer to exist any Indebtedness, other than Permitted Indebtedness.

7.6 Distributions. Pay any dividends or distributions, or redeem or purchase, any capital stock, except for (i) repurchases of capital stock from employees, consultants or directors, under incentive stock option plans, restricted stock purchase agreements, repurchase agreements or other similar agreements approved by the Borrower’s Board of Directors and (ii) dividends payable solely in capital stock.

7.7 Transactions with Affiliates. Directly or indirectly enter into any transaction with any affiliate which is on terms less favorable to Borrower than would be obtained in an arm’s length transaction with a non-affiliated entity; provided, any such transaction shall not be a breach of this Section 7.7 if (i) approved by a disinterested majority of the Borrower’s Board of Directors, or (ii) such transaction involves sales, licensing or other transfers of property between Borrower and its Subsidiaries, or between Subsidiaries if the consideration for such sale or transfer is not less than cost (or the fair market value of such property, if lower), or (iii) such transaction involves intercompany loans that are otherwise permitted by Section 7.5.

7.8 Compliance. (i) Become regulated as an “investment company” under the Investment Company Act of 1940 or extend credit to purchase or carry margin stock; (ii) fail to meet the minimum funding requirements of ERISA; (iii) permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur; (iv) fail to comply with the Federal Fair Labor Standards Act; or (v) violate any other material law or material regulation.

7.9 UCC Effectiveness. Change its name, jurisdiction of organization, or take any other action that could render Lender’s financing statements misleading under the Code, without giving Lender 30 days advance written notice.

7.10 Deposit and Securities Accounts. Maintain any deposit accounts or accounts holding securities owned by Borrower except accounts in which Lender has obtained a perfected first priority security interest with the exception of (i) account number [***] with Silicon Valley Bank or a successor account with Wells Fargo Bank securing a letter of credit in favor of Borrower’s landlord in an amount not to exceed $250,000 in principal amount; (ii) account number [***] with Comerica Bank or a successor account with Wells Fargo Bank securing a letter of credit in favor of a lender providing equipment financing to Borrower in an amount not

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to exceed $500,000 in principal amount; or (iii) account number [***] with Wells Fargo Bank securing a letter of credit in favor of Borrower’s landlord in an amount not to exceed $137,527 in principal amount; or (iv) any other accounts at Silicon Valley Bank or Comerica Bank (other than those specified in clause (i) or (ii) of this Section 7.10, provided that such accounts are closed and such funds are move to deposit or securities accounts in which Lender has a perfect first priority security interest, on or before June 30, 2005.

8. EVENTS OF DEFAULT

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Any one or more of the following shall constitute an Event of Default by Borrower hereunder:

8.1 Payment. Borrower fails to pay when due and payable in accordance with the Loan Documents any portion of the Obligations, or cancels an ACH payment or transfer Lender has initiated in conformity with the terms hereof provided, however, that an Event of Default shall not occur on account of a failure to pay due solely to an administrative or operational error if Borrower had the funds to make the payment when due and makes the payment the business day following Borrower’s knowledge of such failure to pay.

8.2 Certain Covenant Defaults. Borrower fails to perform any obligation under Section 6.5 or 6.6, or violates any of the covenants contained in Section 7.

8.3 Other Covenant Defaults. Borrower fails or neglects to perform, keep, or observe any other term, provision, condition, covenant, or agreement contained in this Agreement, in any of the other Loan Documents, or in any other present or future agreement between Borrower and Lender and has failed to cure such failure within 30 days after its occurrence.

8.4 Attachment. Any material portion of Borrower’s assets is attached, seized, subjected to a government levy, lien, writ or distress warrant, or comes into the possession of any trustee or receiver and the same is not returned, removed, waived, stayed, discharged or rescinded within 15 days.

8.5 Other Agreements. There is a default in any agreement to which Borrower is a party resulting in a right by a third party, whether or not exercised, to accelerate the maturity of any Indebtedness, in an amount greater than $ 100,000.

8.6 Judgments. One or more judgments for an aggregate of at least $100,000 is rendered against Borrower and remains unsatisfied and unstayed for more than 30 days.

8.7 Injunction. Borrower is enjoined, restrained, or in any way prevented by court order from continuing to conduct any material part of its business affairs, or if a judgment or other claim becomes a Lien upon any material portion of Borrower’s assets.

8.8 Misrepresentation. Any representation, statement, or report made to Lender by Borrower was false or misleading when made in any material respect.

8.9 Enforceability. Lender’s ability to enforce its rights against Borrower or any Collateral is impaired in any material respect, or Borrower asserts that any Loan Document is not a legal, valid and binding obligation of Borrower enforceable in accordance with its terms.

8.10 Involuntary Bankruptcy. An involuntary bankruptcy case remains undismissed or unstayed for 60 days or, if earlier, an order granting the relief sought is entered.

8.11 Voluntary Bankruptcy or Insolvency. Borrower commences a voluntary case under applicable bankruptcy or insolvency law, consents to the entry of an order for relief in an involuntary case under any such law, or consents or is subject to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian or other similar official of Borrower or any substantial part of its property, or makes an assignment for the benefit of creditors, or fails generally or admits in writing to its inability to pay its debts as they become due, or takes any corporate action in furtherance of any of the foregoing.

8.12 Merger without Assumption. Borrower or all or substantially all of Borrower’s assets are acquired by or merged into any other business entity where more than 50% of Borrower’s voting power is transferred by existing shareholders of Borrower, and such acquirer or resulting entity either: (i) does not pay off the Obligations at the closing of the acquisition, merger or sale; or (ii) does not provide an unconditional, unlimited guaranty of the Obligations in form and substance satisfactory to Lender and is of a credit quality unacceptable to Lender.

8.13 Liquidation Event. Borrower consummates a Liquidation Event where the acquirer or resulting entity either: (i) does not

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pay off the Obligations at the closing of the acquisition, merger or sale; or (ii) does not provide an unconditional, unlimited guaranty of the Obligations in form and substance satisfactory to Lender and is of a credit quality unacceptable to Lender.

8.14 General Electric Capital Corporation Indebtedness. The outstanding principal balance of Borrower owed to General Electric Capital Corporation in connection with any equipment financing shall be greater than $2,500,000 at any time after December 31, 2006.

9. LENDER’S RIGHTS AND REMEDIES

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9.1 Rights and Remedies. Upon the occurrence and continuance of any Event of Default, Lender may, at its election, without notice of election and without demand, do any one or more of the following, all of which are authorized by Borrower: (i) accelerate and declare the Loan and all Obligations immediately due and payable; (ii) make such payments and do such acts as Lender considers necessary or reasonable to protect its security interest in the Collateral, with such amounts becoming Obligations bearing interest at the Default Rate; (iii) exercise any and all other rights and remedies available under the UCC or otherwise; (iv) require Borrower to assemble the Collateral at such places as Lender may designate; (v) enter premises where any Collateral is located, take, maintain possession of, or render unusable the Collateral or any part of it; (vi) without notice to Borrower, set off and recoup against any portion of the Obligations; (vii) ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell the Collateral, in connection with which Borrower hereby grants Lender a license to use without charge Borrower’s premises, labels, name, trademarks, and other property necessary to complete, advertise, and sell any Collateral; and (viii) sell the Collateral at one or more public or private sales.

9.2 Power of Attorney in Respect of the Collateral. Borrower hereby irrevocably appoints Lender (which appointment is coupled with an interest) its true and lawful attorney in fact with full power of substitution, for it and in its name to, during the existence of an Event of Default: (i) ask, demand, collect, receive, sue for, compound and give acquittance for any and all Collateral with full power to settle, adjust or compromise any claim, (ii) receive payment of and endorse the name of Borrower on any items of Collateral, (iii) make all demands, consents and waivers, or take any other action with respect to, the Collateral, (iv) file any claim or take any other action, in Lender’s or Borrower’s name, which Lender may reasonably deem appropriate to protect its rights in the Collateral, or (v) otherwise act with respect to the Collateral as though Lender were its outright owner.

9.3 Charges. If Borrower fails to pay any amounts required hereunder to be paid by Borrower to any third party, Lender may at its option pay any part thereof and any amounts so paid including Lender’s Expenses incurred shall become Obligations, immediately due and payable, bearing interest at the Default Rate, and secured by the Collateral. Any such payments by Lender shall not constitute an agreement to make similar payments or a waiver of any Event of Default.

9.4 Remedies Cumulative. Lender’s rights and remedies under the Loan Documents and all other agreements with Borrower shall be cumulative. Lender shall have all other rights and remedies as provided under the UCC, by law, or in equity. No exercise by Lender of one right or remedy shall be deemed an election, and no waiver by Lender of any Event of Default shall be deemed a continuing waiver. No delay by Lender shall constitute a waiver, election, or acquiescence.

9.5 Application of Collateral Proceeds. Lender will apply proceeds of sale, to the extent actually received in cash, in the manner and order it determines in its sole discretion, and as prescribed by applicable law.

10. WAIVERS; INDEMNIFICATION

10.1 Waivers. Without limiting the generality of the other waivers made by Borrower herein, to the maximum extent permitted under applicable law, Borrower hereby irrevocably waives all of the following: (i) any right to assert against Lender as a defense, counterclaim, set-off or crossclaim, any defense (legal or equitable), set-off, counterclaim, crossclaim and/or other claim (a) which Borrower may now or at any time hereafter have against any party liable to Lender in any way or manner, or (b) arising directly or indirectly from the present or future lack of perfection, sufficiency, validity and/or enforceability of any Loan Document, or any security interest; (ii) notice of presentment, dishonor, notice of intent to accelerate, protest, default, nonpayment, maturity; (iii) the benefit of all marshalling, valuation, appraisal and exemption laws; (iv) the right, if any, to require Lender to (a) proceed against any person liable for any of the Obligations as a condition to or before proceeding hereunder; or (b) foreclose upon, sell or otherwise realize upon or collect or apply any other property, real or personal, securing any of the Obligations, as a condition to, or before proceeding hereunder; (v) any demand for possession before the commencement of any suit or action to recover possession of Collateral; and (vi) any requirement that Lender retain possession and not dispose of Collateral until after trial or final judgment.

10.2 Lender’s Liability for Collateral. Lender shall not in any way or manner be liable or responsible for: (i) the safekeeping of any Collateral (except to the extent mandated by the UCC); (ii) any loss or damage thereto occurring or arising in any manner or fashion from any cause; (iii) any diminution in the value thereof; or (iv) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other person or entity whomsoever. All risk of loss, damage or destruction of the Collateral shall be borne

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by Borrower. Lender will have no responsibility for taking any steps to preserve rights against any parties respecting any Collateral. Lender’s powers hereunder are conferred solely to protect its interest in the Collateral and do not impose any duty to exercise any such powers. None of Lender or any of its officers, directors, employees, agents or counsel will be liable for any action lawfully taken or omitted to be taken hereunder or in connection herewith (excepting gross negligence or willful misconduct), nor under any circumstances have any liability to Borrower for lost profits or other special, indirect, punitive, or consequential damages. Lender retains any documents delivered by Borrower only for its purposes and for such period as Lender, at its sole discretion, may determine necessary, after which time Lender may destroy such records without notice to or consent from Borrower.

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10.3 Indemnification. Borrower shall, on an after tax basis, defend, indemnify, and hold Lender and each of its officers, directors, employees, counsel, partners, agents and attorneys-in-fact (each, an “Indemnified Person”) harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses or disbursements (including Lender’s Expenses and reasonable attorney’s fees and the allocated cost of in-house counsel) of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement and any other Loan Documents, or the transactions contemplated hereby and thereby, with respect to noncompliance with laws or regulations respecting Regulated Substances, government secrecy or technology export, or any Lien not created by Lender or right of another against any Collateral, even if the Collateral is foreclosed upon or sold pursuant hereto, and with respect to any investigation, litigation or proceeding before any agency, court or other governmental authority relating to this Agreement or the Advances or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the “Indemnified Liabilities”); provided, that Borrower shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities arising from the gross negligence or willful misconduct of such Indemnified Person. The obligations in this Section shall survive the Term. At the election of any Indemnified Person, Borrower shall defend such Indemnified Person using legal counsel satisfactory to such Indemnified Person, at the sole cost and expense of Borrower. All amounts owing under this Section shall be paid within 30 days after written demand.

11. NOTICES

All notices shall be in writing and personally delivered or sent by certified mail, postage prepaid, return receipt requested, or by confirmed facsimile, at the respective addresses set forth below:

If to Borrower:	If to Lender:

Fluidigm Corporation	Lighthouse Capital Partners V, LP
7100 Shoreline Court	500 Drake’s Landing Road
South San Francisco, California 94080	Greenbrae, California 94904
Attention: General Counsel, Director of Finance	Attention: Contract Administrator
FAX: (650)871-7152	FAX: (415)925-3387

12. GENERAL PROVISIONS

12.1 Successors and Assigns. This Agreement shall bind and inure to the benefit of the parties’ respective successors and permitted assigns. Borrower may not assign any rights hereunder without Lender’s prior written consent, which consent may be granted or withheld in Lender’s sole discretion. Lender shall have the right without the consent of or notice to Borrower to sell, transfer, negotiate, or grant participations in all or any part of any Loan Document, provided that Lender shall not sell, transfer, negotiate, or grant participations in all or any part of any Loan Document to any competitor of Borrower.

12.2 Time of Essence. Time is of the essence for the performance of all Obligations.

12.3 Severability of Provisions. Each provision hereof shall be severable from every other provision in determining its legal enforceability.

12.4 Entire Agreement. This Agreement and each of the other Loan Documents dated as of the date hereof, taken together, constitute and contain the entire agreement between Borrower and Lender with respect to their subject matter and supersede any and all prior agreements, negotiations, correspondence, understandings and communications between the parties, whether written or oral. This Agreement is the result of negotiations between and has been reviewed by the Borrower and Lender as of the date hereof and their respective counsel; accordingly, this Agreement shall be deemed to be the product of the parties hereto, and no ambiguity shall be construed in favor of or against Borrower or Lender. This Agreement may only be modified with the written consent of Lender. Any waiver or consent with respect to any provision of the Loan Documents shall be effective only in the

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specific instance and for the specific purpose for which it was given. No notice to or demand on Borrower in any one case shall entitle Borrower to any other or further notice or demand in similar or other circumstances.

12.5 Reliance by Lender. All covenants, agreements, representations and warranties made herein by Borrower shall, notwithstanding any investigation by Lender, be deemed to be material to and to have been relied upon by Lender.

12.6 No Set-Offs by Borrower. All sums payable by Borrower pursuant to this Agreement or any of the other Loan Documents shall be payable without notice or demand and shall be payable in United States Dollars without set-off or reduction of any manner whatsoever.

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12.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which, when taken together, shall constitute one and the same original instrument.

12.8 Survival. All covenants, representations and warranties made in this Agreement shall continue in full force and effect so long as any Obligations (other than inchoate indemnity obligations) remain outstanding.

12.9 No Original Issue Discount. Borrower and Lender acknowledge and agree that the Warrant is part of an investment unit within the meaning of Section 1273(c)(2) of the Internal Revenue Code, which includes the Loan. Borrower and Lender further agree as between them, that the fair market value of the Warrant is $100 and that, pursuant to Treas. Reg. § 1.1273-2(h), $100 of the issue price of the investment unit will be allocable to the Warrant and the balance shall be allocable to the Loans. Borrower and Lender agree to prepare their federal income tax returns in a manner consistent with the foregoing and, pursuant to Treas. Reg. § 1.1273, the original issue discount on the Loan shall be considered to be zero.

12.10 Relationship of Parties. The relationship between Borrower and Lender is, and at all times shall remain, solely that of a borrower and lender. Lender is not a partner or joint venturer of Borrower; nor shall Lender under any circumstances be deemed to be in a relationship of confidence or trust or have a fiduciary relationship with Borrower or any of its affiliates, or to owe any fiduciary duty to Borrower or any of its affiliates. Lender does not undertake or assume any responsibility or duty to Borrower or any of its affiliates to select, review, inspect, supervise, pass judgment upon or otherwise inform any of them of any matter in connection with its or their property, the Loans, any Collateral or the operations of Borrower or any of its affiliates. Borrower and each of its affiliates shall rely entirely on their own judgment with respect to such matters, and any review, inspection, supervision, exercise of judgment or supply of information undertaken or assumed by Lender in connection with such matters is solely for the protection of Lender and neither Borrower nor any affiliate is entitled to rely thereon.

12.11 Choice of Law and Venue; Jury Trial Waiver. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF BORROWER AND LENDER HEREBY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN THE CITY AND COUNTY OF SAN FRANCISCO, STATE OF CALIFORNIA. BORROWER AND LENDER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH PARTY FURTHER WAIVES ANY RIGHT TO CONSOLIDATE ANY ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED.

12.12 Termination. Upon the full, faithful and indefeasible payment and performance of all Obligations(other than inchoate indemnity obligations) and the termination of any commitment to extend credit under this Agreement, the security interest granted herein and under the other Loan Documents shall terminate and this Agreement and the other Loan Documents (other than the Warrant) shall terminate, except for any inchoate indemnity obligations under Section 10.3 of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

FLUIDIGM CORPORATION		LIGHTHOUSE CAPITAL PARTNERS V, L.P.
		By:	LIGHTHOUSE MANAGEMENT PARTNERS V, L.L.C.,
its general partner

By:	/s/ Gajus Worthington	By:	/s/ Thomas Conneely

Name:	Gajus Worthington	Name:	Thomas Conneely
Title:	PRESIDENT & CEO	Title:	Vice President

Exhibit A	Collateral Description

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Exhibit B	Form of Note
Exhibit C	Form of Preferred Stock Warrant
Exhibit D	Form of Notice of Borrowing
Exhibit E	Form of Incumbency Certificate
Exhibit F	Form of Officers Certificate
Exhibit G	ACH Authorization
Exhibit H	Form of Negative Pledge Agreement
Exhibit I	Control Agreement

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EXHIBIT A

COLLATERAL

This FINANCING STATEMENT and SECURITY AGREEMENT covers all of Debtor’s interests in all of the following types or items of property described on this Exhibit A (collectively, the “Collateral”), wherever located and whether now owned or hereafter acquired, and Debtor hereby grants Secured Party a security interest therein as collateral for the payment and performance of all present and future indebtedness, liabilities, guarantees and obligations of Debtor to Secured Party, howsoever arising. Debtor agrees that said security interest may be enforced by Secured Party in accordance with the terms of all security and other agreements between Secured Party and Debtor, the California Uniform Commercial Code, or both, and that this document shall be fully effective as a security agreement, even if there is no other security or other agreement between Secured Party or Debtor:

All assets of the Debtor; all personal property of Debtor;

All “accounts”, “general intangibles”, “chattel paper”, “contract rights”, “documents”, “instruments”, “deposit accounts”, “inventory”, “farm products”, “fixtures” and “equipment”, as such terms are defined in Division 9 of the California Uniform Commercial Code in effect on the date hereof;

All general intangibles of every kind, including without limitation, federal, state and local tax refunds and claims of all kinds; all rights as a licensee or any kind; all customer lists, telephone numbers, and purchase orders, and all rights to purchase, lease sell, or otherwise acquire or deal with real or personal property and all rights relating thereto;

All returned and repossessed goods and all rights as a seller of goods; all collateral securing any of the foregoing; all deposit accounts, special and general, whether on deposit with Secured Party or others;

All life and other insurance policies, claims in contract, tort or otherwise, and all judgments now or hereafter arising therefrom;

All right, title and interest of Debtor, and all of Debtor’s rights, remedies, security and liens, in, to and in respect of all accounts and other collateral, including, without limitation, rights of stoppage in transit, replevin, repossession and reclamation and other rights and remedies of an unpaid vendor, lienor or secured party, and all guarantees and other contracts of suretyship with respect to any accounts and other collateral, and all deposits and other security for any accounts and other collateral, and all credit and other insurance;

All notes, drafts, letters of credit, contract rights, and things in action; all drawings, specifications, blueprints and catalogs; and all raw materials, work in process, materials used or consumed in Debtor’s business, goods, finished goods, returned goods and all other goods and inventory of whatsoever land or nature, any and all wrapping, packaging, advertising and shipping materials, and all documents relating thereto, and all labels and other devices, names and marks affixed or to be affixed thereto for purposes of selling or identifying the same or the seller or manufacturer thereof;

All inventory wherever located; all present and future claims against any supplier of any of the foregoing, including claims for defective goods or overpayments to or undershipments by suppliers; all proceeds arising from the lease or rental of any of the foregoing;

All equipment and fixtures, including without limitation all machinery, machine tools, motors, controls, parts, vehicles, workstations, tools, dies, jigs, furniture, furnishings and fixtures; and all attachments, accessories, accessions and property now or hereafter affixed to or used in connection with any of the foregoing, and all substitutions and replacements for any of the foregoing; all warranty and other claims against any vendor or lessor of any of the foregoing;

All investment property;

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All books, records, ledger cards, computer data and programs and other property and general intangibles at any time evidencing or relating to any or all of the foregoing; and

All cash and non-cash products and proceeds of any of the foregoing, in whatever form, including proceeds in the form of inventory, equipment or any other form of personal property, including proceeds of proceeds and proceeds of insurance, and all claims by Debtor against third parties for loss or damage to, or destruction of, or otherwise relating to, any or all of the foregoing.

NOTICE — PURSUANT TO AN AGREEMENT BETWEEN DEBTOR AND SECURED PARTY, DEBTOR HAS AGREED NOT TO FURTHER ENCUMBER THE COLLATERAL DESCRIBED HEREIN (EXCEPT AS EXPRESSLY PERMITTED PURSUANT TO SUCH AGREEMENT), THE FURTHER ENCUMBERING OF WHICH MAY CONSTITUTE THE TORTIOUS INTERFERENCE

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WITH SECURED PARTY’S RIGHTS BY SUCH ENCUMBRANCER. IN THE EVENT THAT ANY ENTITY IS GRANTED A SECURITY INTEREST IN DEBTOR’S ACCOUNTS, CHATTEL PAPER, GENERAL INTANGIBLES OR OTHER ASSETS CONTRARY TO THE ABOVE, THE SECURED PARTY ASSERTS A CLAIM TO ANY PROCEEDS THEREOF RECEIVED BY SUCH ENTITY.

Notwithstanding any of the foregoing, this Financing Statement and Security Agreement does not cover any of Debtor’s interests in, and the Collateral shall not under any circumstance include, and no security interest is granted in, (i) any property that is subject to a Lien that is otherwise permitted pursuant to subsection (v) of the definition of “Permitted Liens” as defined in that certain Loan and Security Agreement, dated as of March 29, 2005, by and between Secured Party and Debtor, and Secured Party agrees to execute any instruments or documents necessary to evidence the intent of the foregoing, (ii) more than 65% of the issued and outstanding voting securities of any subsidiary of Debtor that is not incorporated or organized in the United States, or (iii) Debtor’s Intellectual Property, including, without limitation, any and all property of the Debtor that is subject to, listed in or otherwise described in the Negative Pledge Agreement dated March 29, 2005 between the Secured Party and the Debtor. “Intellectual Property” means, collectively, all rights, priorities and privileges of the Debtor relating to intellectual property, in any medium, of any kind or nature whatsoever, now or hereafter owned or acquired or received by Debtor, or in which Debtor now holds or hereafter acquires or receives any right or interest, whether arising under United States, multinational or foreign laws or otherwise, and shall include, in any event, all copyrights, copyright licenses, patents, patent licenses, trademarks, trademark licenses, trade secrets, internet domain names (including any right related to the registration thereof), proprietary or confidential information, mask works, sources object or other programming codes, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge, know-how, software, data base, data, skill, expertise, recipe, experience, process, models, drawings, materials or records. Notwithstanding the foregoing, Intellectual Property as defined above does not include proceeds or other revenue consisting of accounts, accounts receivable, royalties, licensing fees, or payment intangibles obtained or owed from or on account of the licensing or other exploitation or disposition of Intellectual Property, none of which are excluded, and all of which are included as collateral in the security interest granted by Debtor to Secured Party.

“DEBTOR”	“SECURED PARTY”

FLUIDIGM CORPORATION, a California corporation	LIGHTHOUSE CAPITAL PARTNERS V, L.P.
	BY:	LIGHTHOUSE MANAGEMENT PARTNERS V, L.L.C.,
its general partner

By:

Name:	By:

Title:	Name:

Title:

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EXHIBIT B

[            ]

SECURED PROMISSORY NOTE

This SECURED PROMISSORY NOTE (this “Note”) is made                     , 200    , by FLUIDIGM CORPORATION ( “Borrower”) in favor of LIGHTHOUSE CAPITAL PARTNERS V, L.P. (collectively with its assigns, “Lender”). Initially capitalized terms used and not otherwise defined herein are defined in that certain Loan and Security Agreement No. 4561 between Borrower and Lender dated March 29, 2005 (the “Loan Agreement”).

FOR VALUE RECEIVED, Borrower promises to pay in lawful money of the United States, to the order of Lender, at 500 Drake’s Landing Road, Greenbrae, California 94904, or such other place as Lender may from time to time designate (“Lender’s Office”), the principal sum of $             (the “Advance”), including interest on the unpaid balance and all other amounts due or to become due hereunder according to the terms hereof and of the Loan Agreement.

“Basic Rate” means a variable per annum rate of interest equal to the Index plus the Interest Margin which shall be subject to adjustment as provided herein. On and after the Loan Commencement Date the Basic Rate shall be fixed and not subject to any further adjustments.

“Final Payment” means 9% of the Advance.

“Index” means the prevailing variable Prime Rate of annual interest as quoted from time to time in the western edition of the Wall Street Journal.

“Interest Margin” means 2.5% per annum.

“Loan Commencement Date” means March 1, 2006.

“Maturity Date” means the last day of the Repayment Period, or if earlier, the date of prepayment under the Note.

“Payment Date” means the first day of each calendar month.

“Prepayment Fee” means (i) if prepaid in the calendar year 2006, 3% of the outstanding principal amount being prepaid; (ii) if prepaid in the calendar year 2007, 2% of the outstanding principal amount being prepaid; and (iii) if prepaid in the calendar year 2008 or 2009, 1% of the outstanding principal amount being prepaid.

“Repayment Period” means the period beginning on the Loan Commencement Date and continuing for 36 calendar months.

1. Repayment. Borrower shall pay principal and interest due hereunder from the Funding Date, until this Note is paid in full, on each Payment Date pursuant to the terms of the Loan Agreement and this Note. Prior to the Loan Commencement Date, Borrower shall pay to Lender, monthly in advance on each Payment Date, interest calculated using the Basic Rate prevailing on the first business day of such calendar month. Beginning on the Loan Commencement Date and on each Payment Date thereafter during the Repayment Period, Borrower shall make equal installments of principal and interest in advance, calculated at the Basic Rate. On the Maturity Date, Borrower shall pay, in addition to all unpaid principal and interest outstanding hereunder, the Final Payment.

2. Interest. Interest not paid when due will, to the maximum extent permitted under applicable law, become part of principal, at Lender’s option, and thereafter bear like interest as principal. Interest shall be computed on the basis of a 360 day year. All

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Obligations not paid when due shall bear interest at the Default Rate unless waived in writing by Lender. All amounts paid hereunder will be applied to the Obligations in Lender’s discretion and as provided in the Loan Agreement.

3. Voluntary Prepayment. Borrower may prepay the Note if and only if Borrower pays to Lender (i) the outstanding principal amount of this Note and any unpaid accrued interest (ii) the Final Payment, (iv) the Prepayment Fee, and (v) all other sums, if any, that shall have become due and payable hereunder with respect to this Note.

4. Collateral. This Note is secured by the Collateral.

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Confidential Treatment Requested by Fluidigm Corporation

5. Waivers. Borrower, and all guarantors and endorsers of this Note, regardless of the time, order or place of signing, hereby waive notice, demand, presentment, protest, and notices of every kind, presentment for the purpose of accelerating maturity, diligence in collection to the fullest extent permitted by law.

6. Choice of Law; Venue. THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF BORROWER AND LENDER HEREBY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN THE CITY AND COUNTY OF SAN FRANCISCO, STATE OF CALIFORNIA. BORROWER AND LENDER EACH HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS NOTE. EACH PARTY FURTHER WAIVES ANY RIGHT TO CONSOLIDATE ANY ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED.

7. Miscellaneous. The Note MAY BE MODIFIED ONLY BY A WRITING SIGNED BY BORROWER AND LENDER. Each provision hereof is severable from every other provision hereof and of the Loan Agreement when determining its legal enforceability. Sections and subsections are titled for convenience, and not for construction. “Hereof,” “herein,” “hereunder,” and similar words refer to this Note in its entirety. “Or” is not necessarily’ exclusive. “Including” is not limiting. The terms and conditions hereof inure to the benefit of and are binding upon the parties’ respective permitted successors and assigns. This Note is subject to all the terms and conditions of the Loan Agreement.

IN WITNESS WHEREOF, Borrower has caused this Note to be executed by a duly authorized officer as of the day and year first above written.

FLUIDIGM CORPORATION

By:

Name:

Title:

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EXHIBIT C

WARRANTS

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NEITHER THIS WARRANT NOR THE SHARES OF CAPITAL STOCK ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED UNLESS SUCH SALE OR TRANSFER IS IN ACCORDANCE WITH THE REGISTRATION REQUIREMENTS OF SUCH ACT AND APPLICABLE LAWS OR THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL, REASONABLY ACCEPTABLE TO THE COMPANY, TO THE EFFECT THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND APPLICABLE LAWS.

PREFERRED STOCK PURCHASE WARRANT

Warrant No.	Number of Shares: initially, 185,714
Series D Preferred Stock
subject to increase as set forth below

FLUIDIGM CORPORATION

Effective as of March 29, 2005

Void after March 29, 2012

1. Issuance. This Preferred Stock Purchase Warrant (the “Warrant”) is issued to LIGHTHOUSE CAPITAL PARTNERS V, L.P. by FLUIDIGM CORPORATION, a California corporation (hereinafter with its successors called the “Company”).

2. Purchase Price; Number of Shares.

(a) The registered holder of this Warrant (the “Holder”), commencing on the date hereof, is entitled upon surrender of this Warrant with the subscription form annexed hereto duly executed, at the principal office of the Company, to purchase from the Company, at a price per share of $2.80 (the “Purchase Price”), 185,714 fully paid and nonassessable shares of the Company’s Series D Preferred Stock, (the “Exercise Quantity”), $0.001 par value (the “Preferred Stock”).

(b) On the Commitment Termination Date, the Exercise Quantity shall automatically be increased by such additional number of shares (rounded to the nearest whole share) of Series D Preferred Stock, if any, as is equal to the amount determined by dividing (A) 4% of the Aggregate Advances under the Loan Agreement, if any, by (B) the Purchase Price

In addition to other terms which may be defined herein, the following terms, as used in this Warrant, shall have the following meanings:

(i)	“Aggregate Advances” means the aggregate original dollar amount of all Advances made under the Loan Agreement, whether such Advances are outstanding or prepaid, at the time of any scheduled adjustment to the Exercise Quantity.

(ii)	“Loan Agreement” means that certain Loan and Security Agreement No. 4561 dated March 29, 2005 between the Company and Lighthouse Capital Partners V, L.P..

Any capitalized term not defined herein shall have the meaning as set forth in the Loan Agreement.

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Confidential Treatment Requested by Fluidigm Corporation

Until such time as this Warrant is exercised in full or expires, the Purchase Price and the securities issuable upon exercise of this Warrant are subject to adjustment as hereinafter provided. The person or persons in whose name or names any certificate representing shares of Preferred Stock is issued hereunder shall be deemed to have become the holder of record of the shares represented thereby as at the close of business on the date this Warrant is exercised with respect to such shares, whether or not the transfer books of the Company shall be closed.

3. Payment of Purchase Price. The Purchase Price may be paid (i) in cash or by check, (ii) by the surrender by the Holder to the Company of any promissory notes or other obligations issued by the Company, with all such notes and obligations so surrendered being credited against the Purchase Price in an amount equal to the principal amount thereof plus accrued interest to the date of surrender, or (iii) by any combination of the foregoing.

4. Net Issue Election. The Holder may elect to receive, without the payment by the Holder of any additional consideration, shares of Preferred Stock equal to the value of this Warrant or any portion hereof by the surrender of this Warrant or such portion to the Company, with the net issue election notice annexed hereto duly executed, at the principal office of the Company. Thereupon, the Company shall issue to the Holder such number of fully paid and nonassessable shares of Preferred Stock as is computed using the following formula:

X=	Y(A-B)
A

where:	X =	the number of shares of Preferred Stock to be issued to the Holder pursuant to this Section 4.

	Y =	the number of shares of Preferred Stock covered by this Warrant in respect of which the net issue election is made pursuant to this Section 4.

	A =	the Fair Market Value (defined below) of one share of Preferred Stock, as determined at the time the net issue election is made pursuant to this Section 4.

	B =	the Purchase Price in effect under this Warrant at the time the net issue election is made pursuant to this Section 4.

“Fair Market Value” of a share of Preferred Stock (or fully paid and nonassessable shares of the Company’s common stock, $0.001 par value (the “Common Stock”) if the Preferred Stock has been automatically converted into Common Stock) as of the date that the net issue election is made (the “Determination Date”) shall mean:

(i) If the net issue election is made in connection with and contingent upon the closing of the sale of the Company’s Common Stock to the public in a public offering pursuant to a Registration Statement under the Securities Act of 1933, as amended (a “Public Offering”), and if the Company’s Registration Statement relating to such Public Offering (“Registration Statement”) has been declared effective by the Securities and Exchange Commission, then the initial “Price to Public” specified in the final prospectus with respect to such offering multiplied by the number of shares of Common Stock into which each share of Preferred Stock is then convertible.

(ii) If the net issue election is not made in connection with and contingent upon a Public Offering, then as follows:

(a) If traded on a securities exchange or the Nasdaq National Market, the fair market value of the Common Stock shall be deemed to be the average of the closing or last reported sale prices of the Common Stock on such exchange or market over the five day period ending five trading days prior to the Determination Date, and the fair market value of the Preferred Stock shall be deemed to be such fair market value of the Common Stock multiplied by the number of shares of Common Stock into which each share of Preferred Stock is then convertible;

2.

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Confidential Treatment Requested by Fluidigm Corporation

(b) If otherwise traded in an over-the-counter market, the fair market value of the Common Stock shall be deemed to be the average of the closing ask prices of the Common Stock over the five day period ending five trading days prior to the Determination Date, and the fair market value of the Preferred Stock shall be deemed to be such fair market value of the Common Stock multiplied by the number of shares of Common Stock into which each share of Preferred Stock is then convertible; and

(c) If there is no public market for the Common Stock, then fair market value shall be determined in good faith by the Company’s Board of Directors.

5. Partial Exercise. This Warrant may be exercised in part, and the Holder shall be entitled to receive a new warrant, which shall be dated as of the date of this Warrant, covering the number of shares in respect of which this Warrant shall not have been exercised.

6. Fractional Shares. In no event shall any fractional share of Preferred Stock be issued upon any exercise of this Warrant. If, upon exercise of this Warrant in its entirety, the Holder would, except as provided in this Section 6, be entitled to receive a fractional share of Preferred Stock, then the Company shall issue the next higher number of full shares of Preferred Stock, issuing a full share with respect to such fractional share.

7. Expiration Date; Automatic Exercise. This Warrant shall expire at the close of business on March 29, 2012, and shall be void thereafter (the “Expiration Date”). Notwithstanding the term of this Warrant fixed pursuant to this Section 7, and provided Holder has received advance written notice of at least twenty (20) days and has not earlier exercised this Warrant, and provided this Warrant has not been assumed by the successor entity (or parent thereof), upon the consummation of a Merger (as defined below), this Warrant shall automatically be exercised pursuant to Section 4 hereof, without any action by Holder. “Merger” means: (i) a sale of all or substantially all of the Company’s assets to an Unaffiliated Entity (as defined below), or (ii) the merger, consolidation or acquisition of the Company with, into or by an Unaffiliated Entity (other than a merger or consolidation for the principle purpose of changing the domicile of the Company or a bona fide round of preferred stock equity financing), that results in the Company’s shareholders immediately prior to such merger, consolidation, or acquisition holding, immediately thereafter, less than a majority of the outstanding voting securities of the successor corporation or its parent. “Unaffiliated Entity” means any entity that is owned or controlled by parties who own less than twenty percent (20%) of the combined voting power of the voting securities of the Company immediately prior to such merger or sale of assets, consolidation or acquisition. Notwithstanding the foregoing, in the event that any outstanding warrants to purchase equity securities of the Company (it being acknowledged and agreed that options to acquire common stock issued to officers, directors, employees and consultants shall not be deemed “warrants”) are assumed by the successor entity of a Merger (or parent thereof), this Warrant shall also be similarly assumed and the automatic exercise provision in this Section 7 shall have no effect. The Company agrees to give the Holder written notice promptly after it has entered into a definitive agreement relating to any proposed Merger and written notice of termination of any definitive agreement relating to any proposed Merger. Notwithstanding anything to the contrary in this Warrant, (i) the Holder may expressly make any voluntary exercise of this Warrant contingent on, and effective immediately prior to, the consummation of such Merger and (ii) any automatic exercise of this Warrant in connection with a Merger shall be conditioned on consummation of such Merger and shall be effective immediately prior thereto.

8. Reserved Shares; Valid Issuance. The Company covenants that it will at all times from and after the date hereof reserve and keep available such number of its authorized shares of Preferred Stock and Common Stock free from all preemptive or similar rights therein, as will be sufficient to permit, respectively, the exercise of this Warrant in full and the conversion into shares of Common Stock of all shares of Preferred Stock receivable upon such exercise. The Company further covenants that such shares as may be issued pursuant to such exercise and/or conversion will, upon issuance, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof.

9. Stock Splits and Dividends. If after the date hereof the Company shall subdivide the Preferred Stock, by split-up or otherwise, or combine the Preferred Stock, or issue additional shares of Preferred Stock in payment of a stock dividend on the Preferred Stock, the number of shares of Preferred Stock issuable on the exercise

3.

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Confidential Treatment Requested by Fluidigm Corporation

of this Warrant shall forthwith be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination, and the Purchase Price shall forthwith be proportionately decreased in the case of a subdivision or stock dividend, or proportionately increased in the case of a combination.

10. Adjustments for Diluting Issuances. The antidilution rights applicable to the Series D Preferred Stock of the Company are set forth in the Amended and Restated Articles of Incorporation, as amended from time to time (the “Articles”), a true and complete copy in its current form which has been made available to Holder. Such rights shall not be restated, amended or modified in any manner which affects the Holder differently than the holders of outstanding Series D Preferred Stock without such Holder’s prior written consent. The Company shall provide the Holder hereof with any restatement, amendment or modification to the Articles promptly after the same has been made.

11. Mergers and Reclassifications. (a) Except as set forth in Section 7, If after the date hereof the Company shall enter into any Reorganization (as hereinafter defined), then, as a condition of such Reorganization, lawful provisions shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to the Holder, so that the Holder shall thereafter have the right to purchase, at a total price not to exceed that payable upon the exercise of this Warrant in full, the kind and amount of shares of stock and other securities and property receivable upon such Reorganization by a holder of the number of shares of Preferred Stock which might have been purchased by the Holder immediately prior to such Reorganization, and in any such case appropriate provisions shall be made with respect to the rights and interest of the Holder to the end that the provisions hereof (including without limitation, provisions for the adjustment of the Purchase Price and the number of shares issuable hereunder and the provisions relating to the net issue election) shall thereafter be applicable in relation to any shares of stock or other securities and property thereafter deliverable upon exercise hereof. For the purposes of this Section 11, the term “Reorganization” shall include without limitation any reclassification, capital reorganization or change of the Preferred Stock (other than as a result of a subdivision, combination or stock dividend provided for in Section 9 hereof), or any consolidation of the Company with, or merger of the Company into, another corporation or other business organization (other than a merger in which the Company is the surviving corporation and which does not result in any reclassification or change of the outstanding Preferred Stock), or any sale or conveyance to another corporation or other business organization of all or substantially all of the assets of the Company.

(b) Notwithstanding any other provision of this Warrant, in the event of an automatic conversion of the Company’s outstanding Series D Preferred Stock into Common Stock in accordance with the Company’s Articles, as in effect from time to time, this Warrant shall thereafter represent the right to acquire for the aggregate Purchase Price (as then in effect) the number of shares of Common Stock into which the number of shares of Preferred Stock issuable upon exercise of this Warrant would have then been convertible.

12. Certificate of Adjustment. Whenever the Purchase Price is adjusted, as herein provided, the Company shall promptly deliver to the Holder a certificate of the Company’s chief financial officer (or other appropriate officer) setting forth the Purchase Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

13. Notices of Record Date, Etc. In the event of:

(a) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase, sell or otherwise acquire or dispose of any shares of stock of any class or any other securities or property, or to receive any other right;

(b) any reclassification of the capital stock of the Company, capital reorganization of the Company, consolidation or merger involving the Company, or sale or conveyance of all or substantially all of its assets; or

(c) any voluntary or involuntary dissolution, liquidation or winding-up of the Company;

4.

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Confidential Treatment Requested by Fluidigm Corporation

then in each such event the Company will provide or cause to be provided to the Holder a written notice thereof. Such notice shall be provided at least twenty (20) business days prior to the date specified in such notice on which any such action is to be taken.

14. Representations, Warranties and Covenants. This Warrant is issued and delivered by the Company and accepted by each Holder on the basis of the following representations, warranties and covenants made by the Company:

(a) The Company has all necessary corporate power and authority to issue, execute and deliver this Warrant and to perform its obligations hereunder. This Warrant has been duly authorized issued, executed and delivered by the Company and is the valid and binding obligation of the Company, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy or similar laws relating to the enforcement of creditors’ rights generally.

(b) The shares of Preferred Stock issuable upon the exercise of this Warrant have been duly authorized and reserved for issuance by the Company and, when issued in accordance with the terms hereof, will be validly issued, fully paid and nonassessable.

(c) The issuance, execution and delivery of this Warrant do not, and the issuance of the shares of Preferred Stock upon the exercise of this Warrant in accordance with the terms hereof will not, (i) violate or contravene the Company’s Articles or by-laws, or any law, statute, regulation, rule, judgment or order applicable to the Company, (ii) violate, contravene or result in a breach or default under any contract, agreement or instrument to which the Company is a party or by which the Company or any of its assets are bound or (iii) require the consent or approval of or the filing of any notice or registration with any person or entity (other than such notices or filings as may be required under applicable securities laws).

(d) As long as this Warrant is, or any shares of Preferred Stock issued upon exercise of this Warrant or any shares of Common Stock issued upon conversion of such shares of Preferred Stock are, issued and outstanding, the Company will provide to the Holder the financial and other information described in that certain Loan and Security Agreement No. 4561 between the Company and Lighthouse Capital Partners V, L.P. dated as of March 29, 2005.

(e) As of the date hereof, the authorized capital stock of the Company consists of (i) 65,500,000 shares of Common Stock, of which 8,909,357 shares are issued and outstanding and 185,714 shares are reserved for issuance upon the exercise of this Warrant with respect to Common Stock and the conversion of the Preferred Stock into Common Stock if this Warrant is exercised with respect to Preferred Stock, (ii) 2,727,273 shares of Series A Preferred Stock, of which 2,727,273 are issued and outstanding shares, (iii) 6,460,675 shares of Series B Preferred Stock, of which 6,460,675 are issued and outstanding shares, (iv) 20,551,163 shares of Series C Preferred Stock, of which 16,364,832 are issued and outstanding shares, and (v) 13,887,716 shares of Series D Preferred Stock, of which 7,292,127 are issued and outstanding shares. Company has delivered a capitalization table to Holder summarizing the capitalization of the Company. At the request of Holder, not more than once per calendar quarter, the Company will provide Holder with a current capitalization table indicating changes, if any, to the number of outstanding shares of common stock and preferred stock.

15. Registration Rights. The Company grants to the Holder all the rights of a “Holder” [and an “Investor”] under the Company’s Amended and Restated Investors’ Rights Agreement dated as of December 18, 2003 (the “Rights Agreement”), including, without limitation, the registration rights contained therein, and agrees to amend the Rights Agreement so that (i) the shares of Common Stock issuable upon conversion of the shares of Preferred Stock issuable upon exercise of this Warrant shall be “Registrable Securities,” and (ii) the Holder shall be a “Holder” [and an “Investor”] for all purposes of such Rights Agreement.

16. Amendment. The terms of this Warrant may be amended, modified or waived only with the written consent of the Holder and the Company.

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Confidential Treatment Requested by Fluidigm Corporation

17. Representations and Covenants of the Holder. This Warrant has been entered into by the Company in reliance upon the following representations and covenants of the Holder, which by its execution hereof the Holder hereby confirms:

(a) Investment Purpose. The right to acquire Preferred Stock or the Preferred Stock issuable upon exercise of the Holder’s rights contained herein will be acquired for investment and not with a view to the sale or distribution of any part thereof, and the Holder has no present intention of selling or engaging in any public distribution of the same except pursuant to a registration or exemption.

(b) Accredited Investor. Holder is an “accredited investor” within the meaning of Rule 501 of Regulation D, promulgated under the 1933 Act as presently in effect.

(c) Private Issue. The Holder understands (i) that neither the issuance of this Warrant nor the issuance of any shares of the Company’s capital stock issuable upon exercise of the Holder’s rights contained herein has been registered under the 1933 Act or qualified under applicable state securities laws on the ground that the issuances contemplated by this Warrant will be exempt from the registration and qualifications requirements thereof, and (ii) that the Company’s reliance on such exemption is predicated on the representations of the Holderset forth in this Section 17.

(d) Financial Risk. The Holder has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment and has the ability to bear the economic risks of its investment.

18. Notices, Transfers, Etc.

(a) Any notice or written communication required or permitted to be given to the Holder may be given by certified mail or delivered to the Holder at the address most recently provided by the Holder to the Company.

(b) Subject to compliance with applicable federal and state securities laws, this Warrant may be transferred by the Holder with respect to any or all of the shares purchasable hereunder. Upon surrender of this Warrant to the Company, together with the assignment notice annexed hereto duly executed, for transfer of this Warrant as an entirety by the Holder, the Company shall issue a new warrant of the same denomination to the assignee. Upon surrender of this Warrant to the Company, together with the assignment hereof properly endorsed, by the Holder for transfer with respect to a portion of the shares of Preferred Stock purchasable hereunder, the Company shall issue a new warrant to the assignee, in such denomination as shall be requested by the Holder hereof, and shall issue to such Holder a new warrant covering the number of shares in respect of which this Warrant shall not have been transferred.

(c) In case this Warrant shall be mutilated, lost, stolen or destroyed, the Company shall issue a new warrant of like tenor and denomination and deliver the same (i) in exchange and substitution for and upon surrender and cancellation of any mutilated Warrant, or (ii) in lieu of any Warrant lost, stolen or destroyed, upon receipt of an affidavit of the Holder or other evidence reasonably satisfactory to the Company of the loss, theft or destruction of such Warrant.

19. No Impairment. The Company will not, by amendment of its Articles or through any reclassification, capital reorganization, consolidation, merger, sale or conveyance of assets, dissolution, liquidation, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance of performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder. In no event shall any reclassification, capital reorganization, consolidation, merger, sale or conveyance of assets, dissolution, liquidation, issue or sale of securities or any other transaction be deemed an “impairment” for purposes of this Section 18 if the shares of the Company’s capital stock issuable upon exercise of this Warrant are affected thereby in the same manner as outstanding shares of such capital stock.

6.

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Confidential Treatment Requested by Fluidigm Corporation

20. Governing Law. The provisions and terms of this Warrant shall be governed by and construed in accordance with the internal laws of the State of California without giving effect to its principles regarding conflicts of laws.

21. Successors and Assigns. This Warrant shall be binding upon the Company’s successors and assigns and shall inure to the benefit of the Holder’s successors, legal representatives and permitted assigns.

22. Business Days. If the last or appointed day for the taking of any action required or the expiration of any rights granted herein shall be a Saturday or Sunday or a legal holiday in California, then such action may be taken or right may be exercised on the next succeeding day which is not a Saturday or Sunday or such a legal holiday.

23. Value. The Company and the Holder agree that the value of this Warrant on the date of grant is $100.

FLUIDIGM CORPORATION

By:

Name:

Title:

7.

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Confidential Treatment Requested by Fluidigm Corporation

Subscription

To:

Date:

The undersigned hereby subscribes for              shares of Preferred Stock covered by this Warrant. The certificate(s) for such shares shall be issued in the name of the undersigned or as otherwise indicated below:

Signature

Name for Registration

Mailing Address

1.

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Net Issue Election Notice

To:	Date:

The undersigned hereby elects under Section 4 to surrender the right to purchase shares of Preferred Stock pursuant to this Warrant. The certificate(s) for such shares issuable upon such net issue election shall be issued in the name of the undersigned or as otherwise indicated below:

Signature

Name for Registration

Mailing Address

1.

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Assignment

For value received                                                                                                        hereby sells, assigns and transfers unto

[Please print or typewrite name and address of Assignee]

the within Warrant, and does hereby irrevocably constitute and appoint its attorney to transfer the within Warrant on the books of the within named Company with full power of substitution on the premises.

Dated:

Signature

Name for Registration

In the Presence of:

1.

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Confidential Treatment Requested by Fluidigm Corporation

EXHIBIT A

Amended and Restated Certificate of Incorporation

See attached pages.

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Confidential Treatment Requested by Fluidigm Corporation

EXHIBIT A

Amended and Restated Articles of Incorporation

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Confidential Treatment Requested by Fluidigm Corporation

AMENDED AND RESTATED

ARTICLES OF INCORPORATION OF

FLUIDIGM CORPORATION

Gajus V. Worthington and William Smith certify that:

1. They are the President and Secretary, respectively, of Fluidigm Corporation, a California corporation (the “Corporation”).

2. The Articles of Incorporation of the Corporation are amended and restated in full to read as set forth in EXHIBIT A attached hereto and incorporated by reference as if fully set forth herein.

3. Said Amended and Restated Articles of Incorporation have been duly approved by the Corporation’s Board of Directors.

4. Said Amended and Restated Articles of Incorporation have been duly approved by the required vote of shareholders in accordance with Sections 902 and 903 of the Corporations Code. The total number of outstanding shares of the corporation is 7,753,917 shares of Common Stock, 2,727,273 shares of Series A Preferred Stock, 6,460,675 shares of Series B Preferred Stock and 14,315,608 shares of Series C Preferred Stock. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50% of the outstanding Common Stock, voting as a single class, more than 66 2/3% of the outstanding Series C Preferred Stock, voting as a single class, more than 66 2/3% of the outstanding Preferred Stock voting as a single class and more than 50% of the outstanding Common Stock and Preferred Stock, voting together as a single class.

I further declare under penalty of perjury that the matters set forth in the foregoing certificate are true and correct of my own knowledge.

Executed at Palo Alto, California, this      day of October, 2002.

Gajus V. Worthington

President

William Smith

Secretary

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Confidential Treatment Requested by Fluidigm Corporation

Exhibit A

AMENDED AND RESTATED

ARTICLES OF INCORPORATION OF

FLUIDIGM CORPORATION

ARTICLE I

The name of the corporation is Fluidigm Corporation.

ARTICLE II

The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated under the California Corporations Code.

ARTICLE III

The total number of shares of stock that the corporation shall have authority to issue is Seventy-Four Million Three Hundred Ninety Thousand Two Hundred Seventy-Four (74,390,274), consisting of Forty-Four Million Six Hundred Fifty-One Thousand One Hundred Sixty-Three (44,651,163) shares of Common Stock, $0.001 par value per share, and Twenty-Nine Million Seven Hundred Thirty-Nine Thousand One Hundred Eleven (29,739,111) shares of Preferred Stock, $0.001 par value per share. The first series of Preferred Stock shall be designated “Series A Preferred Stock” and shall consist of Two Million Seven Hundred Twenty–Seven Thousand Two Hundred Seventy–Three (2,727,273) shares. The second series of Preferred Stock shall be designated “Series B Preferred Stock” and shall consist of Six Million Four Hundred Sixty Thousand Six Hundred Seventy-Five (6,460,675) shares. The third series of Preferred Stock shall be designated “Series C Preferred Stock” and shall consist of Twenty Million Five Hundred Fifty-One Thousand One Hundred Sixty-Three (20,551,163) shares.

ARTICLE IV

The terms and provisions of the Common Stock and Preferred Stock are as follows:

1. Definitions. For purposes of this Article IV, the following definitions shall apply:

(a) “Conversion Price” shall mean $1.10 per share for the Series A Preferred Stock, $1.78 per share for the Series B Preferred Stock and $2.58 per share for the Series C Preferred Stock (each subject to adjustment from time to time as set forth elsewhere herein).

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Confidential Treatment Requested by Fluidigm Corporation

(b) “Convertible Securities” shall mean any evidences of indebtedness, shares or other securities (other than shares of Preferred Stock) convertible into or exchangeable for Common Stock.

(c) “Corporation” shall mean Fluidigm Corporation.

(d) “Dividend Rate” shall mean an annual rate of $0.11 per share for the Series A Preferred Stock, an annual rate of $0.18 for the Series B Preferred Stock and an annual rate of $0.26 per share for the Series C Preferred Stock (each subject to adjustment from time to time as set forth elsewhere herein).

(e) “Liquidation Preference” shall mean $1.10 per share for the Series A Preferred Stock, $1.78 per share for the Series B Preferred Stock and $2.58 per share for the Series C Preferred Stock (each subject to adjustment from time to time as set forth elsewhere herein).

(f) “Options” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.

(g) “Original Issue Price” shall mean $1.10 per share for the Series A Preferred Stock, $1.78 for the Series B Preferred Stock and $2.58 per share for the Series C Preferred Stock (each subject to adjustment from time to time as set forth elsewhere herein).

(h) “Preferred Stock” shall mean the Series A Preferred Stock, Series B Preferred Stock and the Series C Preferred Stock.

2. Dividends.

(a) Series C Preferred Stock. The holders of outstanding shares of Series C Preferred Stock shall be entitled to receive dividends, when and as declared by the Board of Directors, out of any assets at the time legally available therefor, at the Dividend Rate specified for such shares of Preferred Stock payable in preference and priority to any declaration or payment of any distribution on Series A Preferred Stock, Series B Preferred Stock or Common Stock (collectively, the “Junior Stock”) of the Corporation other than a dividend payable solely in Common Stock. No distributions shall be made with respect to the Junior Stock during any fiscal year of the Corporation, other than dividends on the Common Stock payable solely in Common Stock, until all declared dividends on the Series C Preferred Stock have been paid or set apart for payment to the Series C Preferred Stock holders. The right to receive dividends on shares of Series C Preferred Stock shall not be cumulative, and no right to such dividends shall accrue to holders of Series C Preferred Stock by reason of the fact that dividends on said shares are not declared or paid in any year.

(b) Series A Preferred Stock and Series B Preferred Stock. The holders of outstanding shares of Series A Preferred Stock and Series B Preferred Stock shall be entitled to receive dividends, when and as declared by the Board of Directors, out of any assets at the time legally available therefor, at the Dividend Rate specified for such shares of Preferred Stock payable in preference and priority to any declaration or payment of any distribution on Common Stock of the Corporation other than a dividend payable solely in Common Stock. No distributions shall be made

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with respect to the Common Stock, other than dividends payable solely in Common Stock, until all declared dividends on the Preferred Stock have been paid or set apart for payment to the Preferred Stock holders. Payment of any dividends to the holders of the Series A Preferred Stock and Series B Preferred Stock shall be on a pro-rata, pari passu basis in proportion to the Dividend Rates for the Series A Preferred Stock and Series B Preferred Stock, as applicable. The right to receive dividends on shares of Series A Preferred Stock and Series B Preferred Stock shall not be cumulative, and no right to such dividends shall accrue to holders of Series A Preferred Stock or Series B Preferred Stock by reason of the fact that dividends on said shares are not declared or paid in any year.

(c) Distribution. For purposes of this Section 2, unless the context otherwise requires, a “distribution” shall mean the transfer of cash or other property without consideration whether by way of dividend or otherwise, payable other than in Common Stock, or the purchase or redemption of shares of the Corporation other than (i) repurchase of shares of Common Stock issued to or held by employees, consultants, officers and directors of the Corporation or its subsidiaries upon termination of their employment or services pursuant to agreements providing for the right of said repurchase and at the original purchase price paid by such employees, consultants, officers and directors; and (ii) repurchase of Common Stock issued to or held by employees, officers, directors or consultants of the Corporation or its subsidiaries pursuant to rights of first refusal contained in agreements providing for such rights, provided that such repurchase is unanimously approved by the Board of Directors; and (iii) any other repurchase or redemption of capital stock of the corporation unanimously approved by the Board of Directors and approved by the holders of the majority of the Common Stock and the holders of more than two-thirds (2/3) of the outstanding shares of the Preferred Stock, voting as separate classes.

(d) Common Stock. Dividends may be paid on the Common Stock as and when declared by the Board of Directors, subject to the prior dividend rights of the Preferred Stock and Section 6 below.

(e) Non-Cash Distributions. Whenever a distribution provided for in this Section 2 shall be payable in property other than cash, the value of such distribution shall be deemed to be the fair market value of such property as determined in good faith by the Board of Directors.

(f) Consent to Certain Repurchases. As authorized by Section 402.5(c) of the California Corporations Code, Sections 502, 503 and 506 of the California Corporations Code shall not apply with respect to payments made by the Corporation in connection with (i) repurchase of shares of Common Stock issued to or held by employees, consultants, officers and directors of the Corporation or its subsidiaries upon termination of their employment or services pursuant to agreements providing for the right of said repurchase and at the original purchase price paid by such employees, consultants, officers and directors, and (ii) repurchase of Common Stock issued to or held by employees, officers, directors or consultants of the Corporation or its subsidiaries pursuant to rights of first refusal contained in agreements providing for such rights, provided that such repurchase is unanimously approved by the Board of Directors, and (iii) any other repurchase or redemption of capital stock of the Corporation unanimously approved by the Board of Directors and approved by the holders of more than two-thirds (2/3) of the outstanding shares of the Preferred Stock voting together as a single class.

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3. Liquidation Rights.

(a) Series C Liquidation Preference. In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the holders of the Series C Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Corporation to the holders of the Common Stock, the Series A Preferred Stock and the Series B Preferred Stock by reason of their ownership of such stock, an amount per share for each share of Series C Preferred Stock held by them equal to the sum of (i) the Liquidation Preference for such shares and (ii) all declared and unpaid dividends on such share of Series C Preferred Stock. If upon the liquidation, dissolution or winding up of the Corporation, the assets of the Corporation legally available for distribution to the holders of the Series C Preferred Stock are insufficient to permit the payment to such holders of the full amounts specified in this Section 3(a), then the entire assets of the Corporation legally available for distribution shall be distributed with equal priority and pro rata among the holders of the Series C Preferred Stock in proportion to the full amounts they would otherwise be entitled to receive pursuant to this Section 3(a).

(b) Series B Liquidation Preference. After the payment to the holders of Series C Preferred Stock of the full amounts specified in Section 3(a) above, the holders of the Series B Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the remaining assets of the Corporation to the holders of the Common Stock and the Series A Preferred Stock by reason of their ownership of such stock, an amount per share for each share of Series B Preferred Stock held by them equal to the sum of (i) the Liquidation Preference for such shares and (ii) all declared and unpaid dividends on such share of Series B Preferred Stock. If the remaining assets of the Corporation legally available for distribution to the holders of the Series B Preferred Stock are insufficient to permit the payment to such holders of the full amounts specified in this Section 3(b), then the entire remaining assets of the Corporation legally available for distribution shall be distributed with equal priority and pro rata among the holders of the Series B Preferred Stock in proportion to the full amounts they would otherwise be entitled to receive pursuant to this Section 3(b).

(c) Series A Liquidation Preference. After the payment to the holders of Series C Preferred Stock and the holders of Series B Preferred Stock of the full amounts specified in Sections 3(a) and 3(b) above, the holders of the Series A Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the remaining assets of the Corporation to the holders of the Common Stock by reason of their ownership of such stock, an amount per share for each share of Series A Preferred Stock held by them equal to the sum of (i) the Liquidation Preference for such shares and (ii) all declared and unpaid dividends on such share of Series A Preferred Stock. If remaining assets of the Corporation legally available for distribution to the holders of the Series A Preferred Stock are insufficient to permit the payment to such holders of the full amounts specified in this Section 3(c), then the entire remaining assets of the Corporation legally available for distribution shall be distributed with equal priority and pro rata among the holders of the Series A Preferred Stock in proportion to the full amounts they would otherwise be entitled to receive pursuant to this Section 3(c).

(d) Remaining Assets. After the payment to the holders of Preferred Stock of the full amounts specified in Sections 3(a), 3(b) and 3(c) above, the entire remaining assets of the

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Corporation legally available for distribution shall be distributed pro-rata to holders of the Common Stock of the Corporation in proportion to the number of shares of Common Stock held by them.

(e) Shares Not Treated as Both Preferred Stock and Common Stock in Any Distribution. Shares of Preferred Stock shall not be entitled to be converted into shares of Common Stock in order to participate in any distribution, or series of distributions, as shares of Common Stock, without first foregoing participation in the distribution, or series of distributions, as shares of Preferred Stock.

(f) Reorganization. For purposes of this Section 3, a liquidation, dissolution or winding up of the Corporation shall be deemed to be occasioned by, or to include, (i) the acquisition of the Corporation by another entity by means of any transaction or series of related transactions (including, without limitation, any stock acquisition, reorganization, merger or consolidation but excluding any merger effected exclusively for the purpose of changing the domicile of the Corporation) other than a transaction or series of transactions in which the holders of the voting securities of the Corporation outstanding immediately prior to such transaction or series of transactions continue to retain (either by such voting securities remaining outstanding or by such voting securities being converted into voting securities of the surviving entity), as a result of shares in the Corporation held by such holders prior to such transaction, at least fifty percent (50%) of the total voting power represented by the voting securities of the Corporation or such surviving entity outstanding immediately after such transaction or series of transactions; or (ii) a sale, transfer, lease or other conveyance of all or substantially all of the assets of the Corporation.

(g) Valuation of Non-Cash Consideration. If any assets of the Corporation distributed to shareholders in connection with any liquidation, dissolution, or winding up of the Corporation are other than cash, then the value of such assets shall be their fair market value as determined in good faith by the Board of Directors, except that any securities to be distributed to shareholders in a liquidation, dissolution, or winding up of the Corporation shall be valued as follows:

(i) If the securities are then traded on a national securities exchange or the Nasdaq Stock Market System (or a similar national quotation system), then the value of the securities shall be deemed to be to the average of the closing prices of the securities on such exchange or system over the ten (10) trading day period ending five (5) trading days prior to the distribution;

(ii) if the securities are actively traded over-the-counter, then the value of the securities shall be deemed to be the average of the closing bid prices of the securities over the ten (10) trading day period ending five (5) trading days prior to the distribution; or

(iii) if there is no active public market for the securities, then the value of the securities shall be deemed to be the fair market value thereof as determined in good faith by the Board of Directors which determination shall include consideration of the illiquidity of the securities.

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In the event of a merger or other acquisition of the Corporation by another entity, the distribution date shall be deemed to the date such transaction closes.

For the purposes of this subsection 3(g), “trading day” shall mean any day on which the exchange or system on which the securities to be distributed are traded is open, and “closing prices” or “closing bid prices” shall be deemed to be: (i) for securities traded primarily on the New York Stock Exchange, the American Stock Exchange or Nasdaq, the last reported trade price or sale price, as the case may be, at 4:00 p.m., New York time, on that day and (ii) for securities listed or traded on other exchanges, markets and systems, the market price as of the end of the “regular hours” trading period that is generally accepted as such for such exchange, market or system. If, after the date hereof, the benchmark times generally accepted in the securities industry for determining the market price of a stock as of a given trading day shall change from those set forth above, the fair market value shall be determined as of such other generally accepted benchmark times.

4. Conversion. The holders of the Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):

(a) Right to Convert. Subject to Section 4(c), each share of Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share at the office of the Corporation or any transfer agent for the Preferred Stock, into that number of fully-paid, nonassessable shares of Common Stock determined by dividing the Original Issue Price for the relevant series by the Conversion Price for such series. (The number of shares of Common Stock into which each share of Preferred Stock of a series may be converted is hereinafter referred to as the “Conversion Rate” for each such series.) Upon any decrease or increase in the Conversion Price for any series of Preferred Stock, as described in this Section 4, the Conversion Rate for such series shall be appropriately increased or decreased.

(b) Automatic Conversion. Each share of Preferred Stock shall automatically be converted into fully-paid, non-assessable shares of Common Stock at the then effective Conversion Rate for such share (i) immediately prior to the closing of a firm commitment underwritten initial public offering on Form S-1 (or successor form) filed under the Securities Act of 1933, as amended (the “Securities Act”), covering the offer and sale of the Corporation’s Common Stock, provided that the offering price per share is not less than $7.10 (as adjusted for stock splits or stock dividends) and the aggregate gross proceeds to the Corporation are not less than $25,000,000, or (ii) upon the receipt by the Corporation of a written request for such conversion from the holders of two-thirds of the shares of Preferred Stock then outstanding, or, if later, the effective date for conversion specified in such requests (each of the events referred to in (i) and (ii) being hereinafter referred to as an “Automatic Conversion Event”).

(c) Mechanics of Conversion. No fractional shares of Common Stock shall be issued upon conversion of Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then fair market value of a share of Common Stock as determined by the Board of Directors. For such purpose, all shares of Preferred Stock held by each holder of Preferred Stock shall be aggregated, and any resulting fractional share of Common Stock shall be paid in cash. Before any holder of Preferred Stock shall be entitled to convert the same into full shares of Common Stock, and

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to receive certificates therefor, he shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Preferred Stock, and shall give written notice to the Corporation at such office that he elects to convert the same; provided, however, that on the date of an Automatic Conversion Event, the outstanding shares of Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; provided further, however, that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such Automatic Conversion Event unless either the certificates evidencing such shares of Preferred Stock are delivered to the Corporation or its transfer agent as provided above, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates. On the date of the occurrence of an Automatic Conversion Event, each holder of record of shares of Preferred Stock shall be deemed to be the holder of record of the Common Stock issuable upon such conversion, notwithstanding that the certificates representing such shares of Preferred Stock shall not have been surrendered at the office of the Corporation, that notice from the Corporation shall not have been received by any holder of record of shares of Preferred Stock, or that the certificates evidencing such shares of Common Stock shall not then be actually delivered to such holder.

The Corporation shall, as soon as practicable after such delivery, or after such agreement and indemnification, issue and deliver at such office to such holder of Preferred Stock, a certificate or certificates for the number of shares of Common Stock to which he shall be entitled as aforesaid and a check payable to the holder in the amount of any cash amounts payable as the result of a conversion into fractional shares of Common Stock, plus any declared and unpaid dividends on the converted Preferred Stock. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date; provided, however, that if the conversion is in connection with an underwritten offer of securities registered pursuant to the Securities Act the conversion may, at the option of any holder tendering Preferred Stock for conversion, be conditioned upon the closing of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Common Stock issuable upon such conversion of the Preferred Stock shall not be deemed to have converted such Preferred Stock until immediately prior to the closing of the sale of such securities.

(d) Adjustments to Conversion Price for Diluting Issues.

(i) Special Definition. For purposes of this paragraph 4(d), “Additional Shares of Common” shall mean all shares of Common Stock issued (or, pursuant to paragraph 4(d)(iii), deemed to be issued) by the Corporation after the filing of these Articles of Incorporation, other than:

(1) shares of Common Stock issued or issuable upon conversion of shares of Preferred Stock;

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(2) shares of Common Stock issued or issuable to officers, directors and employees of, or consultants and other service providers to, the Corporation pursuant to stock grants, option plans, purchase plans or other employee stock incentive programs or arrangements approved by the Board of Directors or upon exercise of options or warrants granted to such parties pursuant to any such plan, program or arrangement;

(3) shares of Common Stock issued upon the exercise or conversion of Options or Convertible Securities outstanding as of the date of the filing of these Articles of Incorporation;

(4) shares of Common Stock issued or issuable as a dividend or distribution on Preferred Stock or pursuant to any event for which adjustment is made pursuant to paragraph 4(e), 4(f) or 4(g) hereof;

(5) shares of Common Stock issued in a registered public offering under the Securities Act pursuant to which all outstanding shares of Preferred Stock are automatically converted into Common Stock pursuant to an Automatic Conversion Event;

(6) shares of Common Stock issued or issuable pursuant to the acquisition of another corporation by the Corporation by merger, purchase of substantially all of the assets or other reorganization or to a joint venture agreement, provided, that such issuances are unanimously approved by the Board of Directors; and

(7) shares of Common Stock issued or issuable to banks, equipment lessors or other financial institutions pursuant to a commercial leasing or debt financing transaction approved by the Board of Directors.

(ii) No Adjustment of Conversion Price. No adjustment in the Conversion Price of a particular series of Preferred Stock shall be made in respect of the issuance of Additional Shares of Common unless the consideration per share (as determined pursuant to paragraph 4(d)(v)) for an Additional Share of Common issued or deemed to be issued by the Corporation is less than the Conversion Price in effect on the date of, and immediately prior to such issue, for such series of Preferred Stock.

(iii) Deemed Issue of Additional Shares of Common. In the event the Corporation at any time or from time to time after the date of the filing of these Articles of Incorporation shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities, the conversion or exchange of such Convertible Securities or, in the case of Options for Convertible Securities, the exercise of such Options and the conversion or exchange of the underlying securities, shall be deemed to have been issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that in any such case in which shares are deemed to be issued:

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(1) no further adjustment in the Conversion Price of the Preferred Stock shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock in connection with the exercise of such Options or conversion or exchange of such Convertible Securities;

(2) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the Corporation, or decrease in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Conversion Price of the Preferred Stock computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

(3) no readjustment pursuant to clause (2) above shall have the effect of increasing the Conversion Price of the Preferred Stock to an amount which exceeds the lower of (i) the Conversion Price of the Preferred Stock on the original adjustment date, or (ii) the Conversion Price of the Preferred Stock that would have resulted from any issuance of Additional Shares of Common between the original adjustment date and such readjustment date;

(4) upon the expiration of any such Options or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto) and any subsequent adjustments based thereon shall, upon such expiration, be recomputed as if:

(A) in the case of Convertible Securities or Options for Common Stock, the only Additional Shares of Common issued were the shares of Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Corporation for the issue of such exercised Options plus the consideration actually received by the Corporation upon such exercise or for the issue of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Corporation upon such conversion or exchange, and

(B) in the case of Options for Convertible Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the Corporation for the Additional Shares of Common deemed to have been then issued was the consideration actually received by the Corporation for the issue of such exercised Options, plus the consideration deemed to have been received by the Corporation (determined pursuant to Section 4(d)(v)) upon the issue of the Convertible Securities with respect to which such Options were actually exercised; and

(5) if such record date shall have been fixed and such Options or Convertible Securities are not issued on the date fixed therefor, the adjustment previously made in the Conversion Price which became effective on such record date shall be canceled as of the close of

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business on such record date, and thereafter the Conversion Price shall be adjusted pursuant to this paragraph 4(d)(iii) as of the actual date of their issuance.

(iv) Adjustment of Conversion Price Upon Issuance of Additional Shares of Common. In the event this Corporation shall issue Additional Shares of Common (including Additional Shares of Common deemed to be issued pursuant to paragraph 4(d)(iii)) without consideration or for a consideration per share less than the applicable Conversion Price of a series of Preferred Stock in effect on the date of and immediately prior to such issue, then, the Conversion Price of the affected series of Preferred Stock shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of Additional Shares of Common so issued would purchase at such Conversion Price, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common so issued. For the purposes of this Subsection 4(d)(iv), all shares of Common Stock issuable upon exercise of outstanding Options or the conversion of outstanding Convertible Securities and shares of Preferred Stock, and all Additional Shares of Common deemed issued pursuant to Subsection 4(d)(iii) hereof, shall be deemed to be outstanding.

(v) Determination of Consideration. For purposes of this subsection 4(d), the consideration received by the Corporation for the issue (or deemed issue) of any Additional Shares of Common shall be computed as follows:

(1) Cash and Property. Such consideration shall:

(A) insofar as it consists of cash, be computed at the aggregate amount of cash received by the Corporation excluding amounts paid or payable for accrued interest or accrued dividends;

(B) insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

(C) in the event Additional Shares of Common are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (a) and (b) above, as reasonably determined in good faith by the Board of Directors.

(2) Options and Convertible Securities. The consideration per share received by the Corporation for Additional Shares of Common deemed to have been issued pursuant to paragraph 4(d)(iii) shall be determined by dividing

(X) the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating

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thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities by

(Y) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

(e) Adjustments for Subdivisions or Combinations of Common Stock. In the event the outstanding shares of Common Stock shall be subdivided (by stock split, by payment of a stock dividend or otherwise), into a greater number of shares of Common Stock, the Conversion Price of each series of Preferred Stock in effect immediately prior to such subdivision shall, concurrently with the effectiveness of such subdivision, be proportionately decreased. In the event the outstanding shares of Common Stock shall be combined (by reclassification or otherwise) into a lesser number of shares of Common Stock, the Conversion Prices in effect immediately prior to such combination shall, concurrently with the effectiveness of such combination, be proportionately increased.

(f) Adjustments for Subdivisions or Combinations of Preferred Stock. In the event the outstanding shares of Preferred Stock or a series of Preferred Stock shall be subdivided (by stock split, by payment of a stock dividend or otherwise), into a greater number of shares of Preferred Stock, the Dividend Rate, Original Issue Price and Liquidation Preference of the affected series of Preferred Stock in effect immediately prior to such subdivision shall, concurrently with the effectiveness of such subdivision, be proportionately decreased. In the event the outstanding shares of Preferred Stock or a series of Preferred Stock shall be combined (by reclassification or otherwise) into a lesser number of shares of Preferred Stock, the Dividend Rate, Original Issue Price and Liquidation Preference of the affected series of Preferred Stock in effect immediately prior to such combination shall, concurrently with the effectiveness of such combination, be proportionately increased.

(g) Adjustments for Reclassification, Exchange and Substitution. Subject to Section 3 above (“Liquidation Rights ”), if the Common Stock issuable upon conversion of the Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for above), then, in any such event, in lieu of the number of shares of Common Stock which the holders would otherwise have been entitled to receive each holder of such Preferred Stock shall have the right thereafter to convert such shares of Preferred Stock into a number of shares of such other class or classes of stock which a holder of the number of shares of Common Stock deliverable upon conversion of such series of Preferred Stock immediately before that change would have been entitled to receive in such reorganization or reclassification, all subject to further adjustment as provided herein with respect to such other shares.

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(h) No Impairment. The Corporation will not through any reorganization, transfer of assets, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of Preferred Stock against impairment. Notwithstanding the foregoing, nothing in this Section 4(h) shall prohibit the Corporation from amending its Articles of Incorporation with the requisite consent of its shareholders and the board of directors.

(i) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section 4, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price at the time in effect and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of Preferred Stock.

(j) Notices of Record Date. In the event that this Corporation shall propose at any time:

(i) to declare any dividend or distribution upon its Common Stock, whether in cash, property, stock or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus;

(ii) to effect any reclassification or recapitalization of its Common Stock outstanding involving a change in the Common Stock; or

(iii) to voluntarily liquidate or dissolve or to enter into any transaction deemed to be a liquidation, dissolution or winding up of the corporation pursuant to Section 3(f);

then, in connection with each such event, this Corporation shall send to the holders of the Preferred Stock at least 14 days’ prior written notice of the date on which a record shall be taken for such dividend, distribution or subscription rights (and specifying the date on which the holders of Common Stock shall be entitled thereto) or for determining rights to vote in respect of the matters referred to in (ii) and (iii) above.

Each such written notice shall be given by first class mail, postage prepaid, addressed to the holders of Preferred Stock at the address for each such holder as shown on the books of this Corporation.

The right of the holders of the Preferred Stock to notice hereunder may be waived, either prospectively or retroactively and either generally or in a particular instance, by the holders of more

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than two-thirds (2/3) of the outstanding shares of the Preferred Stock voting together as a single class.

(k) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of the Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

(l) Waiver of Adjustment of Conversion Price. Notwithstanding anything herein to the contrary, any downward adjustment of the Conversion Price of any series of Preferred Stock may be waived, either prospectively or retroactively and either generally or in a particular instance, by the consent or vote of the holders of more than two-thirds (2/3) of the outstanding shares of such series. Any such waiver shall bind all future holders of shares of such series of Preferred Stock.

5. Voting.

(a) Restricted Class Voting. Except as otherwise expressly provided herein or as required by law, the holders of Preferred Stock and the holders of Common Stock shall vote together and not as separate classes.

(b) No Series Voting. Other than as provided herein or required by law, there shall be no series voting.

(c) Preferred Stock. Each holder of Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which the shares of Preferred Stock held by such holder could be converted as of the record date. The holders of shares of the Preferred Stock shall be entitled to vote on all matters on which the Common Stock shall be entitled to vote. Holders of Preferred Stock shall be entitled to notice of any shareholders’ meeting in accordance with the Bylaws of the Corporation. Fractional votes shall not, however, be permitted and any fractional voting rights resulting from the above formula (after aggregating all shares into which shares of Preferred Stock held by each holder could be converted), shall be disregarded.

(d) Common Stock. Each holder of shares of Common Stock shall be entitled to one vote for each share thereof held.

(e) Election of Directors. So long as at least 2,000,000 shares (as adjusted for Recapitalizations) of Preferred Stock remain outstanding, the holders of Series C Preferred Stock, voting as a separate class, shall be entitled to elect three (3) members of the Corporation’s Board of Directors at each meeting or pursuant to each consent of the Corporation’s shareholders for the election of directors. Any additional members of the Corporation’s Board of Directors shall be elected by the holders of Common Stock, Series A Preferred Stock and Series B Preferred Stock,

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voting together as a single class. If a vacancy on the Board of Directors is to be filled by the Board of Directors, only directors elected by the same class or classes of shareholders as those who would be entitled to vote to fill such vacancy shall vote to fill such vacancy.

6. Amendments and Changes Requiring Approval of Preferred Stock. As long as any of the Preferred Stock shall be issued and outstanding, the Corporation shall not, without first obtaining the approval (by vote or written consent as provided by law) of the holders of more than two-thirds (2/3) of the outstanding shares of the Preferred Stock voting together as a single class:

(a) amend, alter or repeal any provision of the Articles of Incorporation or By-laws of the Corporation if such action would adversely alter the rights, preferences, privileges or powers of, or restrictions provided for the benefit of the Preferred Stock or any series thereof;

(b) enter into any transaction or series of related transactions deemed to be a liquidation, dissolution or winding up of the Corporation pursuant to Section 3(f) above.

(c) voluntarily liquidate or dissolve;

(d) declare or pay any distribution (as defined in Section 2(c)) with respect to the Common Stock of the Corporation;

(e) permit any subsidiary of the Corporation to sell securities to a third party;

(f) increase or decrease (other than for decreases resulting from conversion of the Preferred Stock) the authorized number of shares of Preferred Stock;

(g) authorize or create (by reclassification or otherwise) any new class or series of capital stock having rights, preferences or privileges with respect to dividends, liquidation, redemption, conversion or other rights senior to or on a parity with any series of Preferred Stock or with respect to voting senior to any series of Preferred Stock;

(h) increase or decrease the authorized number of directors of the Corporation; or

(i) amend this Section 6.

7. Amendments and Changes Requiring the Approval of the Series C Preferred Stock. As long as any of the Series C Preferred Stock shall be issued and outstanding, the Corporation shall not, without first obtaining the approval (by vote or written consent as provided by law) of the holders of two-thirds of the outstanding shares of the Series C Preferred Stock:

(a) amend, alter or repeal any provision of the Articles of Incorporation of the Corporation if such action would adversely alter the rights, preferences, privileges or powers of, or restrictions provided for the benefit of the Series C Preferred Stock in a manner different from any other series of Preferred Stock;

(b) increase or decrease (other than for decreases resulting from conversion of the Preferred Stock) the authorized number of shares of Series C Preferred Stock;

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(c) authorize or create (by reclassification or otherwise) any new class or series of capital stock having rights, preferences or privileges with respect to dividends, payments upon liquidation or other rights senior to or on a parity with the Series C Preferred Stock or with respect to voting senior to the Series C Preferred Stock;

(d) declare or pay any distribution (as defined in Section 2(c)) with respect to the Common Stock or Preferred Stock of the Corporation;

(e) increase the authorized number of directors of the Corporation above nine (9); or

(f) amend this Section 7.

8. Amendments and Changes Requiring the Approval of the Series B Preferred Stock. As long as any of the Series B Preferred Stock shall be issued and outstanding, the Corporation shall not, without first obtaining the approval (by vote or written consent as provided by law) of the holders of two-thirds of the outstanding shares of the Series B Preferred Stock:

(a) amend, alter or repeal any provision of the Articles of Incorporation of the Corporation if such action would adversely alter the rights, preferences, privileges or powers of, or restrictions provided for the benefit of the Series B Preferred Stock in a manner different from any other series of Preferred Stock;

(b) increase or decrease (other than for decreases resulting from conversion of the Preferred Stock) the authorized number of shares of Series B Preferred Stock; or

(c) amend this Section 8.

9. Status of Converted Stock. In the event any shares of Preferred Stock shall be converted pursuant to Article 4 hereof, then the shares so converted shall be cancelled and shall not be issuable by the Corporation. The Articles of Incorporation shall be appropriately amended to effect the corresponding reduction in the Corporation’s authorized capital stock.

10. Notices. Any notice required by the provisions of this Article IV to be given to the holders of Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at such holder’s address appearing on the books of the Corporation.

ARTICLE V

1. Limitation of Directors’ Liability. The liability of the directors of this Corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

2. Indemnification of Corporate Agents. This Corporation is authorized to provide indemnification of agents (as defined in Section 317 of the California Corporations Code) through bylaw provisions, agreements with agents, votes of shareholders or disinterested directors or

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otherwise, in excess of the indemnification otherwise permitted by Section 317 of the California Corporations Code, subject only to the applicable limits set forth in Section 204 of the California Corporations Code with respect to actions for breach of duty to this Corporation and its shareholders.

3. Repeal or Modification. Any repeal or modification of the foregoing provisions of this Article V shall not adversely affect any right of indemnification or limitation of liability of an agent of this Corporation relating to acts or omissions occurring prior to such repeal or modification.

(THE GREAT SEAL OF THE STATE OF CALIFORNIA - OFFICE OF THE SECRETARY OF STATE)

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EXHIBIT D

NOTICE OF BORROWING

                    ,

  Lighthouse Capital Partners V, L.P.

500 Drake’s Landing Road

Greenbrae, CA 94904-3011

  Ladies and Gentlemen:

Reference is made to the Loan and Security Agreement No. 4561 dated as of March 29, 2005 (as it has been and may be amended from time to time, the “Loan Agreement,” initially capitalized terms used herein as defined therein), between LIGHTHOUSE CAPITAL PARTNERS V, L.P. and FLUIDIGM CORPORATION (the “Company”)

The undersigned is the President and CEO of the Company, and hereby irrevocably requests an Advance under the Loan Agreement, and in that connection certifies as follows:

1. The amount of the proposed Advance is $            . The business day of the proposed Advance is             .

2. The Loan Commencement Date for this Advance shall be March 1, 2006.

3. As of this date, no Event of Default, or event which with notice or the passage of time would constitute an Event of Default, has occurred and is continuing, or will result from the making of the proposed Advance, and the representations and warranties of the Company contained in Section 5 of the Loan Agreement are true and correct in all material respects.

4. No event that could reasonably be expected to have a material adverse effect on the ability of Borrower to fulfill its obligations under the Loan Agreement has occurred since the date of the most recent financial statements, submitted to you by the Company.

The Company agrees to notify you promptly before the funding of the Advance if any of the matters to which I have certified above shall not be true and correct on the Funding Date.

Very truly yours,

FLUIDIGM CORPORATION

By:

Name:

Title:

1

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EXHIBIT E

INCUMBENCY CERTIFICATE

The undersigned, William Smith, hereby certifies that:

1. He/She is the duly elected and acting General Counsel and Vice President of Legal Affairs of FLUIDIGM CORPORATION , a California corporation (the “Company”).

2. That on the date hereof, each person listed below holds the office in the Company indicated opposite his or her name and that the signature appearing thereon is the genuine signature of each such person:

NAME	OFFICE	SIGNATURE

Gajus Worthington	President and CEO

William Smith	General Counsel and Vice President of Legal Affairs

3. Attached hereto as Exhibit A is a true and correct copy of the Articles of Incorporation of the Company, as amended, as in effect as of the date hereof.

4. Attached hereto as Exhibit B is a true and correct copy of the Bylaws of the Company, as amended, as in effect as of the date hereof.

5. Attached hereto as Exhibit C is a copy of the resolutions of the Board of Directors of the Company authorizing and approving the Company’s execution, delivery and performance of a loan facility with Lighthouse Capital Partners V, L.P.

IN WITNESS WHEREOF, the undersigned has executed this Incumbency Certificate on March 29, 2005.

FLUIDIGM CORPORATION

By:

Name:	William Smith

Title:	General Counsel and Vice President of Legal Affairs

I, the President and CEO of the Company, do hereby certify that William Smith is the duly qualified, elected and acting General Counsel and Vice President of Legal Affairs of the Company and that the above signature is his or her genuine signature.

IN WITNESS WHEREOF, the undersigned has executed and delivered this Officer’s Certificate on March 29, 2005.

FLUIDIGM CORPORATION

By:

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Name:	Gajus Worthington

Title:	President and CEO

1

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EXHIBIT F

OFFICER’S CERTIFICATE

    The undersigned, to induce LIGHTHOUSE CAPITAL PARTNERS V, L.P. (“Lender”), to extend or continue financial accommodations to FLUIDIGM CORPORATION , a California corporation (the “Borrower”) pursuant to the terms of that certain Loan and Security Agreement dated March 29, 2005 (the “Loan Agreement”), hereby certifies that on the date hereof:

1.	I am the duly elected and acting of Borrower.

2.	I am a Responsible Officer as that term is defined in the Loan Agreement.

3.	The information submitted herewith complies with Sections 5.7 and 6.2 of the Loan Agreement.

4.	The financial statements delivered herewith fairly present the financial condition of Borrower

5.	Borrower is currently able to meet its obligations as they come due.

6.	I understand that Lender is relying upon the truthfulness, accuracy and completeness hereof in connection with the Loan Agreement.

7.	I will advise you if it comes to my attention that, as of the date hereof, the information submitted herewith was not in fact true, correct and complete.

    IN WITNESS WHEREOF, the undersigned has executed this Officer’s Certificate on                     .

FLUIDIGM CORPORATION

By:

Name:

Title:

1

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EXHIBIT G

AUTHORIZATION FOR AUTOMATIC PAYMENT

The undersigned FLUIDIGM CORPORATION (“Borrower”) authorizes LIGHTHOUSE CAPITAL PARTNERS V, L.P. and any and all affiliated funds (collectively, “Lender”) and the bank / financial institution ( “Bank”) named below to initiate variable debit and/or credit entries to Borrower’s deposit, checking or savings accounts as designated below and to cause funds transfers to an account of Lender as payment of any and all amounts due under the Loan and Security Agreement between Borrower and Lender dated March             , 2005 (the “Loan Agreement”).

1. Lender is hereby authorized to initiate variable debit and/or credit transactions and resulting funds transfers in Borrower’s designated accounts with respect to amounts calculated by Lender to be due and owing to Lender by Borrower periodically under the Loan Agreement. Borrower consents to all such debit and/or credit transactions and resulting funds transfers and hereby authorizes Lender to take all such actions as may be required by Bank with respect to such transactions. Borrower acknowledges and agrees that such credit and/or debit entries may be made in amounts due under the Loan Agreement in order to cause timely payments as required by the terms of the Loan Agreement.

2. Borrower hereby authorizes Lender to release to Bank all information concerning Borrower that may be necessary or desirable for Bank to investigate or recover any erroneous funds transfers that may occur.

3. Borrower acknowledges and agrees that all such debit and/or credit transactions and funds transfers are intended to be made through an Automated Clearing House system and in compliance with the NACHA Rules and in compliance with Bank’s security procedures.

4. Borrower represents and warrants that the account information set forth below is accurate and complete and that each of the account(s) set forth below is a business account maintained in Borrower’s name and for Borrower’s account.

This Consent shall be effective as of March 29, 2005 and shall remain in effect until the Loan Agreement has been terminated. Any cancellation by Borrower of this consent shall (i) be made in writing and (ii) delivered to Bank and Lender in such time as to afford Bank and Lender a reasonable opportunity to act on said cancellation.

Wells Fargo Bank (Name of Borrower’s Bank)

420 Montgomery St.	San Francisco	CA	94104

(Address of Bank)	(City)	(State)	(Zip Code)

Bank Routing Number	[***] (between these symbols “ /:” “:/” on bottom left of check)

Account Number:         [***]        (checking /deposit /savings)        (circle one)

Copy of a voided check is attached to this form

Borrower Name:	FLUIDIGM CORPORATION

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Borrower Address:	7100 Shoreline Court
South San Francisco. CA 94080

Authorized by:
Its:

Date authorized:

Internal ACH Authorizations from Lender:

Approved by:                                         Date:

1

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EXHIBIT H

NEGATIVE PLEDGE AGREEMENT

THIS NEGATIVE PLEDGE AGREEMENT is made as of March 29, 2005, by and between FLUIDIGM CORPORATION (“Borrower”) and LIGHTHOUSE CAPITAL PARTNERS V, L.P. (“Lender”).

In consideration of the Loan and Security Agreement between the parties of proximate date herewith (the “Loan Agreement”), Borrower agrees as follows:

Except as otherwise permitted in the Loan Agreement, Borrower shall not sell, transfer, assign, mortgage, pledge, lease, grant a security interest in, or encumber any of Borrower’s owned intellectual property, including, without limitation, the following:

(a) Any and all copyright rights, copyright applications, copyright registration and like protection in each work or authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret, now or hereafter existing, created, acquired or held (collectively, the “Copyrights”);

(b) Any and all trade secrets, and any and all intellectual property rights in computer software and computer software products now or hereafter existing, created, acquired or held;

(c) Any and all design rights which may be available to Borrower now or hereafter existing, created, acquired or held;

(d) All patents, patent applications and like protections, including, without limitation, improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same, including, without limitation, the patents and patent applications (collectively, the “Patents”);

(e) Any trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of Borrower connected with and symbolized by such trademarks (collectively, the “Trademarks”);

(f) Any and all claims for damages by way of past, present and future infringements of any of the rights included above, with the right, but not the obligation, to sue for an collect such damages for said use or infringement of the intellectual property rights identified above;

(g) Any and all licenses or other rights to use any of the Copyrights, Patents or Trademarks and all license fees and royalties arising from such use to the extent permitted by such license or rights

(h) Any and all amendments, extensions, renewals and extensions of any of the Copyrights, Patents or Trademarks; and

(i) Any and all proceeds and products of the foregoing, including, without limitation, all payments under insurance or any indemnity or warranty payable in respect of any of the foregoing.

It shall be an Event of Default under the Loan Agreement if there is a breach of any term of this Negative Pledge Agreement. Borrower agrees to properly execute all documents reasonably required by Lender in order to fulfill the intent and purposes hereof.

FLUIDIGM CORPORATION	LIGHTHOUSE CAPITAL PARTNERS V, L.P.

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By: LIGHTHOUSE MANAGEMENT PARTNERS V, L.L.C ., its
By:
general partner

Name:
By:
Title:
Name:

Title:

1

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EXHIBIT I

CONTROL AGREEMENT

[In form and substance acceptable to Lender in its reasonable discretion]

1

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RESTRICTED ACCOUNT AGREEMENT

(ACCOUNT RESTRICTED AFTER INSTRUCTIONS — Standing Wire Transfers)

This Restricted Account Agreement (the “Agreement”), dated as of the date specified at the end of this Agreement, is entered into among Fluidigm Corporation (“Company”), Lighthouse Capital Partners V, L.P. (“Secured Party”) and the Wells Fargo Bank identified in the signature block at the end of this Agreement (“Bank”), and sets forth the rights of Secured Party and the obligations of Bank with respect to the deposit account(s) of Company at Bank identified at the end of this Agreement as the “Restricted Account(s)”. As used in this Agreement, the term “Restricted Account” refers, individually and collectively, to each such deposit account.

1.	Secured Party’s Interest in Restricted Account. Secured Party represents that it is either (i) a lender who has extended credit to Company and has been granted a security interest in the Restricted Account or (ii) such a lender and the agent for a group of such lenders (the “Lenders”). Company hereby confirms, and Bank hereby acknowledges, the security interest granted by Company to Secured Party in all of Company’s right, title and interest in and to the Restricted Account and all sums now or hereafter on deposit in or payable or withdrawable from the Restricted Account (the “Account Funds”). Except as specifically provided otherwise in this Agreement, Company has given Secured Party complete control over the Account Funds. Secured Party hereby appoints Bank as agent for Secured Party only for the purpose of perfecting the security interest of Secured Party in the Account Funds while they are in the Restricted Account. Company and Secured Party would like to use the Restricted Account Service of Bank described in this Agreement (the “Service”) to further the arrangements between Secured Party and Company regarding the Restricted Account and the Account Funds.

2.	Access to Restricted Account. Secured Party agrees that Company will be allowed access to the Account Funds until Bank receives written instructions from Secured Party directing that Company no longer have access to any Account Funds (the “Instructions”). Company agrees that the Account Funds should be paid to Secured Party after Bank receives the Instructions, and hereby irrevocably authorizes Bank to comply with the Instructions even if Company objects in any way to the Instructions. Company further agrees that after Bank receives the Instructions, Company will not have access to any Account Funds.

3.	Balance Reports. Bank agrees, at the telephone request of Secured Party on any Business Day (a day on which Bank is open to conduct its regular banking business, other than a Saturday, Sunday or public holiday), to make available to Secured Party a report (“Balance Report”) showing the opening available balance in the Restricted Account as of the beginning of such Business Day, either on-line or by facsimile transmission, at Bank’s option. Company expressly consents to this transmission of information. Secured Party and Company understand and agree that the opening available balance in the Restricted Account at the beginning of any Business Day will be determined after deducting from the Restricted Account the face amount of all Returned Items (as defined in Section 8 of this Agreement).

4.	Transfers to Secured Party. Bank agrees that on each Business Day after it receives the Instructions it will transfer to the Secured Party’s account specified at the end of this Agreement

Restricted Account Agreement	Page 1
(Revised 09/21/01)

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with the bank specified at the end of this Agreement (the “Secured Party Account”) the full amount of the opening available balance in the Restricted Account at the beginning of such Business Day. Bank will use the Fedwire system to make each funds transfer unless for any reason the Fedwire system is unavailable, in which case Bank will determine the funds transfer system to be used in making each funds transfer and the means by which each transfer will be made. Bank, Secured Party and Company each agree that Bank will comply with instructions given to Bank by Secured Party directing disposition of funds in the Restricted Account without further consent by Company, subject otherwise to the terms of this Agreement and Bank’s standard policies, procedures and documentation in effect from time to time governing the type of disposition requested. Company authorizes all such transfers. Except as otherwise required by law, Bank will not agree with any third party to comply with instructions for disposition of funds in the Restricted Account originated by such third party.

5.	Delays in Making Funds Transfers. Secured Party and Company understand that a funds transfer may be delayed or not made if (a) the transfer would cause Bank to exceed any limitation on its intra-day net funds position established in accordance with Federal Reserve or other regulatory guidelines or to violate any other Federal Reserve or other regulatory risk control program, or (b) the funds transfer would otherwise cause Bank to violate any applicable law or regulation. If a funds transfer cannot be made or will be delayed, Bank will notify Secured Party by telephone.

6.	Reliance on Identifying Numbers. If Secured Party indicates a name and an identifying number for the bank of the person or entity to receive funds transfers out of the Restricted Account, Secured Party and Company understand and agree that Bank may rely on the number Secured Party indicates even if that number identifies a bank different from the bank Secured Party named. If Secured Party indicates a name and an account number for the person or entity to receive funds transfers out of the Restricted Account, Secured Party and Company understand and agree that Bank may rely on the account number Secured Party indicates even if that account number is not the account number for the person or entity who is to receive the transfers.

7.	Reporting Errors in Transfers. If Secured Party or Company learns of any error in a funds transfer or any unauthorized funds transfer, then the party learning of such error or unauthorized transfer (the “Informed Party”) must notify Bank as soon as possible by telephone at (800) AT-WELLS (which is a recorded line), and provide written confirmation to Bank of such telephonic notice within two Business Days at the address given for Bank on the signature page of this Agreement. In no case may such notice to Bank by an Informed Party be made more than fourteen (14) calendar days after such Informed Party learns of the erroneous or unauthorized transfer. If a funds transfer is made in error and Bank suffers a loss because an Informed Party breached its agreement to notify Bank of such error within the time limits specified in this Section 7, then such Informed Party shall reimburse Bank for the loss promptly upon demand by Bank; provided, however, that in the event both Secured Party and Company breach this notification requirement, Secured Party shall not be obligated to reimburse Bank for the loss unless Company fails to satisfy Bank’s demand for reimbursement within fifteen (15) calendar days after demand is made on Company.

8.

Returned Item Amounts. Secured Party and Company understand and agree that the face amount (“Returned Item Amount”) of each Returned Item will be paid by Bank debiting the Restricted Account, without prior notice to Secured Party or Company. As used in this Agreement, the term “Returned Item” means (i) any item deposited to the Restricted Account and returned unpaid, whether for insufficient funds or for any other reason, and without regard to the timeliness of such return or the occurrence or timeliness of any drawee’s notice of non-payment; (ii) any item subject to a claim against Bank of breach of transfer or presentment warranty under the Uniform Commercial Code, as adopted in the applicable state; (iii) any automated clearing house (“ACH”) entry credited to the Restricted Account and returned unpaid

Restricted Account Agreement	Page 2
(Revised 09/21/01)

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or subject to an adjustment entry under applicable clearing house rules, whether for insufficient funds or for any other reason, and without regard to the timeliness of such return or adjustment; (iv) any credit to the Restricted Account from a merchant card transaction, against which a contractual demand for chargeback has been made; and (v) any credit to the Restricted Account made in error. Company agrees to pay all Returned Item Amounts immediately on demand, without setoff or counterclaim, to the extent there are not sufficient funds in the Restricted Account to cover the Returned Item Amounts on the day they are to be debited from the Restricted Account. Secured Party agrees to pay all Returned Item Amounts within thirty (30) calendar days after demand, without setoff or counterclaim, to the extent the Returned Item Amounts are not paid in full by Company within fifteen (15) calendar days after demand on Company by Bank, and to the extent Secured Party received proceeds from the corresponding Returned Items.

9.	Bank Fees. Company agrees to pay all Bank’s fees and charges for the maintenance and administration of the Restricted Account and for the treasury management and other account services provided with respect to the Restricted Account (collectively “Bank Fees”), including, but not limited to, the fees for (a) the Balance Reports provided on the Restricted Account, (b) the wire transfer services received with respect to the Restricted Account, (c) Returned Items, (d) funds advanced to cover overdrafts in the Restricted Account (but without Bank being in any way obligated to make any such advances), and (e) duplicate bank statements on the Restricted Account. Before Bank receives the Instructions, the Bank Fees will be paid by Bank debiting the Restricted Account, and after Bank receives the Instructions the Bank fees will be paid by Bank debiting one or more of the demand deposit operating accounts of Company at Bank specified at the end of this Agreement (the “Operating Accounts”). All such debits will be made on the Business Day that the Bank Fees are due without notice to Secured Party or Company. If there are not sufficient funds in the Restricted Account, or after Bank receives the Instructions, the Operating Accounts, to cover fully the Bank Fees on the Business Day they are debited from the Restricted Account or the Operating Accounts, or if no Operating Accounts are indicated at the end of this Agreement, such shortfall or the amount of such Bank Fees will be paid by Company sending Bank a check in the amount of such shortfall or such Bank Fees, without setoff or counterclaim, within fifteen (15) calendar days after demand of Bank. After Bank receives the Instructions, Secured Party agrees to pay the Bank Fees within thirty (30) calendar days after demand, without setoff or counterclaim, to the extent such Bank Fees are not paid in full by Company by check within fifteen (15) calendar days after demand on Company by Bank. Bank may, in its discretion, change the Bank Fees upon thirty (30) calendar days prior written notice to Company and Secured Party.

10.	Account Documentation. Secured Party and Company agree that, except as specifically provided in this Agreement, the Restricted Account will be subject to, and Bank’s operation of the Restricted Account will be in accordance with, the terms and provisions of Bank’s deposit account agreement governing the Restricted Account (“Account Agreement”), a copy of which Company and Secured Party acknowledge having received.

11.	Bank Statements. After Bank receives the Instructions, Bank will, if so indicated on the signature page of this Agreement, send to Secured Party by United States mail, at the address indicated for Secured Party after its signature to this Agreement, duplicate copies of all bank statements on the Restricted Account which are sent to Company. Company and/or Secured Party will have thirty (30) calendar days after receipt of a bank statement to notify Bank of an error in such statement. Bank’s liability for such errors is limited as provided in the “Limitation of Liability” section of this Agreement.

12.

Partial Subordination of Bank’s Rights. Bank hereby subordinates to the security interest of Secured Party in the Restricted Account (i) any security interest which Bank may have or acquire in the Restricted Account, and (ii) any right which Bank may have or acquire to set off or otherwise apply any Account Funds against the payment of any indebtedness from time to time

Restricted Account Agreement	Page 3
(Revised 09/21/01)

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owing to Bank from Company, except for debits to the Restricted Account permitted under this Agreement for the payment of Returned Item Amounts or Bank Fees.

13.	Bankruptcy Notice; Effect of Filing. If Bank at any time receives notice of the commencement of a bankruptcy case or other insolvency or liquidation proceeding by or against Company (a “Bankruptcy Notice”), Bank will continue to comply with its obligations under this Agreement, except to the extent that any action required of Bank under this Agreement is prohibited under applicable bankruptcy laws or regulations or is stayed pursuant to the automatic stay imposed under the United States Bankruptcy Code or by order of any court or agency. With respect to any obligation of Secured Party hereunder which requires prior demand upon Company, the commencement of a bankruptcy case or other insolvency or liquidation proceeding by or against Company shall automatically eliminate the necessity of such demand upon Company by Bank, and shall immediately entitle Bank to make demand on Secured Party with the same effect as if demand had been made upon Company and the time for Company’s performance had expired.

14.	Legal Process, Legal Notices and Court Orders. Bank will comply with any legal process, legal notice or court order it receives if Bank determines in its sole discretion that the legal process, legal notice or court order is legally binding on it.

15.	Indemnification for Following Instructions. Secured Party and Company each agree that, notwithstanding any other provision of this Agreement, except to the extent caused by Bank’s gross negligence or willful misconduct Bank will not be liable to Secured Party or Company for any losses, liabilities, damages, claims (including, but not limited to, third party claims), demands, obligations, actions, suits, judgments, penalties, costs or expenses, including, but not limited to, attorneys’ fees, (collectively, “Losses and Liabilities”) suffered or incurred by Secured Party or Company as a result of or in connection with, (a) Bank complying with any binding legal process, legal notice or court order referred to in Section 14 of this Agreement, (b) Bank following any instruction or request of Secured Party, or (c) Bank complying with its obligations under this Agreement. Further, Company, and to the extent not paid by Company within fifteen (15) calendar days after demand, Secured Party, will indemnify Bank against any Losses and Liabilities Bank may suffer or incur as a result of or in connection with any of the circumstances referred to in clauses (a) through (c) of the preceding sentence.

16.	No Representations or Warranties of Bank. Bank agrees to perform its obligations under this Agreement in a manner consistent with the quality provided when Bank performs similar services for its own account. However, Bank will not be responsible for the errors, acts or omissions of others, such as communications carriers, correspondents or clearinghouses through which Bank may perform its obligations under this Agreement or receive or transmit information in performing its obligations under this Agreement. Secured Party and Company also understand that Bank will not be responsible for any loss, liability or delay caused by wars, failures in communications networks, labor disputes, legal constraints, fires, power surges or failures, earthquakes, civil disturbances or other events beyond Bank’s control. BANK MAKES NO EXPRESS OR IMPLIED REPRESENTATIONS OR WARRANTIES WITH RESPECT TO THE SERVICE OTHER THAN THOSE EXPRESSLY SET FORTH IN THIS AGREEMENT.

17.

Limitation of Liability. In the event that Secured Party, Company or Bank suffers or incurs any Losses and Liabilities as a result of, or in connection with, its or any other party’s performance or failure to perform its obligations under this Agreement, the affected parties shall negotiate in good faith in an effort to reach a mutually satisfactory allocation of such Losses and Liabilities, it being understood that Bank will not be responsible for any Losses and Liabilities due to any cause other than its own negligence or breach of this Agreement, in which case its liability to Secured Party and Company shall, unless otherwise provided by any law which cannot be

Restricted Account Agreement	Page 4
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varied by contract, be limited to direct money damages in an amount not to exceed ten (10) times all the Bank Fees charged or incurred during the calendar month immediately preceding the calendar month in which such Losses and Liabilities occurred (or, if no Bank Fees were charged or incurred in the preceding month, the Bank Fees charged or incurred in the month in which the Losses and Liabilities occurred). Company will indemnify Bank against all Losses and Liabilities suffered or incurred by Bank as a result of third party claims; provided, however, that to the extent such Losses and Liabilities are directly caused by Bank’s negligence or breach of this Agreement such indemnity will only apply to those Losses and Liabilities which exceed the liability limitation specified in the preceding sentence. The limitation of Bank’s liability and the indemnification by Company set out above will not be applicable to the extent any Losses and Liabilities of any party to this Agreement are directly caused by Bank’s gross negligence or willful misconduct. IN NO EVENT WILL BANK BE LIABLE FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL, INDIRECT OR PUNITIVE DAMAGES, WHETHER ANY CLAIM IS BASED ON CONTRACT OR TORT, WHETHER THE LIKELIHOOD OF SUCH DAMAGES WAS KNOWN TO BANK AND REGARDLESS OF THE FORM OF THE CLAIM OR ACTION, INCLUDING, BUT NOT LIMITED TO, ANY CLAIM OR ACTION ALLEGING GROSS NEGLIGENCE, WILLFUL MISCONDUCT, FAILURE TO EXERCISE REASONABLE CARE OR FAILURE TO ACT IN GOOD FAITH. Any action against Bank by Company or Secured Party under or related to this Agreement must be brought within twelve months after the cause of action accrues.

18.	Termination. This Agreement and the Service may be terminated by Secured Party or Bank at any time by either of them giving thirty (30) calendar days prior written notice of such termination to the other two parties to this Agreement at their contact addresses specified after their signatures to this Agreement; provided, however, that this Agreement and the Service may be terminated immediately upon written notice from Bank to Company and Secured Party should Secured Party fail to make any payment when due to Bank from Secured Party under the terms of this Agreement. Secured Party and Company agree that the Restricted Account may be closed by Bank as provided in the Account Agreement. Company’s and Secured Party’s obligation to report errors in funds transfers and bank statements and to pay the Bank Fees, as well as the indemnifications made, and the limitations on the liability of Bank accepted, by Company and Secured Party under this Agreement will continue after the termination of this Agreement and/or the closure of the Restricted Account with respect to all the circumstances to which they are applicable existing or occurring before such termination or closure, and any liability of any party to this Agreement, as determined under the provisions of this Agreement, with respect to acts or omissions of such party prior to such termination or closure will also survive such termination or closure. Upon any termination of this Agreement and the Service or closure of the Restricted Account all collected and available balances in the Restricted Account on the date of such termination or closure will be transferred to Secured Party as requested by Secured Party in writing to Bank.

19.	Modifications, Amendments, and Waivers. This Agreement may not be modified or amended, or any provision thereof waived, except in a writing signed by all the parties to this Agreement; provided, however, that the Bank Fees may be changed after thirty (30) calendar days prior written notice to Company and Secured Party.

20.

Notices. All notices from one party to another shall be in writing, or be made by a telecommunications device capable of creating a written record, shall be delivered to Company, Secured Party and/or Bank at their contact addresses specified after their signatures to this Agreement, or any other address of any party notified to the other parties in writing, and shall be effective upon receipt. Any notice sent by one party to this Agreement to another party shall also be sent to the third party to this Agreement. Bank is authorized by Company and Secured Party to act on any instructions or notices received by Bank if (a) such instructions or notices

Restricted Account Agreement	Page 5
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Confidential Treatment Requested by Fluidigm Corporation

purport to be made in the name of Secured Party, (b) Bank reasonably believes that they are so made, and (c) they do not conflict with the terms of this Agreement as such terms may be amended from time to time, unless such conflicting instructions or notices are supported by a court order.

21.	Successors and Assigns. Neither Company nor Secured Party may assign or transfer its rights or obligations under this Agreement to any person or entity without the prior written consent of Bank, which consent will not be unreasonably withheld. Bank may not assign its rights or obligations under this Agreement to any person or entity without the prior written consent of Secured Party, which consent will not be unreasonably withheld; provided, however, that no such consent will be required if the assignee is a bank affiliate of Bank.

22.	Governing Law. Company and Secured Party understand that Bank’s provision of the Service under this Agreement is subject to federal laws and regulations. To the extent that such federal laws and regulations are not applicable this Agreement shall be governed by and be construed in accordance with the laws of the state in which the office of Bank that maintains the Restricted Account is located, without regard to conflict of laws principles.

23.	Severability. To the extent that this Agreement or the Service to be provided under this Agreement are inconsistent with, or prohibited or unenforceable under, any applicable law or regulation, they will be deemed ineffective only to the extent of such prohibition or unenforceability and be deemed modified and applied in a manner consistent with such law or regulation. Any provision of this Agreement which is deemed unenforceable or invalid in any jurisdiction shall not affect the enforceability or validity of the remaining provisions of this Agreement or the same provision in any other jurisdiction.

24.	Usury. It is never the intention of Bank to violate any applicable usury or interest rate laws. Bank does not agree to, or intend to contract for, charge, collect, take, reserve or receive (collectively, “charge or collect”) any amount in the nature of interest or in the nature of a fee, penalty or other charge which would in any way or event cause Bank to charge or collect more than the maximum Bank would be permitted to charge or collect by any applicable federal or state law. Any such excess interest or unauthorized fee shall, notwithstanding anything stated to the contrary in this Agreement, be applied first to reduce the amount owed, if any, and then any excess amounts will be refunded.

25.	Counterparts. This Agreement may be executed in any number of counterparts each of which shall be an original with the same effect as if the signatures thereto and hereto were upon the same instrument.

26.	Entire Agreement. This Agreement, together with the Account Agreement, contains the entire and only agreement among all the parties to this Agreement and between Bank and Company, and Bank and Secured Party, with respect to (a) the Service, (b) the interest of Secured Party and the Lenders in the Account Funds and the Restricted Account, and (c) Bank’s obligations to Secured Party and the Lenders in connection with the Account Funds and the Restricted Account.

This Agreement has been signed by the duly authorized officers or representatives of Company, Secured Party and Bank on the date specified below.

Restricted Account Agreement	Page 6
(Revised 09/21/01)

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Confidential Treatment Requested by Fluidigm Corporation

Date: March 29, 2005

Restricted Account Number(s):	[***]
Operating Account Number(s):		[***]
Secured Party Account Number:	[***]

Bank of Secured Party Account:	Comerica Bank

Secured Party is to be sent duplicate Bank Statements.

[Company] FLUIDIGM CORPORATION	[Secured Party] LIGHTHOUSE
CAPITAL
PARTNERS V, L.P.

BY: LIGHTHOUSE
MANAGEMENT
PARTNERS V, L.L.C. ITS
GENERAL
PARTNER

By:	By:
Name: Gajus Worthington	Name: Thomas Conneely
Title: CEO	Title: Vice President

Address For All Notices:	Address For All Notices:

Fluidigm Corporation	Lighthouse Capital Partners V, L.P.
Attn: James Neesen	500 Drakes Landing Road
7100 Shoreline Court	Greenbrae, CA 94904
Attn: Contracts Administration

WELLS FARGO BANK , N.A.

By:
Name: Scott M. Van Gorder
Title: Vice President, Senior Relationship Manager

Address For All Notices:

420 Montgomery Street, 9th Floor
MAC A0101-096
San Francisco, CA 94108

Restricted Account Agreement	Page 7
(Revised 09/21/01)

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Confidential Treatment Requested by Fluidigm Corporation

March 29, 2005

Morgan Stanley & Co. Incorporated (the “Broker”)

555 California Street 14 th Floor

San Francisco, CA 94104

Re: Notice of Pledge and Security

Gentlemen:

Please be advised that the undersigned, Fluidigm Corporation (“Pledgor”), has pledged a security interest in Account No. [***] (the “Account”) held by Broker, as securities intermediary, and in all of the securities, proceeds, cash or other assets now or hereafter held in the Account (collectively, the “Collateral”), to Lighthouse Capital Partners V, L.P. (“Pledgee”) pursuant to the terms and provisions of a certain Loan and Security Agreement (the “Agreement”), dated March 29, 2005.

Broker, Pledgor and Pledgee, by signing this letter, hereby agree as follows:

a) The Account shall be retitled “Fluidigm Corporation — Pledgor/ Lighthouse Capital – Pledgee”;

b) Pledgee has a security interest in the Collateral and is authorized to instruct the Broker with regard to the Account without further consent needed by Pledgor;

c) Broker is hereby notified of Pledgee’s security interest, and agrees to comply with all instructions and entitlement orders of Pledgee with regard to the Account. Broker shall not comply with instructions and entitlement orders with respect to the Collateral or the Account that are originated by the Pledgor except as described in Paragraph D below. Broker is also hereby authorized and agrees to send duplicate copies of any and all statements and confirmations, as well as any other appropriate correspondence, relating to the Account directly to the Pledgee at the address indicated below, or to such other address as Pledgee may designate in writing. This pledge will remain in full force and effect until Pledgee notifies Broker in writing to the contrary;

d) Pledgee hereby instructs Broker that until further instruction in writing from an Authorized Officer of Pledgee (as defined below) that Pledgee is assuming exclusive control over the Account (“Notice of Exclusive Control”), the Broker shall comply with directions of Pledgor with respect to any transactions, including withdrawals, in the Account. Notwithstanding anything contained herein, upon receipt of a Notice of Exclusive Control (it being understood that Broker shall have no duty or obligation whatsoever to investigate or determine whether the Notice of Exclusive Control was

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Confidential Treatment Requested by Fluidigm Corporation

rightfully or legally issued), Broker shall only follow the directions and instructions of Pledgee with regard to the Account. In that case, if Pledgee so requests, Broker will proceed to liquidate the assets of the Account in accordance with Pledgee’s instructions and to deliver the proceeds to Pledgee.

    For purposes of this Agreement, “Authorized Officer of Pledgee” shall refer to any one of the following individuals: Richard Stubblefield and Thomas Conneely. If Pledgee finds it necessary to designate a replacement for any of the designated Authorized Officers of Pledgee, written notice of replacement shall be given to Broker, which notice shall be signed by the President, an Executive Vice President, a Senior Vice President, or such other officer of Pledgee as Broker may approve. However, Broker shall be entitled to rely on any notice it receives from someone whom it reasonably believes is an Authorized Officer of Pledgee;

e) Broker shall have no obligation to monitor the Account for any purpose in connection with the pledge granted hereunder. The Pledgee accepts and acknowledges full responsibility for reviewing daily confirmations and monthly statements to ensure that it is adequately secured;

f) Pledgor and Pledgee hereby agree to indemnify and hold harmless Broker, its affiliates, officers, and employees from and against any and all claims, causes of actions, liabilities, lawsuits, demands, and/or damages, including, without limitation, any and all court costs and reasonable attorney’s fees, that might result by reason of the actions of Broker under this Agreement. Broker shall not be responsible for any losses, claims, damages, liabilities and expenses incurred by Pledgor or Pledgee, except to the extent that such losses, claims, damages, liabilities or expenses arise out of the bad faith, gross negligence, or criminal acts or omissions on the part of Broker;

g) Broker may terminate this Agreement at any time by canceling the Account and transferring all funds and securities in the Account to Pledgee;

h) As of the date hereof, the Collateral has not been paid to or withdrawn by the Pledgor; Broker is not in receipt of any notice of withdrawal or redemption with regard to the Collateral or notice not to renew the Account, and Broker has not given any notice that the Account will not be renewed or extended, as the case may be;

i) Broker’s records indicate that the value of the Collateral, as of the date hereof, is approximately [***].

j) Broker subordinates any right of offset Broker may now or hereafter have against the Collateral for any indebtedness now or hereafter owing to Broker by the Pledgors to the security interest of Pledgee; provided that Broker shall continue to have a first perfected security interest in the Collateral with respect to any charges incurred in connection with the operation of the Account, including, but not limited to, fees, commissions and any costs related to unsettled securities transactions.

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Confidential Treatment Requested by Fluidigm Corporation

k) This Agreement shall be governed by the law of the State of New York, excluding its conflict of law rules. The parties hereby agree that (i) the “securities intermediary’s jurisdiction” with respect to the Account and the Collateral is New York and (ii) the parties shall not agree with any other person that such securities intermediary’s jurisdiction is any jurisdiction other than New York.

Very truly yours,
FLUIDIGM CORPORATION

By: James Neeson
Title: Controller

Read and Agreed to:

MORGAN STANLEY & CO. INCORPORATED

By
Name:
Title:

LIGHTHOUSE CAPITAL PARTNERS V, L.P.

By:	Lighthouse Management Partners V, L.L.C.
its general partner

By
Name: Thomas Conneely
Title: Vice President
Address: 500 Drakes Landing Road Greenbrae, CA 94904

[***]	Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Fluidigm Corporation

SUBORDINATION AGREEMENT

    This SUBORDINATION AGREEMENT (this “Agreement”), dated as of March 29, 2005, is between, on the one hand, each undersigned holder (each a “Holder” and collectively the “Holders”) of Convertible Promissory Notes issued pursuant to those certain Convertible Note Purchase Agreement dated December 18, 2003, as amended from time to time (each a “Note” and collectively the “Notes”) issued by FLUIDIGM CORPORATION, a California corporation (“Company”), and, on the other hand, LIGHTHOUSE CAPITAL PARTNERS V, L.P., a Delaware limited partnership (“LCP”), lender under that certain Loan and Security Agreement No. 4561, dated March 29, 2005 (the “Loan Agreement”) with Company (all obligations of payment and performance due or to become due pursuant to the Obligations or the Loan Documents as those terms are defined therein, as the same may be amended from time to time, are the “LCP Obligations”), with reference to the following:

    WHEREAS, in order to induce LCP to enter into the Loan Agreement, the Holders agree to enter into this Agreement;

    NOW, THEREFORE, in consideration of the mutual promises herein contained, the parties hereby agree as follows:

    1. Subordination. Each Holder agrees that it shall not receive any payment of any amounts on account of the Notes until the LCP Obligations have been paid and performed in full. Regardless of (i) any agreement of any Holder or LCP with Company, (ii) the time, place, manner or order of attachment, perfection, or the filing of UCC-1 filings or other documents, or (iii) the giving or failure to give notice, each Holder does hereby subordinate payment by Company on its Notes to the full and final payment to LCP of the LCP Obligations. Each Holder agrees that all payments and the proceeds received by Holders on account of the Notes shall be held by them in trust for LCP for the payment of the LCP Obligations, and turned over to LCP in kind upon receipt of notice from LCP that Company has failed to pay LCP any of the LCP Obligations. Holders hereby agree they have no security interest in any property of the Company.

Notwithstanding anything in this Agreement, (i) in the event the Convertible Note, dated as of December 18, 2003 (the “Initial EDB Note”), issued by Company to Biomedical Sciences Investment Fund Pte Ltd (“BMSIF”) has not been converted according to the terms set forth in Section 2 of such Initial EDB Note by the Payment Date (as defined in such Initial EDB Note), BMSIF may receive payment by the Company in an amount not to exceed 50% of the principal amount outstanding under such Initial EDB Note, and (ii) each Holder may convert any Note into capital stock of the Company and accept cash in lieu of fractional shares in connection with any such conversion. Upon conversion of any Note into capital stock of the Company and acceptance of cash in lieu of fractional shares in connection with any such conversion, this Agreement shall terminate with respect to such Note and any proceeds received by a Holder in connection with the conversion of such Note.

    2. Bankruptcy. (Subject to paragraph (1) above), Each Holder agrees that upon any

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Confidential Treatment Requested by Fluidigm Corporation

distribution of assets or readjustment of indebtedness of Company, whether by liquidation, bankruptcy, assignment for the benefit of creditors, or otherwise, LCP shall receive payment in full on the LCP Obligations before Holder receives payment of any amounts due under the Notes and Holders shall pay over to LCP any amounts so received by them related to the Notes until the LCP Obligations are paid in full. In furtherance thereof, each Holder authorizes LCP to make and vote (without LCP being obligated to make or vote) any and all proofs of claim respecting the Notes in any such proceeding and to receive and collect all dividends or other payments thereupon; provided that LCP will pay over to Holders a pro rata distribution of amounts received by it in excess of that necessary for the full and final satisfaction of the LCP Obligations. Holders agree to execute such instruments of assignment and other documents as may be necessary to enforce such claims and collect such dividends or to otherwise carry out the intent and purpose hereof.

    3. Representations. Each party hereto warrants and represents to the others that it has full power and authority to enter hereinto and to perform all obligations hereunder, that this Agreement is valid, binding and enforceable in accordance with its terms and that execution and performance hereof does not violate any agreement with any other person or entity. Each Holder represents and warrants that it (i) is the owner of the Notes, free and clear of the claims of any others, (ii) has not heretofore subordinated or assigned the Notes or its interest therein to any entity, (iii) will not transfer any Notes to any entity other than one which agrees to be bound hereby, and (iv) waives any rights to claim that the enforceability of this Agreement may be affected by any subsequent modification, release, extension, or change in LCP obligations.

    4. No Third Party Beneficiaries. Company has no rights hereunder. This Agreement is made only for the benefit of Holders and LCP and their successors and assigns, and may not be relied upon by any other third party, including Company or any successor thereto or any judgment lien creditor thereof. Nothing herein shall constitute a commitment or agreement by either of LCP or Holder to provide funds to Company.

    5. Miscellaneous. This Agreement: (i) may only be amended by a writing signed by LCP and the affected Holder; (ii) contains the entire agreement between Holders and LCP with respect to its subject matter, and all prior negotiations, documents and discussions are superseded hereby; (iii) shall be governed by the laws of the state of California; (iv) may be executed in counterparts delivered by telefacsimile, all of which, when taken together, shall constitute one and the same original document; and (v) may be attached to a Form UCC-1 and filed in the public records of any jurisdiction; and (vi) shall terminate upon the full, final and indefeasible payment and performance by Company to LCP of all LCP Obligations.

    6. Waiver of Jury Trial. TO THE FULLEST EXTENT PERMITTED BY LAW, EACH OF THE PARTIES HERETO WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. EACH PARTY FURTHER WAIVES ANY RIGHT TO CONSOLIDATE ANY ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED.

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Confidential Treatment Requested by Fluidigm Corporation

    IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

LIGHTHOUSE CAPITAL PARTNERS V, L.P.

a Delaware limited partnership

by:	Lighthouse Management Partners V, L.L.C.
its general partner

by:	/s/ Thomas Conneely
Thomas Conneely
Vice President

500 Drakes Landing Road
Greenbrae, CA 94904
Attn: Contracts Administration
Tel: (415) 464-5900
Fax: (415) 925-3387

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Confidential Treatment Requested by Fluidigm Corporation

HOLDERS:

BIOMEDICAL SCIENCES INVESTMENT FUND PTD LTD

By:	/s/ Lily Chan
Title:	Director

20 Biopolis Way
#09-01 Centros
Singapore 138668
Attn: Lily Chan, PhD
Tel: 65-6395-7700
Fax: 65-6395-7796

INVUS, L.P.

By:	Invus Advisors, LLC
Its general partner

By:
Title:
135 East 57th Street
New York, NY 10022
Attn: Phillipe J. Amouyal
Tel: (212) 371-1717
Fax: (212) 371-1829

Company hereby acknowledges and consents to the Agreement, promises to take all such action as may be necessary to fulfill its essential intent and purpose, agrees that failure to do so shall be an Event of Default under the LCP Obligations, and acknowledges that in the transactions referenced herein it has been advised to seek, and has selected, counsel of its own choosing, namely Wilson, Sonsini, Goodrich & Rosati of Palo Alto, California.

FLUIDIGM CORPORATION

By
Its

Signature page to Fluidigm Corporation

Subordination Agreement

Fluidigm Confidential

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Confidential Treatment Requested by Fluidigm Corporation

HOLDERS:

BIOMEDICAL SCIENCES INVESTMENT FUND PTD LTD

By:
Title:

20 Biopolis Way
#09-01 Centros
Singapore 138668
Attn: General Manager
Tel: 65-6395-7700
Fax: 65-6395-7796

INVUS, L.P.

By:	Invus Advisors, LLC
Its general partner

By:	/s/ Aflalo Guimaraes
Title:	Managing Director

135 East 57th Street
New York, NY 10022
Attn: Phillipe J. Amouyal
Tel: (212) 371- 1717
Fax: (212) 371-1829

Company hereby acknowledges and consents to the Agreement, promises to take all such action as may be necessary to fulfill its essential intent and purpose, agrees that failure to do so shall be an Event of Default under the LCP Obligations, and acknowledges that in the transactions referenced herein it has been advised to seek, and has selected, counsel of its own choosing, namely Wilson, Sonsini, Goodrich & Rosati of Palo Alto, California.

FLUIDIGM CORPORATION

By
Its

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Confidential Treatment Requested by Fluidigm Corporation

HOLDERS:

BIOMEDICAL SCIENCES INVESTMENT FUND PTD LTD

By:
Title:
20 Biopolis Way
#09-01 Centros
Singapore 138668
Attn: General Manager
Tel: 65-6395-7700
Fax: 65-6395-7796

INVUS, L.P.

By:	Invus Advisors, LLC
Its general partner

By:
Title:
135 East 57th Street
New York, NY 10022
Attn: Phillipe J. Amouyal
Tel: (212) 371-1717
Fax: (212) 371-1829

Company hereby acknowledges and consents to the Agreement, promises to take all such action as may be necessary to fulfill its essential intent and purpose, agrees that failure to do so shall be an Event of Default under the LCP Obligations, and acknowledges that in the transactions referenced herein it has been advised to seek, and has selected, counsel of its own choosing, namely Wilson, Sonsini, Goodrich & Rosati of Palo Alto, California.

FLUIDIGM CORPORATION

By	/s/ Gajus Worthington
Its	President & CEO

[***]	Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Fluidigm Corporation

AMENDMENT NO. 01 (“Amendment”)

TO LOAN AND SECURITY AGREEMENT NO. 4561

Entered into as of August 4, 2006 by and between

LIGHTHOUSE CAPITAL PARTNERS V, L.P. (“Lender”) and FLUIDIGM CORPORATION (“Borrower”).

RECITALS

    WHEREAS, Borrower and Lender have previously entered into that certain Loan and Security Agreement No. 4561 dated as of March 29, 2005 (the “Loan and Security Agreement”; all initially capitalized terms not otherwise defined herein shall have the meanings given to such terms in the Loan and Security Agreement), together with the other agreements and instruments entered into in connection therewith (collectively, the “Loan Documents”); and

    WHEREAS, Borrower and Lender each have agreed to amend the Loan Documents subject to Borrower’s performance of the terms and conditions hereof; and

    WHEREAS, as of August 31, 2006, Borrower and Lender mutually agree that the outstanding principal balance of the Loans is $11,093,832.04;

    NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, the parties hereby agree to modify the Loan Documents by entering into this Amendment and Borrower agrees to perform such other covenants and conditions as follows:

A) Loan and Security Agreement

      (i) Definitions — The definition of “Subordinated Indebtedness”, shall be amended and restated to read as follows:

“Subordinated Indebtedness” means Indebtedness of Borrower to Singapore EDB (including its investment fund BioMedical Sciences Investment Fund Ptd Ltd) and Invus Group that is subordinated in both security and right of payment to the Obligations on terms and conditions reasonably satisfactory to Lender in an amount not to exceed $8,000,000.

B) Secured Term Promissory Note

 (i) Definitions — The following definitions shall be added to the Notes, and to the extent these terms are already defined in the Loan Documents, they shall be deleted in their entirety and replaced with the following:

    “Final Payment” means 11.25% of the Advance.

    “Basic Rate” means a variable per annum rate of interest equal to the Index plus the Interest Margin which shall be subject to adjustment as provided herein. On and after March 1, 2006 through and including August 31, 2006, the Basic Rate shall be fixed at 10.00%. On and after September 1, 2006, the Basic Rate shall be fixed at 9.75%.

    “Repayment Period” means the period beginning on the Loan Commencement Date and continuing for 48 calendar months.

C) Additional Terms and Conditions

1.

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Confidential Treatment Requested by Fluidigm Corporation

1.	Repayment. Notwithstanding anything contained in any Note issued in connection with the Loan and Security Agreement, Section 1 of each such Note shall be superseded by the following payment terms: for and on account of all of the Notes, from March 1, 2006 through and including August 31, 2006, Borrower will pay Lender $416,006.71 per month. On and after September 1, 2006 through February 28, 2010, Borrower shall pay Lender $310,305.95 per month. In addition to all other amounts due or to become due hereunder, the Final Payment is due on the earliest to occur of the Maturity Date or March 1, 2009.

2.	Restructure Fee. In addition to all other amounts due or to become due hereunder, on the earliest to occur of (i) the Maturity Date; (ii) the date of prepayment of all of the Notes, or (ii) March 1, 2009, Borrower shall pay to Lender a restructure fee in the amount of $150,000, in cash.

3.	Expenses. Borrower shall pay reasonable fees and expenses incurred by Lender’s legal counsel in connection with the preparation and negotiation of documentation related to this Amendment. Such restructure expenses are due and payable when billed.

D)          Acknowledgments; Representations and Warranties. Borrower warrants and represents to Lender, as a material inducement to Lender’s entering hereinto, as follows:

a)	No Further Funding Obligations. Lender has no obligations to make further Advances to Borrower.

b)	No Waivers. Lender has made no separate oral or written waiver of any existing or future Default or Event of Default by Borrower under any Loan Document.

c)	No Set-Off. Borrower has no claims or rights of set-off against Lender of any kind under any Loan Document or otherwise. Borrower has no defenses to payments of any amounts owed to Lender as the same become due and payable.

d)	Representations and Warranties of Borrower. The representations and warranties contained in the Loan Agreement are true and complete in all material respects as of the date hereof, except with respect to any such representation or warranty which speak only as of a specific date prior to the date hereof. Borrower warrants and represents that no Events of Default have occurred. Borrower warrants and represents that it has not reached any settlement with any other creditor of Borrower that has not been disclosed in writing to Lender.

E.          Release. Borrower for itself and for its agents, partners, stockholders, employees and affiliates and its or their successors and assigns hereby (a) agrees to waive, release and further discharge Lender and its officers, directors, stockholders, partners, successors, assigns, agents and employees of and from any and all manner of claims arising in connection with the Loan Documents for damages at law or in equity with respect to any matter occurring prior to the date hereof which Borrower or such other releasing party may have had, and (b) waives California Civil Code Section 1542, which reads: “A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.” Each provision of this release shall be severable from every other provision when determining its legal enforceability.

2.

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Confidential Treatment Requested by Fluidigm Corporation

Except as amended hereby, the Loan Documents remain unmodified and unchanged and ratified by Borrower as though fully set forth herein. In the event of any contradiction between any term of this Amendment with any other Loan Document, the terms under this Amendment shall control Lender and Borrower have executed this Amendment as of the date first written above.

BORROWER:		LENDER:

FLUIDIGM CORPORATION		LIGHTHOUSE CAPITAL PARTNERS V, L.P.

		By:	LIGHTHOUSE MANAGEMENT
PARTNERS V, L.L.C., its general partner

By:	/s/ Gajus Worthington	By:	/s/ Thomas Conneely

Name:	Gajus Worthington	Name:	Thomas Conneely

Title:	CEO	Title:	Vice President

3.

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Confidential Treatment Requested by Fluidigm Corporation

AMENDMENT NO. 02 (“Amendment”)

TO LOAN AND SECURITY AGREEMENT NO. 4561

Entered into as of November 16, 2006 by and between

LIGHTHOUSE CAPITAL PARTNERS V, L.P. (“Lender”) and FLUIDIGM CORPORATION (“Borrower”).

Without limiting or amending any other provisions of the Agreement, as amended, Lender and Borrower agree to the following:

Section 1.1 of the Agreement, the definition of “Subordinated Indebtedness”, shall be amended and restated to read as follows:

“Subordinated Indebtedness” means Indebtedness of Borrower to Singapore EDB (including its investment fund BioMedical Sciences Investment Fund Ptd Ltd) and Invus Group that is subordinated in both security and right of payment to the Obligations on terms and conditions reasonably satisfactory to Lender in an amount not to exceed $13,000,000.

All capitalized terms not otherwise defined herein shall have the meanings given to such terms in the Agreement.

BORROWER:		LENDER:

FLUIDIGM CORPORATION		LIGHTHOUSE CAPITAL PARTNERS V, L.P.

		By:	LIGHTHOUSE MANAGEMENT
PARTNERS V, L.L.C., its general partner

By:	/s/ Rich Delateur	By:	/s/ Darren Haggerty

Name:	Rich Delateur	Name:	Darren Haggerty

Title:	Chief Financial Officer	Title:	Director of Portfolio Analysis

1.

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AMENDMENT NO. 03

Dated August 8, 2007

TO

that certain Loan and Security Agreement No. 4561

dated as of March 29, 2005, as amended (“Agreement”), by and between

LIGHTHOUSE CAPITAL PARTNERS V, L.P. (“Lender”) and

FLUIDIGM CORPORATION , a Delaware corporation (formerly a California corporation) (“Borrower”).

(All capitalized terms not otherwise defined herein shall have the meanings given to such terms in the Agreement.)

Without limiting or amending any other provisions of the Loan Documents, Lender and Borrower agree to the following:

  Effective March 29, 2007, Borrower’s state of incorporation has reincorporated from the State of California to the State of Delaware.

Except as amended hereby, the Loan Documents remains unmodified and unchanged.

BORROWER:		LENDER:

FLUIDIGM CORPORATION		LIGHTHOUSE CAPITAL PARTNERS V, L.P.

		By:	LIGHTHOUSE MANAGEMENT
PARTNERS V, L.L.C., its general partner

By:	/s/ Gajus Worthington	By:	/s/ Tom Conneely

Name:	Gajus Worthington	Name:	Tom Conneely

Title:	President & CEO	Title:	Vice President

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Confidential Treatment Requested by Fluidigm Corporation

ORIGINAL

AMENDMENT NO. 04

Dated February 15, 2008

TO

that certain Loan and Security Agreement No. 4561

dated as of March 29, 2005, as amended (“Agreement”), by and between

LIGHTHOUSE CAPITAL PARTNERS V, L.P. (“Lender”) and

FLUIDIGM CORPORATION (“Borrower”).

THIS AMENDMENT NO. 04 (“Amendment 04”) to that certain Loan and Security Agreement No. 4561 dated March 29, 2005 (as amended to date, the “Agreement) is entered into as of February 15, 2008, by and between LIGHTHOUSE CAPITAL PARTNERS V, L.P. (“Lender”) and FLUIDIGM CORPORATION , a Delaware corporation (“Borrower”) .

WHEREAS, Borrower and Lender have previously entered into and amended the Agreement; and

WHEREAS, Borrower has requested Lender provide an additional term loan financing, which Lender has agreed to provide subject to the terms of this Amendment 04.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, the parties hereby agree to modify the Agreement and to perform such other covenants and conditions as follows:

(All capitalized terms not otherwise defined herein shall have the meanings given to such terms in the Agreement.)

I. Section 1.1, the following definitions shall be added to the Agreement:

“Change of Management or Board Composition ” means that (i) Borrower’s senior management shall not include Gajus Worthington; (ii) Versant Ventures or any of its affiliated funds shall cease to have a representative (currently Samuel Colella) serving on Borrower’s Board of Directors; or (iii) Alloy Ventures or any of its affiliated funds shall cease to have a representative (currently Mike Hunkapiller) serving on Borrower’s Board of Directors.

“Commitment One” means the Commitment as that term is used in the Agreement prior to the effect of this Amendment 04.

“Commitment Two” means $10,000,000.

“Commitment Two Warrant” mean the Warrant in favor of Lender to purchase securities of Borrower, substantially in the form of Exhibit C-2 attached to this Amendment 04 and issued in conjunction with Commitment Two.

II. Section 1.1, the following definitions of the Agreement shall be deleted in its entirety and replaced with the following:

“Basic Rate” (i) under Commitment One, as defined in the Notes, as amended pursuant to Amendment No. 01, and (ii) under Commitment Two, as defined in the Notes for Advances under Commitment Two.

“Commitment” means Commitment One and Commitment Two.

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“Commitment Fee” means $10,000 under Commitment One and $10,000 under Commitment Two.

“Commitment Termination Date” has occurred for Commitment One, and for Commitment Two it means the earliest to occur of (i) July 1, 2008; (ii) any Default or Event of Default, or (iii) Change of Management or Board Composition (unless Lender has waived this condition in writing).

“Disclosure Schedule” means the Disclosure Schedule delivered to Lender in connection with the execution and delivery of Amendment No. 04 to this Agreement.

“Loan Commencement Date” means (i) for Advances under Commitment One, as defined in the Notes, as amended pursuant to Amendment No. 01, and (ii) for Advances under Commitment Two, as defined in the Notes for Advances under Commitment Two.

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“Note” means (i) in connection with Advances under Commitment One, Secured Promissory Notes in the form of Exhibit B , and (ii) in connection with Advances under Commitment Two, Secured Promissory Notes in the form of Exhibits B-2 to Amendment 04.

“Notice of Borrowing” means (i) in connection with Advances under Commitment One, the form attached as Exhibit D, and (ii) in connection with Advances under Commitment Two in the form of Exhibit D-2 attached to Amendment 04.

“Warrant” means (i) all Warrants issued by Borrower to Lender prior to the date of Amendment 04, and (ii) the Commitment Two Warrant.

III. Section 6.2 — Section 6.2 of the Agreement shall be amended deleted in its entirety and replaced with the following:

6.2 Financial Statements, Reports, Certificates. Borrower shall deliver to Lender: (i) as soon as prepared, and no later than 30 days after the end of each calendar quarter, a balance sheet, income statement and cash flow statement covering Borrower’s operations for each of the three months during such period, provided for each calendar month ending after the calendar quarter ending on September 30, 2008, Borrower shall deliver to Lender as soon as prepared, and no later than 30 days after the end of each calendar month, a balance sheet, income statement and cash flow statement covering Borrower’s operations during such period; (ii) as soon as prepared, but no later than 90 days after the end of the fiscal year, or such other timeframe formally approved by Borrower’s audit committee, audited financial statements prepared in accordance with GAAP, together with an opinion that such financial statements fairly present Borrower’s financial condition by an independent public accounting firm reasonably acceptable to Lender; (iii) immediately upon notice thereof, a report of any legal or administrative action pending or threatened in writing against Borrower which is likely to result in liability to Borrower in excess of $100,000 (provided that Borrower shall not be required to report notices of possibly relevant third party patents, or proposals or demands to license intellectual property); and (iv) such other financial information as Lender may reasonably request from time to time. Financial statements delivered pursuant to subsections (i) and (ii) above shall be accompanied by a certificate signed by a Responsible Officer (each an “Officer’s Certificate”) in the form of Exhibit F.

IV. Section 3 — Conditions of Advances; Procedure for requesting Advances; the following new Sections 3.2 and 3.3 shall be added:

3.2 Procedure for Making Advances. For any Advance, Borrower shall provide Lender an irrevocable Notice of Borrowing at least 15 business days prior to the desired Funding Date and Lender shall only be required to make Advances hereunder based upon written requests which comply with the terms and exhibits of this Loan Agreement (as the same may be amended from time to time), and which are submitted and signed by a Responsible Officer. Borrower shall execute and deliver to Lender a Note and such other documents and instruments as Lender may reasonably require for each Advance made.

3.3. Conditions Precedent to Initial Advance under Commitment Two. The obligation of Lender to make the Initial Advance under Commitment Two is subject the satisfaction of each of the following conditions:

(a) This Amendment 04 duly executed by Borrower.

(b) The Commitment Two Warrant to be issued to Lender duly executed by Borrower.

(c) Delivery to Ledner of an officer’s certificate of Borrower with copies of the following documents attached: (i) the certificate of incorporation and by-laws or other organizational documents of Borrower certified by Borrower as being in full force and effect as of the date of Amendment 04, (ii) incumbency and representative signatures, and (iii) resolutions authorizing the execution and delivery of Amendment 04 and each of the other Loan Documents.

(d) Delivery to Lender of a good standing certificate from Borrower’s state of incorporation or formation and the state in which Borrower’s principal place of business is located, together with certificates of the applicable governmental authorities

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stating that Borrower is in compliance with the franchise tax laws of each such state, each dated as of a recent date.

(e) Borrower has obtained all necessary consents of shareholders, members, and other third parties with respect to the execution, delivery and performance of the Agreement, Amendment 04, the Commitment Two Warrant, and the other Loan Documents.

(f) Borrower shall have satisfied all the conditions set forth in Section 3.1 and 3.2 of the Agreement.

3.4 Reaffirmation Subject to the Disclosure Schedule attached hereto as Schedule 1, Borrower reaffirms the representations and warranties made to Lender in the Agreement as of the date hereof as though fully set forth herein.

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3.5 Existing Notes Notes for Advances under Commitment Two are not affected by Amendment No. 01 and Notes for Advances under Commitment One remain subject to Amendment No. 01

V. Further Terms and Conditions of this Amendment 04.

1.	Representations and Warranties of Borrower. Borrower warrants and represents, as a significant material inducement to Lender to enter hereinto, that: (i) no Events of Default have occurred and are continuing that have not been disclosed to Lender by Borrower in writing; (ii) it is not and has no reason to believe it may be named as a party to any judicial or administrative proceeding, litigation or arbitration, and has not received any written communication from any person or entity (whether private or governmental) threatening or indicating the same, except to the extent that any such written communication could not reasonably be expected to result in a material adverse effect on Borrower’s business; and (iii) it is in full compliance with Section 7.10 of the Loan and Security Agreement.

2.	No Control. Borrower warrants and represents, as a significant material inducement to Lender to enter hereinto, that none of Lender nor any affiliate, officer, director, employee, agent, or attorney of Lender, have at any time, from Borrower’s date of formation through to the date hereof, (i) exercised management or other control over the Borrower, (ii) exercised undue influence over Borrower or any of its officers, employees or directors, (iii) made any representation or warranty, express or implied, to any party on behalf of Borrower, (iv) entered into any joint venture, agency relationship, employment relationship, or partnership with Borrower, (v) directed or instructed Borrower on the manner, method, amount, or identity of payee of any payment made to any creditor of Borrower, and further, Borrower warrants and represents that by entering hereinto with Lender has not, are not and will not have engaged in any of the foregoing.

3.	Integration Clause. This Agreement represents and documents the entirety of the agreement and understanding of the parties hereto with respect to its subject matter. All prior understandings, whether oral or written, other than the Loan Documents, are hereby merged hereinto. NEITHER THE LOAN AND SECURITY AGREEMENT NOR THIS AGREEMENT MAY BE MODIFIED EXCEPT BY A WRITING SIGNED BY LENDER AND BORROWER. Each provision hereof shall be severable from every other provision when determining its legal enforceability such that Lender’s rights and remedies under this Agreement and the Loan Documents may be enforced to the maximum extent permitted under applicable law. This Agreement shall be binding upon, and inure to the benefit of, each party’s respective permitted successors and assigns. This Agreement may be executed in counterpart originals, all of which, when taken together, shall constitute one and the same original document. No provision of any other document between Lender and Borrower shall limit the effectiveness hereof or the rights and remedies of Lender against Borrower. In the event of any contradiction or inconsistency among the terms and conditions of this Agreement or any Loan Document, the interpretation most favorable to the interests of Lender shall prevail.

Except as amended hereby, the Agreement remains unmodified and unchanged.

BORROWER:		LENDER:

FLUIDIGM CORPORATION		LIGHTHOUSE CAPITAL PARTNERS V, L.P.

By:	/s/ Gajus Worthington	By:	LIGHTHOUSE MANAGEMENT PARTNERS V, L.L.C.,
Name:	Gajus Worthington		its general partner
Title:	President and CEO
		By:	/s/ Thomas Conneely
		Name:	Thomas Conneely
		Title:	Vice President

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EXHIBIT B-2

(COMMITMENT TWO)

[                    ]

SECURED PROMISSORY NOTE

This SECURED PROMISSORY NOTE (this “Note”) is made                     , 2008, by FLUIDIGM CORPORATION (“Borrower”) in favor of LIGHTHOUSE CAPITAL PARTNERS V, L.P. (collectively with its assigns, “Lender”). Initially capitalized terms used and not otherwise defined herein are defined in that certain Loan and Security Agreement No. 4561 between Borrower and Lender dated March 29, 2005, as amended (the “Loan Agreement”).

FOR VALUE RECEIVED, Borrower promises to pay in lawful money of the United States, to the order of Lender, at 500 Drake’s Landing Road, Greenbrae, California 94904, or such other place as Lender may from time to time designate (“ Lender’s Office”), the principal sum of $                     (the “Advance”), including interest on the unpaid balance and all other amounts due or to become due hereunder according to the terms hereof and of the Loan Agreement.

“Basic Rate” means a fixed per annum rate of interest equal 8.5%.

“Final Payment” means 6.5% of the Advance.

“Loan Commencement Date” means January 1,2009.

“Maturity Date” means the last day of the Repayment Period, or if earlier, the date of prepayment under the Note.

“Payment Date” means the first day of each calendar month.

“Prepayment Fee” means (i) if prepaid in the calendar years 2008 or 2009, 3% of the outstanding principal amount being prepaid; (ii) if prepaid in the calendar year 2010, 2% of the outstanding principal amount being prepaid; and (iii) if prepaid in the calendar year 2011 or thereafter, 1% of the outstanding principal amount being prepaid.

“Repayment Period” means the period beginning on the Loan Commencement Date and continuing for 30 calendar months.

1. Repayment. Borrower shall pay principal and interest due hereunder from the Funding Date, until this Note is paid in full, on each Payment Date pursuant to the terms of the Loan Agreement and this Note. Borrower shall pay to Lender, monthly in advance on each Payment Date, interest calculated using the Basic Rate. Beginning on the Loan Commencement Date and on each Payment Date thereafter during the Repayment Period, Borrower shall make equal installments of principal and interest in advance, calculated at the Basic Rate. On the Maturity Date, Borrower shall pay, in addition to all unpaid principal and interest outstanding hereunder, the Final Payment.

2. Interest. Interest not paid when due will, to the maximum extent permitted under applicable law, become part of principal, at Lender’s option, and thereafter bear like interest as principal. Interest shall be computed on the basis of a 360 day year. All Obligations not paid when due shall bear interest at the Default Rate unless waived in writing by Lender. All amounts paid hereunder will be applied to the Obligations in Lender’s discretion and as provided in the Loan Agreement.

3. Voluntary Prepayment. Borrower may prepay the Note if and only if Borrower pays to Lender (i) the outstanding principal amount of this Note and any unpaid accrued interest (ii) the Final Payment, (iv) the Prepayment Fee, and (v) all other sums, if any, that shall have become due and payable hereunder with respect to this Note.

4. Collateral. This Note is secured by the Collateral.

5. Waivers. Borrower, and all guarantors and endorsers of this Note, regardless of the time, order or place of signing, hereby

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waive notice, demand, presentment, protest, and notices of every kind, presentment for the purpose of accelerating maturity, diligence in collection to the fullest extent permitted by law.

6. Choice of Law; Venue. THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF BORROWER AND LENDER HEREBY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN THE CITY AND

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COUNTY OF SAN FRANCISCO, STATE OF CALIFORNIA. BORROWER AND LENDER EACH HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS NOTE. EACH PARTY FURTHER WAIVES ANY RIGHT TO CONSOLIDATE ANY ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED.

7. Miscellaneous. THIS NOTE MAY BE MODIFIED ONLY BY A WRITING SIGNED BY BORROWER AND LENDER. Each provision hereof is severable from every other provision hereof and of the Loan Agreement when determining its legal enforceability. Sections and subsections are titled for convenience, and not for construction. “Hereof,” “herein,” “hereunder,” and similar words refer to this Note in its entirety. “Or” is not necessarily exclusive. “Including” is not limiting. The terms and conditions hereof inure to the benefit of and are binding upon the parties’ respective permitted successors and assigns. This Note is subject to all the terms and conditions of the Loan Agreement.

IN WITNESS WHEREOF, Borrower has caused this Note to be executed by a duly authorized officer as of the day and year first above written.

FLUIDIGM CORPORATION

By:

Name:

Title:

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EXHIBIT C-2

NEITHER THIS WARRANT NOR THE SHARES OF CAPITAL STOCK ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED UNLESS SUCH SALE OR TRANSFER IS IN ACCORDANCE WITH THE REGISTRATION REQUIREMENTS OF SUCH ACT AND APPLICABLE LAWS OR THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL, REASONABLY ACCEPTABLE TO THE COMPANY, TO THE EFFECT THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND APPLICABLE LAWS.

PREFERRED STOCK PURCHASE WARRANT

Warrant No.	Number of Shares: initially, 100,000
Series E Preferred Stock
subject to increase as set forth below

FLUIDIGM CORPORATION

Effective as of February 15, 2008

Void after February 15, 2015

1. Issuance. This Preferred Stock Purchase Warrant (the “Warrant”) is issued to LIGHTHOUSE CAPITAL PARTNERS V, L.P. by FLUIDIGM CORPORATION, a Delaware corporation (hereinafter with its successors called the “Company”).

2. Purchase Price; Number of Shares.

(a) The registered holder of this Warrant (the “Holder”), commencing on the date hereof, is entitled upon surrender of this Warrant with the subscription form annexed hereto duly executed, at the principal office of the Company, to purchase from the Company, at a price per share of $4.00 (the “Purchase Price”), 100,000 fully paid and nonassessable shares of the Company’s Series E Preferred Stock, (the “Exercise Quantity”), $0.001 par value (the “Preferred Stock”).

(b) On the Commitment Termination Date, the Exercise Quantity shall automatically be increased by such additional number of shares (rounded to the nearest whole share) of Series E Preferred Stock, if any, as is equal to the amount determined by dividing (A) 8% of the Aggregate Advances under the Loan Agreement, if any, by (B) the Purchase Price

In addition to other terms which may be defined herein, the following terms, as used in this Warrant, shall have the following meanings:

(i)	“Aggregate Advances” means the aggregate original dollar amount of all Advances made under Commitment Two of the Loan Agreement, whether such Advances are outstanding or prepaid, at the time of any scheduled adjustment to the Exercise Quantity.

(ii)	“Loan Agreement” means that certain Loan and Security Agreement No. 4561 dated March 29, 2005 between the Company and Lighthouse Capital Partners V, L.P., as amended.

Any capitalized term not defined herein shall have the meaning as set forth in the Loan Agreement.

Until such time as this Warrant is exercised in full or expires, the Purchase Price and the securities issuable upon exercise of this Warrant are subject to adjustment as hereinafter provided. The person or persons in whose name or

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names any certificate representing shares of Preferred Stock is issued hereunder shall be deemed to have become the holder of record of the shares represented thereby as at the close of business on the date this Warrant is exercised with respect to such shares, whether or not the transfer books of the Company shall be closed.

3. Payment of Purchase Price. The Purchase Price may be paid (i) in cash or by check, (ii) by the surrender by the Holder to the Company of any promissory notes or other obligations issued by the Company, with all such notes and obligations so surrendered being credited against the Purchase Price in an amount equal to the principal amount thereof plus accrued interest to the date of surrender, or (iii) by any combination of the foregoing.

4. Net Issue Election. The Holder may elect to receive, without the payment by the Holder of any additional consideration, shares of Preferred Stock equal to the value of this Warrant or any portion hereof by the surrender of this Warrant or such portion to the Company, with the net issue election notice annexed hereto duly executed, at the principal office of the Company. Thereupon, the Company shall issue to the Holder such number of fully paid and nonassessable shares of Preferred Stock as is computed using the following formula:

X=Y(A-B)

A

where:	X=	the number of shares of Preferred Stock to be issued to the Holder pursuant to this Section 4.
	Y=	the number of shares of Preferred Stock covered by this Warrant in respect of which the net issue election is made pursuant to this Section 4 .
	A=	the Fair Market Value (defined below) of one share of Preferred Stock, as determined at the time the net issue election is made pursuant to this Section 4 ..
	B=	the Purchase Price in effect under this Warrant at the time the net issue election is made pursuant to this Section 4 .

“Fair Market Value” of a share of Preferred Stock (or fully paid and nonassessable shares of the Company’s common stock, $0.001 par value (the “Common Stock” ) if the Preferred Stock has been automatically converted into Common Stock) as of the date that the net issue election is made (the “Determination Date” ) shall mean:

(i) If the net issue election is made in connection with and contingent upon the closing of the sale of the Company’s Common Stock to the public in a public offering pursuant to a Registration Statement under the Securities Act of 1933, as amended (a “Public Offering” ), and if the Company’s Registration Statement relating to such Public Offering ( “Registration Statement” ) has been declared effective by the Securities and Exchange Commission, then the initial “Price to Public” specified in the final prospectus with respect to such offering multiplied by the number of shares of Common Stock into which each share of Preferred Stock is then convertible.

(ii) If the net issue election is not made in connection with and contingent upon a Public Offering, then as follows:

(a) If traded on a securities exchange or the Nasdaq National Market, the fair market value of the Common Stock shall be deemed to be the average of the closing or last reported sale prices of the Common Stock on such exchange or market over the five day period ending five trading days prior to the Determination Date, and the fair market value of the Preferred Stock shall be deemed to be such fair market value of the Common Stock multiplied by the number of shares of Common Stock into which each share of Preferred Stock is then convertible;

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(b) If otherwise traded in an over-the-counter market, the fair market value of the Common Stock shall be deemed to be the average of the closing ask prices of the Common Stock over the five day period ending five trading days prior to the Determination Date, and the fair market value of the Preferred Stock shall be deemed to be such fair market value of the Common Stock multiplied by the number of shares of Common Stock into which each share of Preferred Stock is then convertible; and

(c) If there is no public market for the Common Stock, then fair market value shall be determined in good faith by the Company’s Board of Directors.

5. Partial Exercise. This Warrant may be exercised in part, and the Holder shall be entitled to receive a new warrant, which shall be dated as of the date of this Warrant, covering the number of shares in respect of which this Warrant shall not have been exercised.

6. Fractional Shares. In no event shall any fractional share of Preferred Stock be issued upon any exercise of this Warrant. If, upon exercise of this Warrant in its entirety, the Holder would, except as provided in this Section 6, be entitled to receive a fractional share of Preferred Stock, then the Company shall issue the next higher number of full shares of Preferred Stock, issuing a full share with respect to such fractional share.

7. Expiration Date; Automatic Exercise. This Warrant shall expire at the close of business on February 15, 2015, and shall be void thereafter (the “Expiration Date”). Notwithstanding the term of this Warrant fixed pursuant to this Section 7, and provided Holder has received advance written notice of at least twenty (20) days and has not earlier exercised this Warrant, and provided this Warrant has not been assumed by the successor entity (or parent thereof), upon the consummation of a Merger (as defined below), this Warrant shall automatically be exercised pursuant to Section 4 hereof, without any action by Holder. “Merger” means: (i) a sale of all or substantially all of the Company’s assets to an Unaffiliated Entity (as defined below), or (ii) the merger, consolidation or acquisition of the Company with, into or by an Unaffiliated Entity (other than a merger or consolidation for the principle purpose of changing the domicile of the Company or a bona fide round of preferred stock equity financing), that results in the Company’s shareholders immediately prior to such merger, consolidation, or acquisition holding, immediately thereafter, less than a majority of the outstanding voting securities of the successor corporation or its parent. “Unaffiliated Entity” means any entity that is owned or controlled by parties who own less than twenty percent (20%) of the combined voting power of the voting securities of the Company immediately prior to such merger or sale of assets, consolidation or acquisition. Notwithstanding the foregoing, in the event that any outstanding warrants to purchase equity securities of the Company (it being acknowledged and agreed that options to acquire common stock issued to officers, directors, employees and consultants shall not be deemed “warrants”) are assumed by the successor entity of a Merger (or parent thereof), this Warrant shall also be similarly assumed and the automatic exercise provision in this Section 7 shall have no effect. The Company agrees to give the Holder written notice promptly after it has entered into a definitive agreement relating to any proposed Merger and written notice of termination of any definitive agreement relating to any proposed Merger. Notwithstanding anything to the contrary in this Warrant, (i) the Holder may expressly make any voluntary exercise of this Warrant contingent on, and effective immediately prior to, the consummation of such Merger and (ii) any automatic exercise of this Warrant in connection with a Merger shall be conditioned on consummation of such Merger and shall be effective immediately prior thereto.

8. Reserved Shares; Valid Issuance. The Company covenants that it will at all times from and after the date hereof reserve and keep available such number of its authorized shares of Preferred Stock and Common Stock free from all preemptive or similar rights therein, as will be sufficient to permit, respectively, the exercise of this Warrant in full and the conversion into shares of Common Stock of all shares of Preferred Stock receivable upon such exercise. The Company further covenants that such shares as may be issued pursuant to such exercise and/or conversion will, upon issuance, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof.

9. Stock Splits and Dividends. If after the date hereof the Company shall subdivide the Preferred Stock, by split-up or otherwise, or combine the Preferred Stock, or issue additional shares of Preferred Stock in payment of a stock dividend on the Preferred Stock, the number of shares of Preferred Stock issuable on the exercise

3.

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Confidential Treatment Requested by Fluidigm Corporation

of this Warrant shall forthwith be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination, and the Purchase Price shall forthwith be proportionately decreased in the case of a subdivision or stock dividend, or proportionately increased in the case of a combination.

10. Adjustments for Diluting Issuances. The antidilution rights applicable to the Series E Preferred Stock of the Company are set forth in the Amended and Restated Certificate of Incorporation, as amended from time to time (the “Articles” ), a true and complete copy in its current form which has been made available to Holder. Such rights shall not be restated, amended or modified in any manner which affects the Holder differently than the holders of outstanding Series E Preferred Stock without such Holder’s prior written consent. The Company shall provide the Holder hereof with any restatement, amendment or modification to the Articles promptly after the same has been made.

11. Mergers and Reclassifications. (a) Except as set forth in Section 7, If after the date hereof the Company shall enter into any Reorganization (as hereinafter defined), then, as a condition of such Reorganization, lawful provisions shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to the Holder, so that the Holder shall thereafter have the right to purchase, at a total price not to exceed that payable upon the exercise of this Warrant in full, the kind and amount of shares of stock and other securities and property receivable upon such Reorganization by a holder of the number of shares of Preferred Stock which might have been purchased by the Holder immediately prior to such Reorganization, and in any such case appropriate provisions shall be made with respect to the rights and interest of the Holder to the end that the provisions hereof (including without limitation, provisions for the adjustment of the Purchase Price and the number of shares issuable hereunder and the provisions relating to the net issue election) shall thereafter be applicable in relation to any shares of stock or other securities and property thereafter deliverable upon exercise hereof. For the purposes of this Section 11, the term “Reorganization” shall include without limitation any reclassification, capital reorganization or change of the Preferred Stock (other than as a result of a subdivision, combination or stock dividend provided for in Section 9 hereof), or any consolidation of the Company with, or merger of the Company into, another corporation or other business organization (other than a merger in which the Company is the surviving corporation and which does not result in any reclassification or change of the outstanding Preferred Stock), or any sale or conveyance to another corporation or other business organization of all or substantially all of the assets of the Company.

(b) Notwithstanding any other provision of this Warrant, in the event of an automatic conversion of the Company’s outstanding Series E Preferred Stock into Common Stock in accordance with the Company’s Articles, as in effect from time to time, this Warrant shall thereafter represent the right to acquire for the aggregate Purchase Price (as then in effect) the number of shares of Common Stock into which the number of shares of Preferred Stock issuable upon exercise of this Warrant would have then been convertible.

12. Certificate of Adjustment. Whenever the Purchase Price is adjusted, as herein provided, the Company shall promptly deliver to the Holder a certificate of the Company’s chief financial officer (or other appropriate officer) setting forth the Purchase Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

13. Notices of Record Date, Etc. In the event of:

(a) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase, sell or otherwise acquire or dispose of any shares of stock of any class or any other securities or property, or to receive any other right;

(b) any reclassification of the capital stock of the Company, capital reorganization of the Company, consolidation or merger involving the Company, or sale or conveyance of all or substantially all of its assets; or

(c) any voluntary or involuntary dissolution, liquidation or winding-up of the Company;

4.

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Confidential Treatment Requested by Fluidigm Corporation

then in each such event the Company will provide or cause to be provided to the Holder a written notice thereof. Such notice shall be provided at least twenty (20) business days prior to the date specified in such notice on which any such action is to be taken.

14. Representations, Warranties and Covenants. This Warrant is issued and delivered by the Company and accepted by each Holder on the basis of the following representations, warranties and covenants made by the Company:

(a) The Company has all necessary corporate power and authority to issue, execute and deliver this Warrant and to perform its obligations hereunder. This Warrant has been duly authorized issued, executed and delivered by the Company and is the valid and binding obligation of the Company, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy or similar laws relating to the enforcement of creditors’ rights generally.

(b) The shares of Preferred Stock issuable upon the exercise of this Warrant have been duly authorized and reserved for issuance by the Company and, when issued in accordance with the terms hereof, will be validly issued, fully paid and nonassessable.

(c) The issuance, execution and delivery of this Warrant do not, and the issuance of the shares of Preferred Stock upon the exercise of this Warrant in accordance with the terms hereof will not, (i) violate or contravene the Company’s Articles or by-laws, or any law, statute, regulation, rule, judgment or order applicable to the Company, (ii) violate, contravene or result in a breach or default under any contract, agreement or instrument to which the Company is a party or by which the Company or any of its assets are bound or (iii) require the consent or approval of or the filing of any notice or registration with any person or entity (other than such notices or filings as may be required under applicable securities laws).

(d) As long as this Warrant is, or any shares of Preferred Stock issued upon exercise of this Warrant or any shares of Common Stock issued upon conversion of such shares of Preferred Stock are, issued and outstanding, the Company will provide to the Holder the financial and other information described in that certain Loan and Security Agreement No. 4561 between the Company and Lighthouse Capital Partners V, L.P. dated as of March 29, 2005, as amended.

(e) As of the date hereof, the authorized capital stock of the Company consists of (i) 87,385,839 shares of Common Stock, of which 9,946,605 shares are issued and outstanding and 300,000 shares are reserved for issuance upon the exercise of this Warrant with respect to Common Stock and the conversion of the Preferred Stock into Common Stock if this Warrant is exercised with respect to Preferred Stock, (ii) 2,727,273 shares of Series A Preferred Stock, of which 2,727,273 are issued and outstanding shares, (iii) 6,460,675 shares of Series B Preferred Stock, of which 6,460,675 are issued and outstanding shares, (iv) 16,854,624 shares of Series C Preferred Stock, of which 16,364,832 are issued and outstanding shares, (v) 13,962,261 shares of Series D Preferred Stock, of which 13,353,333 are issued and outstanding shares and (vi) 20,109,947 shares of Series E Preferred Stock, of which 17,764,781 are issued and outstanding shares. Company has delivered a capitalization table to Holder summarizing the capitalization of the Company. At the request of Holder, not more than once per calendar quarter, the Company will provide Holder with a current capitalization table indicating changes, if any, to the number of outstanding shares of common stock and preferred stock.

5.

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Confidential Treatment Requested by Fluidigm Corporation

15. Registration Rights. The Company grants, upon effectiveness of the Rights Agreement referenced herein, to the Holder all the rights of a “Holder” and an “Investor” under the Company’s Eighth Amended and Restated Investors’ Rights Agreement dated as of June 13, 2006, as amended from time to time (the “Rights Agreement” ), including, without limitation, the registration rights contained therein, and agrees to solicit approval to amend the Rights Agreement so that (i) the shares of Common Stock issuable upon conversion of the shares of Preferred Stock issuable upon exercise of this Warrant shall be “Registrable Securities,” and (ii) the Holder shall be a “Holder” and an “Investor” for all purposes of such Rights Agreement.

16. Amendment. The terms of this Warrant may be amended, modified or waived only with the written consent of the Holder and the Company.

17. Representations and Covenants of the Holder. This Warrant has been entered into by the Company in reliance upon the following representations and covenants of the Holder, which by its execution hereof the Holder hereby confirms:

(a) Investment Purpose. The right to acquire Preferred Stock or the Preferred Stock issuable upon exercise of the Holder’s rights contained herein will be acquired for investment and not with a view to the sale or distribution of any part thereof, and the Holder has no present intention of selling or engaging in any public distribution of the same except pursuant to a registration or exemption.

(b) Accredited Investor. Holder is an “accredited investor” within the meaning of Rule 501 of Regulation D, promulgated under the 1933 Act as presently in effect.

(c) Private Issue. The Holder understands (i) that neither the issuance of this Warrant nor the issuance of any shares of the Company’s capital stock issuable upon exercise of the Holder’s rights contained herein has been registered under the 1933 Act or qualified under applicable state securities laws on the ground that the issuances contemplated by this Warrant will be exempt from the registration and qualifications requirements thereof, and (ii) that the Company’s reliance on such exemption is predicated on the representations of the Holderset forth in this Section 17.

(d) Financial Risk. The Holder has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment and has the ability to bear the economic risks of its investment.

18. Notices, Transfers, Etc.

(a) Any notice or written communication required or permitted to be given to the Holder may be given by certified mail or delivered to the Holder at the address most recently provided by the Holder to the Company.

(b) Subject to compliance with applicable federal and state securities laws, this Warrant may be transferred by the Holder with respect to any or all of the shares purchasable hereunder. Upon surrender of this Warrant to the Company, together with the assignment notice annexed hereto duly executed, for transfer of this Warrant as an entirety by the Holder, the Company shall issue a new warrant of the same denomination to the assignee. Upon surrender of this Warrant to the Company, together with the assignment hereof properly endorsed, by the Holder for transfer with respect to a portion of the shares of Preferred Stock purchasable hereunder, the Company shall issue a new warrant to the assignee, in such denomination as shall be requested by the Holder hereof, and shall issue to such Holder a new warrant covering the number of shares in respect of which this Warrant shall not have been transferred.

(c) In case this Warrant shall be mutilated, lost, stolen or destroyed, the Company shall issue a new warrant of like tenor and denomination and deliver the same (i) in exchange and substitution for and upon surrender and cancellation of any mutilated Warrant, or (ii) in lieu of any Warrant lost, stolen or destroyed, upon

6.

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Confidential Treatment Requested by Fluidigm Corporation

receipt of an affidavit of the Holder or other evidence reasonably satisfactory to the Company of the loss, theft or destruction of such Warrant

19. No Impairment. The Company will not, by amendment of its Articles or through any reclassification, capital reorganization, consolidation, merger, sale or conveyance of assets, dissolution, liquidation, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance of performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder. In no event shall any reclassification, capital reorganization, consolidation, merger, sale or conveyance of assets, dissolution, liquidation, issue or sale of securities or any other transaction be deemed an “impairment” for purposes of this Section 18 if the shares of the Company’s capital stock issuable upon exercise of this Warrant are affected thereby in the same manner as outstanding shares of such capital stock.

20. Governing Law. The provisions and terms of this Warrant shall be governed by and construed in accordance with the internal laws of the State of California without giving effect to its principles regarding conflicts of laws.

21. Successors and Assigns. This Warrant shall be binding upon the Company’s successors and assigns and shall inure to the benefit of the Holder’s successors, legal representatives and permitted assigns.

22. Business Days. If the last or appointed day for the taking of any action required or the expiration of any rights granted herein shall be a Saturday or Sunday or a legal holiday in California, then such action may be taken or right may be exercised on the next succeeding day which is not a Saturday or Sunday or such a legal holiday.

23. Value. The Company and the Holder agree that the value of this Warrant on the date of grant is $100.

FLUIDIGM CORPORATION

By:

Name:

Title:

7.

[***]	Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Fluidigm Corporation

Subscription

To:

Date:

The undersigned hereby subscribes for              shares of Preferred Stock covered by this Warrant. The certificate(s) for such shares shall be issued in the name of the undersigned or as otherwise indicated below:

Signature

Name for Registration

Mailing Address

[***]	Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Fluidigm Corporation

Net Issue Election Notice

To:	Date:

The undersigned hereby elects under Section 4 to surrender the right to purchase shares of Preferred Stock pursuant to this Warrant. The certificate(s) for such shares issuable upon such net issue election shall be issued in the name of the undersigned or as otherwise indicated below:

Signature

Name for Registration

Mailing Address

[***]	Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Fluidigm Corporation

Assignment

For value received                                          hereby sells, assigns and transfers unto

[Please print or typewrite name and address of Assignee]

the within Warrant, and does hereby irrevocably constitute and appoint                                          its attorney to transfer the within Warrant on the books of the within named Company with full power of substitution on the premises.

Dated:

Signature

Name for Registration

In the Presence of:

[***]	Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Fluidigm Corporation

EXHIBIT D-2

NOTICE OF BORROWING

                    ,

Lighthouse Capital Partners V, L.P.

500 Drake’s Landing Road

Greenbrae, CA 94904-3011

Ladies and Gentlemen:

Reference is made to the Loan and Security Agreement No. 4561 dated as of March 29, 2005 (as it has been and may be amended from time to time, the “Loan Agreement,” initially capitalized terms used herein as defined therein), between LIGHTHOUSE CAPITAL PARTNERS V, L.P. and FLUIDIGM CORPORATION (the “Company”)

The undersigned is the President and CEO of the Company, and hereby irrevocably requests an Advance under the Loan Agreement, and in that connection certifies as follows:

1. The amount of the proposed Advance is $                    . The business day of the proposed Advance is                     .

2. The Loan Commencement Date for this Advance shall be March 1, 2006.

3. As of this date, no Event of Default, or event which with notice or the passage of time would constitute an Event of Default, has occurred and is continuing, or will result from the making of the proposed Advance, and the representations and warranties of the Company contained in Section 5 of the Loan Agreement are true and correct in all material respects.

4. No event that could reasonably be expected to have a material adverse effect on the ability of Borrower to fulfill its obligations under the Loan Agreement has occurred since the date of the most recent financial statements, submitted to you by the Company.

The Company agrees to notify you promptly before the funding of the Advance if any of the matters to which I have certified above shall not be true and correct on the Funding Date.

Very truly yours,

FLUIDIGM CORPORATION

By:

Name:

Title:

1

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Confidential Treatment Requested by Fluidigm Corporation

Schedule 1

DISCLOSURE SCHEDULE

DEPOSIT AND SECURITIES ACCOUNTS

	Account Information:	Contact Information for Account:
Account	Company Name: Wells Fargo Bank	Contact Name: Gerry Klein
Number	Address: 420 Montgomery Street, 9th	Phone: 415.396.2961
1	Floor	Fax: 415.975.7573
	City, State, Zip: San Francisco, CA 94104	E-mail: gerry.h.klein@wellsfargo.com
Phone:
Fax:
Type of Account: Checking, Payroll
Account number: [***], [***]

Account	Company Name: Morgan Stanley	Contact Name: Thomas Piliero/WAXMAN
Number	Address: 555 California Street, Suite 1400	Phone: 415-576-2016
2	City, State, Zip: San Francisco, CA 94104	Fax: 415-576-2060
	Phone: 415.576.2016	E-mail: Thomas.Piliero@morganstanley.com
Fax: 415-576-2060
Type of Account: Investment
Account number: [***]

Account	Company Name: Silicon Valley Bank	Contact Name: Michael White
Number	Address: 3003 Tasman Drive, HF 195	Phone: 415.512.4215
3	City, State, Zip: Santa Clara, CA 95054	Fax: 415.856.0810
	Phone: 510.284.1129	E-mail: mwhite@svbank.com
Fax: 510.284.1127
Type of Account: Checking, CDs
Account number: [***], [***],
[***]

Account	Company Name: Comerica Bank	Contact Name: Heather Lynam
Number	Address: 226 Airport Parkway	Phone: 650.213.1726
4	City, State, Zip: San Jose, CA 95110	Fax: 650.213.1710
	Phone: 650.213.1716	E-mail: hlynam@comerica.com
Fax: 650.213.1710
Type of Account: Checking, Sweep, LC
Account number: [***], [***],
[***]

SUBSIDIARIES

Fluidigm Singapore Pte. Ltd.

Fluidigm KK

Fluidigm Europe BV

Fluidigm France SARL

[***]	Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Fluidigm Corporation

1

[***]	Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Fluidigm Corporation

PRIOR NAMES

Mycometrix

LITIGATION AND ADMINISTRATIVE PROCEEDINGS

None

BUSINESS PREMISES

	Each Location Address where Lighthouse Capital Partners has financed assets:	Landlord/Property Management Information:
Current	Contact Name: Jim Neesen	Contact Name: Bob Farrell, Controller Facility
Headquarters	Address: 7000 Shoreline Court, Suite	Operations
(Location 1)	100	Company Name: Oscient Pharmaceuticals
	City, State, Zip: South San Francisco, CA	Address: 1000 Winter Street City, State,
	94080	Zip: Waltham, MA 02451
	Phone: (650) 226-6000	Phone: (781) 398-2604
	Fax: (650) 871-7152	Fax: (781) 398-2350

Contact Name: Stephen Richardson
Company Name: Alexandria Real Estate
Equities, Inc.
Address: 2929 Campus Drive, Suite 400-A
City, State, Zip: San Mateo, CA 94403
Phone: (650) 286-1200
Fax: (650) 286-1256

Location	Contact Name: Mr. Takeshi Iwabuchi	Contact Name: Mr. Jyun Kusakabe
2	Company Name: Fluidigm KK (Sales office)	Company Name: Sankou estate K.K
	Address: Level 5 Ginza TK Bldg, 1-1-7	Address: Shibuyanomurasyouken building
	Shintomi	1-14-16 Shibuya, Shibuya-Ku,
	City, State, Zip: Chuo-Ku, Tokyo, 104-0041	Tokyo, 150-0002
	Japan	JAPAN
	Phone: +813-3555-2351	Phone: +813-3409-1411
	Fax: +813-3555-2353	Fax: +813-3409-1413

Location	Contact Name:	Contact Name: Ms. Akemi Minamino
3	Company Name: Fluidigm KK (Sales Office)	Company Name: K.K. HIT
	Address: Level 3-123 Soukendoshomachi bldg	Address: Level 25 Osakaekimae daisan bldg
	2-1-10 Doshomachi, Chuo-Ku,	1-1-3 Umeda, Kita-Ku, Osaka-Shi
	Osaka-Shi, Osaka 541-0045	Osaka 530-0001
	JAPAN	JAPAN
	City, State, Zip: Osaka	Phone: +816-6345-1210
	Phone: +816-6220-0500	Fax: +816-6347-0660
Fax: +816-6220-0660

Location	Contact Name: Grace Yow	Contact Name: Phoa Cheng Han
4	Company Name: Fluidigm Singapore	Company Name: JTC Corporation
	Address: 39 Robinson Road	Address: 8 Jurong Town Hall Road
	#07-01 Robinson Point	City, State, Zip: Singapore 609434
City, State, Zip: Singapore 068911

[***]	Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Fluidigm Corporation

Phone: 65 9748 2922
Fax: 65 62825531

Please see attached Disclosure Schedule which by this reference shall be deemed to be a part hereof.

2

[***]	Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Fluidigm Corporation

AMENDMENT NO. 05

Dated May 15, 2008

TO

that certain Loan and Security Agreement No. 4561

dated as of March 29, 2005, as amended (“Agreement”), by and between

LIGHTHOUSE CAPITAL PARTNERS V, L.P. (“Lender”) and

FLUIDIGM CORPORATION , a Delaware corporation (formerly a California corporation) (“Borrower”).

(All capitalized terms not otherwise defined herein shall have the meanings given to such terms in the Agreement.)

Without limiting or amending any other provisions of the Loan Documents, Lender and Borrower agree to the following:

Section 6.2. Section 6.2 will be deleted and replaced with the following:

6.2 Financial Statements, Reports, Certificates. (i) So long as Borrower is not subject to the reporting requirements of Section 12 or 15 of the Securities and Exchange Act of 1934, as amended (A) commencing for the fiscal month ending on October 25, 2008, and for each fiscal month thereafter, Borrower shall deliver to Lender as soon as prepared and no later than 30 days after the end of each such fiscal month, a balance sheet, income statement and cash flow statement covering Borrower’s operations during such period and (B) as soon as prepared, but no later than 90 days after then end of the fiscal year, or such other timeframe formally approved by Borrower’s audit committee, audited financial statements prepared in accordance with GAAP, together with an opinion that such financial statements fairly preent Borrower’s financial condition by an independent public accounting firm reasonably acceptable to Lender; (ii) immediately upon notice thereof, a report of any legal or administrative action pending or threatened in writing against Borrower which is likely to result in liability to Borrower in excess of $100,000 (provided that Borrower shall not be required to report notices of possibly relevant third party patents, or proposals or demands to license intellectual property); and (iii) such other financial information as Lender may reasonably request from time to time. Financial statements delivered pursuant to subsections (i)(A) and (i)(B) above shall be accompanied by a certificate signed by a Responsible Officer (each an “Officer’s Certificate”) in the form of Exhibit F.

Except as amended hereby, the Agreement remains unmodified and unchanged.

BORROWER:		LENDER:

FLUIDIGM CORPORATION		LIGHTHOUSE CAPITAL PARTNERS V, L.P.

By:	/s/ Gajus Worthington	By:	LIGHTHOUSE MANAGEMENT
PARTNERS V, L.L.C., its general
Name:	Gajus Worthington		partner

Title:	President & CEO	By:	/s/ Darren Haggerty

		Name:	Darren Haggerty

		Title:	Director of Portfolio Analysis

[***]	Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Fluidigm Corporation

AMENDMENT NO. 06

Dated March 25, 2009

TO

that certain Loan and Security Agreement No. 4561

dated as of March 29, 2005, as amended (“Agreement”), by and between

LIGHTHOUSE CAPITAL PARTNERS V, L.P. (“Lender”) and

FLUIDIGM CORPORATION (“Borrower”).

THIS AMENDMENT NO. 06 (“Amendment 06”) to that certain Loan and Security Agreement No. 4561 dated March 29, 2005 (as amended to date, the “Agreement”) is entered into as of February 15, 2008, by and between LIGHTHOUSE CAPITAL PARTNERS V, L.P. (“Lender”) and FLUIDIGM CORPORATION, a Delaware corporation (“Borrower”).

WHEREAS, Borrower and Lender have previously entered into and amended the Agreement; and WHEREAS, the Commitment Termination Date has passed; and

WHEREAS, Borrower has requested Lender provide principal forbearance from March 1, 2009 through February 28, 2010 and otherwise restructure the terms of the Loans as set forth herein; and

WHEREAS, Lender has agreed to do so subject to all of the terms and conditions hereof and of the Agreement;

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, the parties hereby agree to modify the Agreement and to perform such other covenants and conditions as follows:

(All capitalized terms not otherwise defined herein shall have the meanings given to such terms in the Agreement.

I.         Section 1.1, the following definitions shall be added to the Agreement:

“Amendment 06 Note” means that Amended and Restated Secured Promissory Note in the form of Exhibit B-3.

“Amendment 06 Warrant” mean the Warrant in favor of Lender to purchase securities of Borrower, substantially in the form of Exhibit C-3 attached to this Amendment 06.

II.        Section 1.1, the following definitions of the Agreement shall be deleted in its entirety and replaced with the following:

“Commitment Fee” means $10,000 under Commitment One, $10,000 under Commitment Two and $10,000 under Amendment 06.

“Disclosure Schedule” means the Disclosure Schedule delivered to Lender in connection with the execution and delivery of Amendment No. 06.

“Note” means (i) in connection with Advances under Commitment One, Secured Promissory Notes in the form of Exhibit B, (ii) in connection with Advances under Commitment Two, Secured Promissory Notes in the form of Exhibits B-2 to Amendment 04, and (iii) in connection with Amendment 06, the Amendment 06 Note.

“Warrant” means (i) all Warrants issued by Borrower to Lender prior to the date of Amendment 04, (ii) the Commitment Two Warrant and (iii) the Amendment 06 Warrant.

III.      Section 7.10, the following section of the Agreement shall be deleted in its entirety and replaced with the following:

7.10    Deposit and Securities Accounts. Maintain any deposit accounts or accounts holding securities owned by Borrower except accounts in which Lender has obtained a perfected first priority security interest with the exception of (i) account number [***] with Silicon Valley Bank or a successor account with Wells Fargo Bank securing a letter of credit in favor of Borrower’s landlord in an amount not to exceed $250,000 in principal amount; (ii) account number [***] with Wells Fargo Bank securing a letter of credit in favor of a lender providing equipment financing to Borrower in an amount not to exceed $500,000

1.

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Confidential Treatment Requested by Fluidigm Corporation

in principal amount; or (iii) account number [***] with Wells Fargo Bank securing a letter of credit in favor of Borrower’s landlord in an amount not to exceed $137,527 in principal amount; or (iv) account number [***] with respect to its payroll accounts at. Wells Fargo Bank.

IV.

Conditions Precedent to Amendment 06. The obligation of Lender to enter into Amendment 06 is subject the satisfaction of each of the following conditions:

(a)        This Amendment 06 duly executed by Borrower.

(b)        The Amendment 06 Warrant to be issued to Lender duly executed by Borrower.

(c)        The Amendment 06 Note.

(d)        Delivery to Lender of an officer’s certificate of Borrower with copies of the following documents attached: (i) the certificate of incorporation and by-laws or other organizational documents of Borrower certified by Borrower as being in full force and effect as of the date of Amendment 06, (ii) incumbency and representative signatures, and (iii) resolutions authorizing the execution and delivery of Amendment 06 and each of the other Loan Documents.

(e)        Delivery to Lender of a good standing certificate from Borrower’s state of incorporation or formation and the state in which Borrower’s principal place of business is located, together with certificates of the applicable governmental authorities stating that Borrower is in compliance with the franchise tax laws of each such state, each dated as of a recent date.

(f)        Borrower has obtained all necessary consents of shareholders, members, and other third parties with respect to the execution, delivery and performance of the Agreement, Amendment 06, the Amendment 06 Warrant, and the other Loan Documents.

(g)        Borrower shall have satisfied all the conditions set forth in Section 3 of the Agreement.

V.         Amendment, Restatement and Replacement of the Notes.

The previously funded Notes shall be amended and restated in their entirety with a single note in the form of the Amendment 06 Note and Lender agrees to return the original previously funded Notes to Borrower for cancellation.

VI.        Further Terms and Conditions of this Amendment 06.

1.	Reaffirmation. Borrower reaffirms, in all material respects, the representations and warranties made to Lender in the Loan and Security Agreement as of the date of Amendment 06 as though fully set forth herein, unless such representations and warranties relate to a specific date, in which case Borrower reaffirms, in all material respects, such representations and warranties as of such date.

2.	Expenses: All expenses incurred in connection with the preparation and negotiation of this Amendment 06 are for Borrower’s account.

3.	Representations and Warranties of Borrower. Borrower warrants and represents, as a significant material inducement to Lender to enter hereinto, that: (i) no Events of Default have occurred and are continuing that have not been disclosed to Lender by Borrower in writing; (ii) it is not and has no reason to believe it may be named as a party to any judicial or administrative proceeding, litigation or arbitration, and has not received any written communication from any person or entity (whether private or governmental) threatening or indicating the same, except to the extent that any such written communication could not reasonably be expected to result in a material adverse effect on Borrower’s business; and (iii) it is in full compliance with Section 7.10 of the Loan and Security Agreement.

4.	No Control. Borrower warrants and represents, as a significant material inducement to Lender to enter hereinto, that none of Lender nor any affiliate, officer, director, employee, agent, or attorney of Lender, have at any time, from Borrower’s date of

2.

[***]	Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Fluidigm Corporation

formation through to the date hereof (i) exercised management or other control over the Borrower, (ii) exercised undue influence over Borrower or any of its officers, employees or directors, (iii) made any representation or warranty, express or implied, to any party on behalf of Borrower, (iv) entered into any joint venture, agency relationship, employment relationship, or partnership with Borrower, (v) directed or instructed Borrower on the manner, method, amount, or identity of payee of any payment made to any creditor of Borrower, and further, Borrower warrants and represents that by entering hereinto with Lender has not, are not and will not have engaged in any of the foregoing.

5.	Integration Clause. This Agreement represents and documents the entirety of the agreement and understanding of the parties hereto with respect to its subject matter. All prior understandings, whether oral or written, other than the Loan Documents, are hereby merged hereinto. NEITHER THE LOAN AND SECURITY AGREEMENT NOR THIS AGREEMENT MAY BE MODIFIED EXCEPT BY A WRITING SIGNED BY LENDER AND BORROWER. Each provision hereof shall be severable from every other provision when determining its legal enforceability such that Lender’s rights and remedies under this Agreement and the Loan Documents may be enforced to the maximum extent permitted under applicable law. This Agreement shall be binding upon, and inure to the benefit of, each party’s respective permitted successors and assigns. This Agreement may be executed in counterpart originals, all of which, when taken together, shall constitute one and the same original document. No provision of any other document between Lender and Borrower shall limit the effectiveness hereof or the rights and remedies of Lender against Borrower. In the event of any contradiction or inconsistency among the terms and conditions of this Agreement or any Loan Document, the interpretation most favorable to the interests of Lender shall prevail.

Except as amended hereby, the Agreement remains unmodified and unchanged.

BORROWER:		LENDER:

FLUIDIGM CORPORATION		LIGHTHOUSE CAPITAL PARTNERS V, L.P.

By:	/s/ Gajus Worthington	By:	LIGHTHOUSE MANAGEMENT
PARTNERS V, L.L.C., its general partner
Name:	Gajus Worthington

Title:	President & CEO	By:	/s/ Thomas Conneely

		Name:	Thomas Conneely

		Title:	Vice President

Attachments:

Exhibit B-3 – Amendment 06 Note

Exhibit C-3 – Amendment 06 Warrant

Exhibit E-3 – Incumbency Certificate

Schedule I – Disclosure Schedule

3.

[***]	Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Fluidigm Corporation

EXHIBIT B-3

(AMENDMENT 06)

[***]	Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Fludigm Corporation

AMENDMENT NO. 06

Dated March 25, 2009

TO

that certain Loan and Security Agreement No. 4561

dated as of March 29, 2005, as amended (“Agreement”), by and between

LIGHTHOUSE CAPITAL PARTNERS V, L.P. (“Lender”) and

FLUIDIGM CORPORATION (“Borrower”).

THIS AMENDMENT NO. 06 (“Amendment 06”) to that certain Loan and Security Agreement No. 4561 dated March 29, 2005 (as amended to date, the “Agreement”) is entered into as of February 15, 2008, by and between LIGHTHOUSE CAPITAL PARTNERS V, L.P. (“Lender”) and FLUIDIGM CORPORATION, a Delaware corporation (“Borrower”).

WHEREAS, Borrower and Lender have previously entered into and amended the Agreement; and

WHEREAS, the Commitment Termination Date has passed; and

WHEREAS, Borrower has requested Lender provide principal forbearance from March 1, 2009 through February 28, 2010 and otherwise restructure the terms of the Loans as set forth herein; and

WHEREAS, Lender has agreed to do so subject to all of the terms and conditions hereof and of the Agreement;

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, the parties hereby agree to modify the Agreement and to perform such other covenants and conditions as follows:

(All capitalized terms not otherwise defined herein shall have the meanings given to such terms in the Agreement.)

I.	Section 1.1, the following definitions shall be added to the Agreement:

“Amendment 06 Note” means that Amended and Restated Secured Promissory Note in the form of Exhibit B-3.

“Amendment 06 Warrant” mean the Warrant in favor of Lender to purchase securities of Borrower, substantially in the form of Exhibit C-3 attached to this Amendment 06.

II.	Section 1.1, the following definitions of the Agreement shall be deleted in its entirety and replaced with the following:

“Commitment Fee” means $10,000 under Commitment One, $10,000 under Commitment Two and $10,000 under Amendment 06.

“Disclosure Schedule” means the Disclosure Schedule delivered to Lender in connection with the execution and delivery of Amendment No. 06.

“Note” means (i) in connection with Advances under Commitment One, Secured Promissory Notes in the form of Exhibit B, (ii) in connection with Advances under Commitment Two, Secured Promissory Notes in the form of Exhibits B-2 to Amendment 04, and (iii) in connection with Amendment 06, the Amendment 06 Note.

“Warrant” means (i) all Warrants issued by Borrower to Lender prior to the date of Amendment 04, (ii) the Commitment Two Warrant and (iii) the Amendment 06 Warrant.

III.	Section 7.10, the following section of the Agreement shall be deleted in its entirety and replaced with the following:

1.

[***]	Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Fluidigm Corporation

7.10      Deposit and Securities Accounts. Maintain any deposit accounts or accounts holding securities owned by Borrower except accounts in which Lender has obtained a perfected first priority security interest with the exception of (i) account number [***] with Silicon Valley Bank or a successor account with Wells Fargo Bank securing a letter of credit in favor of Borrower’s landlord in an amount not to exceed $250,000 in principal amount; (ii) account number [***] with Wells Fargo Bank securing a letter of credit in favor of a lender providing equipment financing to Borrower in an amount not to exceed $500,000 in principal amount; or (iii) account number [***] with Wells Fargo Bank securing a letter of credit in favor of Borrower’s landlord in an amount not to exceed $137,527 in principal amount; or (iv) account number [***] with respect to its payroll accounts at Wells Fargo Bank.

IV.

Conditions Precedent to Amendment 06. The obligation of Lender to enter into Amendment 06 is subject the satisfaction of each of the following conditions:

(a)        This Amendment 06 duly executed by Borrower.

(b)        The Amendment 06 Warrant to be issued to Lender duly executed by Borrower.

(c)        The Amendment 06 Note.

(d)        Delivery to Lender of an officer’s certificate of Borrower with copies of the following documents attached: (i) the certificate of incorporation and by-laws or other organizational documents of Borrower certified by Borrower as being in full force and effect as of the date of Amendment 06, (ii) incumbency and representative signatures, and (iii) resolutions authorizing the execution and delivery of Amendment 06 and each of the other Loan Documents.

(e)        Delivery to Lender of a good standing certificate from Borrower’s state of incorporation or formation and the state in which Borrower’s principal place of business is located, together with certificates of the applicable governmental authorities stating that Borrower is in compliance with the franchise tax laws of each such state, each dated as of a recent date.

(f)        Borrower has obtained all necessary consents of shareholders, members, and other third parties with respect to the execution, delivery and performance of the Agreement, Amendment 06, the Amendment 06 Warrant, and the other Loan Documents.

(g)        Borrower shall have satisfied all the conditions set forth in Section 3 of the Agreement.

V.	Amendment, Restatement and Replacement of the Notes.

The previously funded Notes shall be amended and restated in their entirety with a single note in the form of the Amendment 06 Note and Lender agrees to return the original previously funded Notes to Borrower for cancellation.

VI.	Further Terms and Conditions of this Amendment 06.

1.	Reaffirmation. Borrower reaffirms, in all material respects, the representations and warranties made to Lender in the Loan and Security Agreement as of the date of Amendment 06 as though fully set forth herein, unless such representations and warranties relate to a specific date, in which case Borrower reaffirms, in all material respects, such representations and warranties as of such date.

2.	Expenses: All expenses incurred in connection with the preparation and negotiation of this Amendment 06 are for Borrower’s account.

3.

Representations and Warranties of Borrower. Borrower warrants and represents, as a significant material inducement to Lender to enter hereinto, that: (i) no Events of Default have occurred and are continuing that have not been disclosed to Lender by Borrower in writing; (ii) it is not and has no reason to believe it may be named as a party to any judicial or administra-

2.

[***]	Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Fluidigm Corporation

tive proceeding, litigation or arbitration, and has not received any written communication from any person or entity (whether private or governmental) threatening or indicating the same, except to the extent that any such written communication could not reasonably be expected to result in a material adverse effect on Borrower’s business; and (iii) it is in full compliance with Section 7.10 of the Loan and Security Agreement.

4.	No Control. Borrower warrants and represents, as a significant material inducement to Lender to enter hereinto, that none of Lender nor any affiliate, officer, director, employee, agent, or attorney of Lender, have at any time, from Borrower’s date of formation through to the date hereof (i) exercised management or other control over the Borrower, (iii) exercised undue influence over Borrower or any of its officers, employees or directors, (iii) made any representation or warranty, express or implied, to any party on behalf of Borrower, (iv) entered into any joint venture, agency relationship, employment relationship, or partnership with Borrower, (v) directed or instructed Borrower on the manner, method, amount, or identity of payee of any payment made to any creditor of Borrower, and further, Borrower warrants and represents that by entering hereinto with Lender has not, are not and will not have engaged in any of the foregoing.

5.	Integration Clause. This Agreement represents and documents the entirety of the agreement and understanding of the par-ties hereto with respect to its subject matter. All prior understandings, whether oral or written, other than the Loan Documents, are hereby merged hereinto. NEITHER THE LOAN AND SECURITY AGREEMENT NOR THIS AGREEMENT MAY BE MODIFIED EXCEPT BY A WRITING SIGNED BY LENDER AND BORROWER. Each provision hereof shall be severable from every other provision when determining its legal enforceability such that Lender’s rights and remedies under this Agreement and the Loan Documents may be enforced to the maximum extent permitted under applicable law. This Agreement shall be binding upon, and inure to the benefit of, each party’s respective permitted successors and assigns. This Agreement may be executed in counterpart originals, all of which, when taken together, shall constitute one and the same original document. No provision of any other document between Lender and Borrower shall limit the effectiveness hereof or the rights and remedies of Lender against Borrower. In the event of any contradiction or inconsistency among the terms and conditions of this Agreement or any Loan Document, the interpretation most favorable to the interests of Lender shall prevail.

Except as amended hereby, the Agreement remains unmodified and unchanged.

BORROWER:		LENDER:

FLUIDIGM CORPORATION		LIGHTHOUSE CAPITAL PARTNERS V, L.L.C.

By:	/s/ Gajus V. Worthington	By: LIGHTHOUSE MANAGEMENT PARTNERS V, L.L.C., its General partner

Name:	Gajus V. Worthington
		By:	/s/ Thomas Conneely
Title:	CEO
		Name:	Vice President

Attachments:

Exhibit B-3 – Amendment 06 Note

Exhibit C-3 – Amendment 06 Warrant

Exhibit E-3 – Incumbency Certificate

Schedule 1 – Disclosure Schedule

3.

[***]	Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Fluidigm Corporation

EXHIBIT B-3

(AMENDMENT 06)

$12,960,149

AMENDED AND RESTATED SECURED PROMISSORY NOTE

This AMENDED AND RESTATED SECURED PROMISSORY NOTE (this “Note”) is made March 1, 2009, by FLUIDIGM CORPORATION (“Borrower”) in favor of LIGHTHOUSE CAPITAL PARTNERS V, L.P. (collectively with its assigns, “Lender”), and its assigns (collectively, “Holder”)” amends and restates (but does not novate) in their entirety the Secured Promissory Notes under the Commitments, with reference to the following:

FOR VALUE RECEIVED, Borrower promises to pay in lawful money of the United States, to the order of Lender, at 500 Drake’s Landing Road, Greenbrae, California 94904, or such other place as Lender may from time to time designate (“Lender’s Office”), the sum of $12,960,149 plus all other monies advanced under or owing on account of the Advance evidenced hereby under Commitments One and Two of Loan and Security Agreement No. 4561 between Borrower and Lender dated March 29, 2005, as amended (the “Loan Agreement”), including interest on the unpaid balance of the Advance at the Basic Rate accruing from the Funding Date, and all other amounts due or to become due hereunder according to the terms hereof. Capitalized terms used and not otherwise defined herein are defined in the Loan Agreement.

“Basic Rate” means a fixed per annum rate of interest equal 13.5%.

“Final Payment” means $2,112,500, due and payable on the Maturity Date.

“Loan Commencement Date” means March 1, 2010.

“Maturity Date” means the last day of the Repayment Period, or if earlier, the date of prepayment under the Note. “Payment Date” means the first day of each calendar month.

“Prepayment Fee” means 1.5% of the outstanding principal amount being prepaid.

“Repayment Period” means the period beginning on the Loan Commencement Date and continuing for 24 calendar months.

“Restructure Fee” means $150,000, due and payable on the Maturity Date.

1.         Repayment. Borrower shall pay principal and interest due hereunder from the Funding Date, until this Note is paid in full, on each Payment Date pursuant to the terms of the Loan Agreement and this Note. Prior to the Loan Commencement Date, Borrower shall pay to Lender, monthly in advance on each Payment Date, interest calculated using the Basic Rate. Beginning on the Loan Commencement Date and on each Payment Date thereafter during the Repayment Period, Borrower shall make equal installments of principal and interest in advance, calculated at the Basic Rate. On the Maturity Date, Borrower shall pay, in addition to all unpaid principal and interest outstanding hereunder, the Final Payment and the Restructure Fee.

2.         Interest. Interest not paid when due will, to the maximum extent permitted under applicable law, become part of principal, at Lender’s option, and thereafter bear like interest as principal. Interest shall be computed on the basis of a 360 day year. All Obligations not paid when due shall bear interest at the Default Rate unless waived in writing by Lender. All amounts paid hereunder will be applied to the Obligations in Lender’s discretion and as provided in the Loan Agreement.

3.         Voluntary Prepayment. Borrower may prepay the Note if and only if Borrower pays to Lender (i) the outstanding principal amount of this Note and any unpaid accrued interest (ii) the Final Payment, (iii) the Restructure Fee, (iv) the Prepayment Fee, and (v) all other sums, if any, that shall have become due and payable hereunder with respect to this Note.

4.         Collateral. This Note is secured by the Collateral.

1.

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Confidential Treatment Requested by Fluidigm Corporation

5.         Waivers. Borrower, and all guarantors and endorsers of this Note, regardless of the time, order or place of signing, hereby waive notice, demand, presentment, protest, and notices of every kind, presentment for the purpose of accelerating maturity, diligence in collection to the fullest extent permitted by law.

6.         Choice of Law; Venue. THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF BORROWER AND LENDER HEREBY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN THE CITY AND COUNTY OF SAN FRANCISCO, STATE OF CALIFORNIA. BORROWER AND LENDER EACH HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS NOTE. EACH PARTY FURTHER WAIVES ANY RIGHT TO CONSOLIDATE ANY ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED.

7.         Miscellaneous. THIS NOTE MAY BE MODIFIED ONLY BY A WRITING SIGNED BY BORROWERS AND LENDER. Each provision hereof is severable from every other provision hereof and of the Loan Agreement when determining its legal enforceability. Sections and subsections are titled for convenience, and not for construction. “Hereof,” “herein,” “hereunder,” and similar words refer to this Note in its entirety. “Or” is not necessarily exclusive. “Including” is not limiting. The terms and conditions hereof inure to the benefit of and are binding upon the parties’ respective permitted successors and assigns. This Note is subject to all the terms and conditions of the Loan Agreement.

IN WITNESS WHEREOF, Borrower has caused this Note to be executed by a duly authorized officer as of the day and year first above written.

FLUIDIGM CORPORATION

By:

Name:

Title:

2.

[***]	Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Fluidigm Corporation

Exhibit C-3

Amendment 06 Warrant

1.

[***]	Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Fluidigm Corporation

EITHER THIS WARRANT NOR THE SHARES OF CAPITAL STOCK ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED UNLESS SUCH SALE OR TRANSFER IS IN ACCORDANCE WITH THE REGISTRATION REQUIREMENTS OF SUCH ACT AND APPLICABLE LAWS OR THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL, REASONABLY ACCEPTABLE TO THE COMPANY, TO THE EFFECT THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND APPLICABLE LAWS.

PREFERRED STOCK PURCHASE WARRANT

Warrant No.	Number of Shares: $1,000,000/Purchase Price
Preferred Stock
subject to change as set forth below

FLUIDIGM CORPORATION

Effective as of March 25, 2009

Void after March 25, 2016

1.            Issuance. This Preferred Stock Purchase Warrant (the “Warrant”) is issued to LIGHTHOUSE CAPITAL PARTNERS V, L.P. by FLUIDIGM CORPORATION, a Delaware corporation (hereinafter with its successors called the “Company”).

2.            Purchase Price; Number of Shares. The registered holder of this Warrant (the “Holder”), commencing on the date hereof, is entitled upon surrender of this Warrant with the subscription form annexed hereto duly executed, at the principal office of the Company, to purchase from the Company, at a price per share equal to the Purchase Price, that number of fully paid and nonassessable shares of the Company’s Preferred Stock equal to $1,000,000, divided by the Purchase Price.

Until such time as the Next Round Financing (as defined below) closes, the Holder shall have the right, in substitution of the rights granted to Holder above, upon surrender of this Warrant with the subscription form annexed hereto duly executed, at the principal office of the Company, to purchase from the Company, at a price per share equal to the Purchase Price, that number of shares the Prior Preferred Stock equal to $1,000,000, divided by the Purchase Price.

In addition to other terms which may be defined herein, the following terms, as used in this Warrant, shall have the following meanings:

(i)        “Next Round Financing” means the Company’s next bona fide round of preferred stock equity financing resulting in net aggregate proceeds to the Company in an amount equal to or in excess of $10,000,000.

(ii)        “Next Round Stock” means the class or series of the Company’s preferred equity securities issued in connection with the Next Round Financing.

(iii)        “Preferred Stock” means (i) in the event the purchase price of Next Round Stock is less than $14.00 per share, Next Round Stock, otherwise (ii) Prior Preferred Stock.

(iv)        “Prior Preferred Stock” means the Company’s Series E Preferred Stock.

2.

[***]	Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Fluidigm Corporation

(v)        “Purchase Price” means (i) in connection with the exercise of this Warrant with respect to Next Round Stock, the lowest price per share paid by an investor for a share of Next Round Stock in connection with the Next Round Financing or (ii) in connection with the exercise of this Warrant with respect to the Prior Preferred Stock, $14.00.

Any capitalized term not defined herein shall have the meaning as set forth in the Loan Agreement.

Until such time as this Warrant is exercised in full or expires, the Purchase Price and the securities issuable upon exercise of this Warrant are subject to adjustment as hereinafter provided. The person or persons in whose name or names any certificate representing shares of Preferred Stock is issued hereunder shall be deemed to have become the holder of record of the shares represented thereby as at the close of business on the date this Warrant is exercised with respect to such shares, whether or not the transfer books of the Company shall be closed.

3.            Payment of Purchase Price. The Purchase Price may be paid (i) in cash or by check, (ii) by the surrender by the Holder to the Company of any promissory notes or other obligations issued by the Company, with all such notes and obligations so surrendered being credited against the Purchase Price in an amount equal to the principal amount thereof plus accrued interest to the date of surrender, or (iii) by any combination of the foregoing.

4.            Net Issue Election. The Holder may elect to receive, without the payment by the Holder of any additional consideration, shares of Preferred Stock equal to the value of this Warrant or any portion hereof by the surrender of this Warrant or such portion to the Company, with the net issue election notice annexed hereto duly executed, at the principal office of the Company. Thereupon, the Company shall issue to the Holder such number of fully paid and nonassessable shares of Preferred Stock as is computed using the following formula:

X= Y(A-B)

    A

where:	X =	the number of shares of Preferred Stock to be issued to the Holder pursuant to this Section 4.

	Y =	the number of shares of Preferred Stock covered by this Warrant in respect of which the net issue election is made pursuant to this Section 4.

	A =	the Fair Market Value (defined below) of one share of Preferred Stock, as determined at the time the net issue election is made pursuant to this Section 4.

	B =	the Purchase Price in effect under this Warrant at the time the net issue election is made pursuant to this Section 4.

“Fair Market Value” of a share of Preferred Stock (or fully paid and nonassessable shares of the Company’s common stock, $0.001 par value (the “Common Stock”) if the Preferred Stock has been automatically converted into Common Stock) as of the date that the net issue election is made (the “Determination Date”) shall mean:

(i)        If the net issue election is made in connection with and contingent upon the closing of the sale of the Company’s Common Stock to the public in a public offering pursuant to a Registration Statement under the Securities Act of 1933, as amended (a “Public Offering”), and if the Company’s Registration Statement relating to such Public Offering (“Registration Statement”) has been declared effective by the Securities and Exchange Commission, then the initial “Price to Public” specified in the final prospectus with respect to such offering multiplied by the number of shares of Common Stock into which each share of Preferred Stock is then convertible.

(ii)       If the net issue election is not made in connection with and contingent upon a Public Offering, then as follows:

3.

[***]	Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Fluidigm Corporation

(a)        If traded on a securities exchange or the Nasdaq National Market, the fair market value of the Common Stock shall be deemed to be the average of the closing or last reported sale prices of the Common Stock on such exchange or market over the five day period ending five trading days prior to the Determination Date, and the fair market value of the Preferred Stock shall be deemed to be such fair market value of the Common Stock multiplied by the number of shares of Common Stock into which each share of Preferred Stock is then convertible;

(b)        If otherwise traded in an over-the-counter market, the fair market value of the Common Stock shall be deemed to be the average of the closing ask prices of the Common Stock over the five day period ending five trading days prior to the Determination Date, and the fair market value of the Preferred Stock shall be deemed to be such fair market value of the Common Stock multiplied by the number of shares of Common Stock into which each share of Preferred Stock is then convertible; and

(c)        If there is no public market for the Common Stock, then fair market value shall be determined in good faith by the Company’s Board of Directors.

5.            Partial Exercise. This Warrant may be exercised in part, and the Holder shall be entitled to receive a new warrant, which shall be dated as of the date of this Warrant, covering the number of shares in respect of which this Warrant shall not have been exercised.

6.            Fractional Shares. In no event shall any fractional share of Preferred Stock be issued upon any exercise of this Warrant. If; upon exercise of this Warrant in its entirety, the Holder would, except as provided in this Section 6, be entitled to receive a fractional share of Preferred Stock, then the Company shall issue the next higher number of full shares of Preferred Stock, issuing a full share with respect to such fractional share.

7.            Expiration Date; Automatic Exercise. This Warrant shall expire at the close of business on March 25, 2016, and shall be void thereafter (the “Expiration Date”). Notwithstanding the term of this Warrant fixed pursuant to this Section 7, and provided Holder has received advance written notice of at least twenty (20) days and has not earlier exercised this Warrant, and provided this Warrant has not been assumed by the successor entity (or parent thereof), upon the consummation of a Merger (as defined below), this Warrant shall automatically be exercised pursuant to Section 4 hereof, without any action by Holder. “Merger” means: (i) a sale of all or substantially all of the Company’s assets to an Unaffiliated Entity (as defined below), or (ii) the merger, consolidation or acquisition of the Company with, into or by an Unaffiliated Entity (other than a merger or consolidation for the principle purpose of changing the domicile of the Company or a bona fide round of preferred stock equity financing), that results in the Company’s shareholders immediately prior to such merger, consolidation, or acquisition holding, immediately thereafter, less than a majority of the outstanding voting securities of the successor corporation or its parent. “Unaffiliated Entity” means any entity that is owned or controlled by parties who own less than twenty percent (20%) of the combined voting power of the voting securities of the Company immediately prior to such merger or sale of assets, consolidation or acquisition. Notwithstanding the foregoing, in the event that any outstanding warrants to purchase equity securities of the Company (it being acknowledged and agreed that options to acquire common stock issued to officers, directors, employees and consultants shall not be deemed “warrants”) are assumed by the successor entity of a Merger (or parent thereof), this Warrant shall also be similarly assumed and the automatic exercise provision in this Section 7 shall have no effect. The Company agrees to give the Holder written notice promptly after it has entered into a definitive agreement relating to any proposed Merger and written notice of termination of any definitive agreement relating to any proposed Merger. Notwithstanding anything to the contrary in this Warrant, (i) the Holder may expressly make any voluntary exercise of this Warrant contingent on, and effective immediately prior to, the consummation of such Merger and (ii) any automatic exercise of this Warrant in connection with a Merger shall be conditioned on consummation of such Merger and shall be effective immediately prior thereto.

8.            Reserved Shares; Valid Issuance. The Company covenants that it will at all times from and after the date hereof reserve and keep available such number of its authorized shares of Preferred Stock and Common Stock free from all preemptive or similar rights therein, as will be sufficient to permit, respectively, the exercise of this Warrant in full and the conversion into shares of Common Stock of all shares of Preferred Stock receivable

4.

[***]	Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Fluidigm Corporation

upon such exercise. The Company further covenants that such shares as may be issued pursuant to such exercise and/or conversion will, upon issuance, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof.

9.            Stock Splits and Dividends. If after the date hereof the Company shall subdivide the Preferred Stock, by split-up or otherwise, or combine the Preferred Stock, or issue additional shares of Preferred Stock in payment of a stock dividend on the Preferred Stock, the number of shares of Preferred Stock issuable on the exercise of this Warrant shall forthwith be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination, and the Purchase Price shall forthwith be proportionately decreased in the case of a subdivision or stock dividend, or proportionately increased in the case of a combination.

10.          Adjustments for Diluting Issuances. The antidilution rights applicable to the Series E Preferred Stock of the Company are set forth in the Amended and Restated Certificate of Incorporation, as amended from time to time (the “Articles”), a true and complete copy in its current form which has been made available to Holder. Such rights shall not be restated, amended or modified in any manner which affects the Holder differently than the holders of outstanding Series E Preferred Stock without such Holder’s prior written consent. The Company shall provide the Holder hereof with any restatement, amendment or modification to the Articles promptly after the same has been made.

11.          Mergers and Reclassifications. (a) Except as set forth in Section 7, If after the date hereof the Company shall enter into any Reorganization (as hereinafter defined), then, as a condition of such Reorganization, lawful provisions shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to the Holder, so that the Holder shall thereafter have the right to purchase, at a total price not to exceed that payable upon the exercise of this Warrant in full, the kind and amount of shares of stock and other securities and property receivable upon such Reorganization by a holder of the number of shares of Preferred Stock which might have been purchased by the Holder immediately prior to such Reorganization, and in any such case appropriate provisions shall be made with respect to the rights and interest of the Holder to the end that the provisions hereof (including without limitation, provisions for the adjustment of the Purchase Price and the number of shares issuable hereunder and the provisions relating to the net issue election) shall thereafter be applicable in relation to any shares of stock or other securities and property thereafter deliverable upon exercise hereof. For the purposes of this Section 11, the term “Reorganization” shall include without limitation any reclassification, capital reorganization or change of the Preferred Stock (other than as a result of a subdivision, combination or stock dividend provided for in Section 9 hereof), or any consolidation of the Company with, or merger of the Company into, another corporation or other business organization (other than a merger in which the Company is the surviving corporation and which does not result in any reclassification or change of the outstanding Preferred Stock), or any sale or conveyance to another corporation or other business organization of all or substantially all of the assets of the Company.

(b)        Notwithstanding any other provision of this Warrant, in the event of an automatic conversion of the Company’s outstanding Series E Preferred Stock into Common Stock in accordance with the Company’s Articles, as in effect from time to time, this Warrant shall thereafter represent the right to acquire for the aggregate Purchase Price (as then in effect) the number of shares of Common Stock into which the number of shares of Preferred Stock issuable upon exercise of this Warrant would have then been convertible.

12.          Certificate of Adjustment. Whenever the Purchase Price is adjusted, as herein provided, the Company shall promptly deliver to the Holder a certificate of the Company’s chief financial officer (or other appropriate officer) setting forth the Purchase Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

13.          Notices of Record Date, Etc. In the event of:

(a)        any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right

5.

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Confidential Treatment Requested by Fluidigm Corporation

to subscribe for, purchase, sell or otherwise acquire or dispose of any shares of stock of any class or any other securities or property, or to receive any other right;

(b)        any reclassification of the capital stock of the Company, capital reorganization of the Company, consolidation or merger involving the Company, or sale or conveyance of all or substantially all of its assets; or

(c)        any voluntary or involuntary dissolution, liquidation or winding-up of the Company; then in each such event the Company will provide or cause to be provided to the Holder a written notice thereof. Such notice shall be provided at least twenty (20) business days prior to the date specified in such notice on which any such action is to be taken.

14.          Representations, Warranties and Covenants. This Warrant is issued and delivered by the Company and accepted by each Holder on the basis of the following representations, warranties and covenants made by the Company:

(a)        The Company has all necessary corporate power and authority to issue, execute and deliver this Warrant and to perform its obligations hereunder. This Warrant has been duly authorized issued, executed and delivered by the Company and is the valid and binding obligation of the Company, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy or similar laws relating to the enforcement of creditors’ rights generally.

(b)        The shares of Preferred Stock issuable upon the exercise of this Warrant have been duly authorized and reserved for issuance by the Company and, when issued in accordance with the terms hereof, will be validly issued, fully paid and nonassessable.

(c)        The issuance, execution and delivery of this Warrant do not, and the issuance of the shares of Preferred Stock upon the exercise of this Warrant in accordance with the terms hereof will not, (i) violate or contravene the Company’s Articles or by-laws, or any law, statute, regulation, rule, judgment or order applicable to the Company, (ii) violate, contravene or result in a breach or default under any contract, agreement or instrument to which the Company is a party or by which the Company or any of its assets are bound or (iii) require the consent or approval of or the filing of any notice or registration with any person or entity (other than such notices or filings as may be required under applicable securities laws).

(d)        As long as this Warrant is, or any shares of Preferred Stock issued upon exercise of this Warrant or any shares of Common Stock issued upon conversion of such shares of Preferred Stock are, issued and outstanding, the Company will provide to the Holder the financial and other information described in that certain Loan and Security Agreement No. 4561 between the Company and Lighthouse Capital Partners V, L.P. dated as of March 29, 2005, as amended.

(e)        As of the date hereof, the authorized capital stock of the Company consists of (i) 24,967,382 shares of Common Stock, of which 2,905,259 shares are issued and outstanding, and a sufficient number of which are reserved for issuance upon the conversion of the Prior Preferred Stock into Common Stock in the event that this Warrant is exercised with respect to Prior Preferred Stock, (ii) 779,220 shares of Series A Preferred Stock, of which 779,204 are issued and outstanding shares, (iii) 1,845,907 shares of Series B Preferred Stock, of which 1,845,888 are issued and outstanding shares, (iv) 4,815,606 shares of Series C Preferred Stock, of which 4,680,329 are issued and outstanding shares, (v) 3,989,217 shares of Series I) Preferred Stock, of which 3,815,218 are issued and outstanding shares and (vi) 5,745,699 shares of Series E Preferred Stock, of which 5,505,331 are issued and outstanding shares. Company has delivered a capitalization table to Holder summarizing the capitalization of the Company. At the request of Holder, not more than once per calendar quarter, the Company will provide Holder with a current capitalization table indicating changes, if any, to the number of outstanding shares of common stock and preferred stock.

6.

[***]	Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Fluidigm Corporation

15.        Registration Rights. The Company grants, upon effectiveness of the Rights Agreement referenced herein, to the Holder all the rights of a “Holder” and an “Investor” under the Company’s Eighth Amended and Restated Investors' Rights Agreement dated as of June 13, 2006, as amended from time to time (the “Rights Agreement”), including, without limitation, the registration rights contained therein, and agrees to solicit approval to amend the Rights Agreement so that (i) the shares of Common Stock issuable upon conversion of the shares of Preferred Stock issuable upon exercise of this Warrant shall be “Registrable Securities,” and (ii) the Holder shall be a “Holder” and an “Investor” for all purposes of such Rights Agreement.

16.        Amendment. The terms of this Warrant may be amended, modified or waived only with the written consent of the Holder and the Company.

17.        Representations and Covenants of the Holder. This Warrant has been entered into by the Company in reliance upon the following representations and covenants of the Holder, which by its execution hereof the Holder hereby confirms:

(a)        Investment Purpose. The right to acquire Preferred Stock or the Preferred Stock issuable upon exercise of the Holder’s rights contained herein will be acquired for investment and not with a view to the sale or distribution of any part thereof, and the Holder has no present intention of selling or engaging in any public distribution of the same except pursuant to a registration or exemption.

(b)        Accredited Investor. Holder is an “accredited investor” within the meaning of Rule 501 of Regulation D, promulgated under the 1933 Act as presently in effect.

(c)        Private Issue. The Holder understands (i) that neither the issuance of this Warrant nor the issuance of any shares of the Company’s capital stock issuable upon exercise of the Holder’s rights contained herein has been registered under the 1933 Act or qualified under applicable state securities laws on the ground that the issuances contemplated by this Warrant will be exempt from the registration and qualifications requirements thereof, and (ii) that the Company’s reliance on such exemption is predicated on the representations of the Holderset forth in this Section 17.

(d)        Financial Risk. The Holder has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment and has the ability to bear the economic risks of its investment.

18.	Notices, Transfers, Etc.

(a)        Any notice or written communication required or permitted to be given to the Holder may be given by certified mail or delivered to the Holder at the address most recently provided by the Holder to the Company.

(b)        Subject to compliance with applicable federal and state securities laws, this Warrant may be transferred by the Holder with respect to any or all of the shares purchasable hereunder. Upon surrender of this Warrant to the Company, together with the assignment notice annexed hereto duly executed, for transfer of this Warrant as an entirety by the Holder, the Company shall issue a new warrant of the same denomination to the assignee. Upon surrender of this Warrant to the Company, together with the assignment hereof properly endorsed, by the Holder for transfer with respect to a portion of the shares of Preferred Stock purchasable hereunder, the Company shall issue a new warrant to the assignee, in such denomination as shall be requested by the Holder hereof, and shall issue to such Holder a new warrant covering the number of shares in respect of which this Warrant shall not have been transferred.

(c)        In case this Warrant shall be mutilated, lost, stolen or destroyed, the Company shall issue a new warrant of like tenor and denomination and deliver the same (i) in exchange and substitution for and upon surrender and cancellation of any mutilated Warrant, or (ii) in lieu of any Warrant lost, stolen or destroyed, upon

7.

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Confidential Treatment Requested by Fluidigm Corporation

receipt of an affidavit of the Holder or other evidence reasonably satisfactory to the Company of the loss, theft or destruction of such Warrant

19.        No Impairment. The Company will not, by amendment of its Articles or through any reclassification, capital reorganization, consolidation, merger, sale or conveyance of assets, dissolution, liquidation, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance of performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder. In no event shall any reclassification, capital reorganization, consolidation, merger, sale or conveyance of assets, dissolution, liquidation, issue or sale of securities or any other transaction be deemed an “impairment” for purposes of this Section 18 if the shares of the Company’s capital stock issuable upon exercise of this Warrant are affected thereby in the same manner as outstanding shares of such capital stock.

20.        Governing Law. The provisions and terms of this Warrant shall be governed by and construed in accordance with the internal laws of the State of California without giving effect to its principles regarding conflicts of laws.

21.        Successors and Assigns. This Warrant shall be binding upon the Company’s successors and assigns and shall inure to the benefit of the Holder’s successors, legal representatives and permitted assigns.

22.        Business Days. If the last or appointed day for the taking of any action required or the expiration of any rights granted herein shall be a Saturday or Sunday or a legal holiday in California, then such action may be taken or right may be exercised on the next succeeding day which is not a Saturday or Sunday or such a legal holiday.

23.        Value. The Company and the Holder agree that the value of this Warrant on the date of grant is $100.

FLUIDIGM CORPORATION

By:

Name:

Title:

8.

[***]	Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Fluidigm Corporation

Subscription

To:

Date:

The undersigned hereby subscribes for                      shares of Preferred Stock covered by this Warrant. The certificate(s) for such shares shall be issued in the name of the undersigned or as otherwise indicated below:

Signature

Name for Registration

Mailing Address

1.

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Confidential Treatment Requested by Fluidigm Corporation

Net Issue Election Notice

To:	Date:

The undersigned hereby elects under Section 4 to surrender the right to purchase shares of Preferred Stock pursuant to this Warrant. The certificate(s) for such shares issuable upon such net issue election shall be issued in the name of the undersigned or as otherwise indicated below:

Signature

Name for Registration

Mailing Address

1.

[***]	Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Fluidigm Corporation

Assignment

For value received                                                                                                                         hereby sells, assigns and transfers unto

[Please print or typewrite name and address of Assignee]

the within Warrant, and does hereby irrevocably constitute and appoint its attorney to transfer the within Warrant on the books of the within named Company with full power of substitution on the premises.

Dated:

Signature

Name for Registration

In the Presence of:

1.

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Confidential Treatment Requested by Fluidigm Corporation

EXHIBIT A

Amended and Restated Certificate of Incorporation

See attached pages.

[***]	Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Fluidigm Corporation

Exhibit E-3

Incumbency Certificate

1.

[***]	Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Fluidigm Corporation

INCUMBENCY CERTIFICATE

The undersigned, William Smith, hereby certifies that:

1.        He is the duly elected and acting Vice President, Legal Affairs and General Counsel, Secretary of FLUIDIGM CORPORATION, a Delaware corporation (the “Company”).

2.        That on the date hereof, each person listed below holds the office in the Company indicated opposite his or her name and that the signature appearing thereon is the genuine signature of each such person:

NAME	OFFICE	SIGNATURE

Gajus Worthington	President and CEO

Vikram Jog	Chief Financial Officer

3.        Attached hereto as Exhibit A is a true and correct copy of the Certificate of Incorporation of the Company, as amended, as in effect as of the date hereof.

4.        Attached hereto as Exhibit B is a true and correct copy of the Bylaws of the Company, as amended, as in effect as of the date hereof.

5.        Attached hereto as Exhibit C is a copy of the resolutions of the Board of Directors of the Company authorizing and approving the Company's execution, delivery and performance of a loan facility with Lighthouse Capital Partners V, L.P.

IN WITNESS WHEREOF, the undersigned has executed this Incumbency Certificate on March 31, 2009.

FLUIDIGM CORPORATION

By:

Name:

Title:

I, the President and CEO of the Company, do hereby certify that William M. Smith is the duly qualified, elected and acting Vice President, Legal Affairs and General Counsel, Secretary of the Company and that the above signature is his genuine signature.

IN WITNESS WHEREOF, the undersigned has executed and delivered this Officer's Certificate on March     , 2009.

FLUIDIGM CORPORATION

By:

Name:

Title:

[***]	Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Fluidigm Corporation

Schedule 1

DISCLOSURE SCHEDULE

DEPOSIT AND SECURITIES ACCOUNTS

	Account Information:		Contact Information for Account:
Account Number 1	Company Name: Address: City, State, Zip: Phone: Fax: Type of Account: Account number:	Wells Fargo Bank 420 Montgomery Street, 9th Floor San Francisco, CA 94104 Checking, Payroll [***], [***], [***]	Contact Name: Phone: Fax: E-mail:	Albina Khazan 415.396 2961 415.975.7573 albina.khazan@wellsfargo.com
Account Number 2	Company Name: Address: City, State, Zip: Phone: Fax: Type of Account: Account number:	Morgan Stanley 555 California Street, Suite 1400 San Francisco, CA 94104 415.576.2016 415-576-2060 Investment [***]	Contact Name: Phone: Fax: E-mail:	Thomas Pilero 415-576-2016 415-576-2060 Thomas.Piliero@morganstanley.com
Account Number 3	Company Name: Address: City, State, Zip: Phone: Fax: Type of Account: Account number:	Silicon Valley Bank 3003 Tasman Drive, HF 195 Santa Clara, CA 95054 408.654.7400 408.654.7377 Checking, CDs [***]	Contact Name: Phone: Fax: E-mail:	Antony Budiman 415.512.4292 415.856.0810 abudiman@svbank.com

SUBSIDIARIES

Fluidigm Singapore Pte. Ltd.

Fluidigm KK

Fluidigm Europe BV

Fluidigm France SARL

Fluidigm UK Limited

PRIOR NAMES

Mycometrix

1.

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Confidential Treatment Requested by Fluidigm Corporation

LITIGATION AND ADMINISTRATIVE PROCEEDINGS

On June 5, 2008, Applied Biosystems Inc. sent a “cease and desist” letter with respect to the Company's BioMark System in view of lacking rights to U.S. Patent No. 6,814,934 (“the '934 patent”) and corresponding international patents owned by Applera Corporation. In response, on June 9, 2008, the Company filed a Complaint in the United States District Court for the Southern District of New York, seeking a declaratory judgment that the Company is not directly or indirectly infringing the '934 patent, and that the claims of the '934 patent are invalid. Defendants' response to the Complaint was extended for several months and on December 26, 2008, filed their Answer and counterclaimed that the Company's actions constituted infringement of the ‘934 patent. However, shortly thereafter the parties mutually agreed to withdraw the litigation without prejudice. The Court signed a Stipulation and Order of Dismissal on January 15, 2009. Fluidigm Corp. v. Applera Corp. and Applied Biosystems Inc., Civil Action No. 08 Civ. 5248 (S.D.1V.Y.)

BUSINESS PREMISES

	Each Location Address where Lighthouse Capital Partners has financed assets:		Landlord/Property Management Information:
Current Headquarters (Location 1)	Contact Name: Address: City, State, Zip: Phone: Fax:	Vikram Jog 7000 Shoreline Court, Suite 100 South San Francisco, CA 94080 (650) 226-6000 (650) 871-7152	Contact Name: Company Name: Address: City, State, Zip: Phone: Fax:	Bob Farrell, Controller Facility Operations Oscient Pharmaceuticals 1000 Winter Street Waltham, MA 02451 (781) 398-2604 (781) 398-2350
			Contact Name: Company Name: Address: City, State, Zip: Phone: Fax:	Stephen Richardson Alexandria Real Estate Equities, Inc. 2929 Campus Drive, Suite 400-A San Mateo, CA 94403 (650) 286-1200 (650) 286-1256
Location 2	Contact Name: Company Name: Address: City, State, Zip: Phone: Fax:	Mr. Takeshi Iwabuchi Fluidigm KK (Sales office) Level 5 Ginza TK Bldg, 1-1-7 Shintomi Chuo-Ku, Tokyo, 104-0041 Japan +813-3555-2351 +813-3555-2353	Contact Name: Company Name: Address: Phone: Fax:	Mr. Jyun Kusakabe Sankou estate K.K Shibuyanomurasyouken building 1-14-16 Shibuya, Shibuya-Ku, Tokyo, 150-0002 JAPAN +813-3409-1411 +813-3409-1413
Location 3	Contact Name: Company Name: Address: City, State, Zip: Phone: Fax:	Fluidigm KK (Sales Office) Level 3-123 Soukendoshomachi bldg 2-1-10 Doshomachi, Chuo-Ku, Osaka-Shi, Osaka 541-0045 JAPAN Osaka +816-6220-0500 +816-6220-0660	Contact Name: Company Name: Address: Phone: Fax:	Ms. Akemi Minamino K.K. HIT Level 25 Osakaekimae daisan bldg 1-1-3 Umeda, Kita-Ku, Osaka-Shi Osaka 530-0001 JAPAN +816-6345-1210 +816-6347-0660
Location 4	Contact Name: Company Name: Address: City, State, Zip: Phone: Fax:	Grace Yow Fluidigm Singapore Block 1026, #07-3532 Tai Seng Avenue Singapore 534413 65 68587318 65 68587311	Contact Name: Company Name: Address: City, State, Zip:	Phoa Cheng Han JTC Corporation The JTC Summit, 8 Jurong Town Hall Road Singapore 609434

2.

[***]	Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Fluidigm Corporation

AMENDMENT NO. 07

Dated May 19, 2009

TO

that certain Loan and Security Agreement No. 4561

dated as of March 29, 2005, as amended (“Agreement”), by and between

LIGHTHOUSE CAPITAL PARTNERS V, L.P. (“Lender”) and

FLUIDIGM CORPORATION (“Borrower”).

(All capitalized terms not otherwise defined herein shall have the meanings given to such terms in the Agreement.)

Without limiting or amending any other provisions of the Agreement, Lender and Borrower agree to the following:

Section 7.10 of the Agreement shall be deleted in its entirety and replaced with the following:

7.10 Deposit and Securities Accounts. Maintain any deposit accounts or accounts holding securities owned by Borrower except accounts in which Lender has obtained a perfected first priority security interest with the exception of (i) account number [***] with Silicon Valley Bank or a successor account with Wells Fargo Bank securing a letter of credit in favor of Borrower’s landlord in an amount not to exceed $125,000 in principal amount; or (ii) account number [***] with Wells Fargo Bank securing a letter of credit in favor of Borrower’s landlord in an amount not to exceed $137,527 in principal amount; or (iii) account number [***] with respect to its payroll accounts at Wells Fargo Bank.

Except as amended hereby, the Agreement remains unmodified and unchanged.

BORROWER:	LENDER:

FLUIDIGM CORPORATION	LIGHTHOUSE CAPITAL PARTNERS V, L.P.

By: /s/ Vikram Jog	By:	LIGHTHOUSE MANAGEMENT
PARTNERS V, L.L.C., its general partner
Name: Vikram Jog

Title: Chief Financial Officer	By: /s/ Thomas Conneely

Name: Thomas Conneely

Title: Vice President

[***]	Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Fluidigm Corporation

AMENDMENT NO. 08

Dated June 14, 2010

TO

that certain Loan and Security Agreement No. 4561

dated as of March 29, 2005, as amended (“Agreement”), by and between

LIGHTHOUSE CAPITAL PARTNERS V, L.P. (“Lender”) and

FLUIDIGM CORPORATION (“Borrower”).

THIS AMENDMENT NO. 08 (“Amendment 08”) to that certain Loan and Security Agreement No. 4561 dated March 29, 2005 (as amended to date, the “Agreement”) is entered into as of June 14, 2010, by and between LIGHTHOUSE CAPITAL PARTNERS V, L.P. (“Lender”) and FLUIDIGM CORPORATION, a Delaware corporation (“Borrower”).

WHEREAS, Borrower and Lender have previously entered into and amended the Agreement; and

WHEREAS, the Commitment Termination Date has passed; and

WHEREAS, Borrower has requested Lender provide principal forbearance from March 1, 2010 through February 28, 2011 and otherwise restructure the terms of the Loans as set forth herein; and

WHEREAS, Lender has agreed to do so subject to all of the terms and conditions hereof and of the Agreement;

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, the parties hereby agree to modify the Agreement and to perform such other covenants and conditions as follows:

(All capitalized terms not otherwise defined herein shall have the meanings given to such terms in the Agreement)

I.	Section 1.1, the following definitions shall be added to the Agreement:

“Amended and Restated Warrants” mean the Warrants in favor of Lender to purchase securities of Borrower, substantially in the form of Exhibit C-5 attached to Amendment 08.

“Amendment 08” means Amendment No. 08 to the Agreement, dated as of June 14, 2010, by and between Lender and Borrower.

“Amendment 08 Note” means that Amended and Restated Secured Promissory Note in the form of Exhibit B-4 attached to Amendment 08.

“Amendment 08 Warrant” means the Warrant in favor of Lender to purchase securities of Borrower, substantially in the form of Exhibit C-4 attached to Amendment 08.

“Prior Warrants” mean the previously executed Warrants in favor of Lender to purchase securities of Borrower, described as follows: (i) Series D Warrant dated March 29, 2005, (ii) Series E Warrant dated February 15, 2008, and (iii) Series E (or Series F) Warrant dated March 25, 2009.

II.	Section 1.1, the following definitions of the Agreement shall be deleted in its entirety and replaced with the following:

“Disclosure Schedule” means the Disclosure Schedule delivered to Lender in connection with the execution and delivery of Amendment No. 08.

“Note” means (i) in connection with Advances under Commitment One, Secured Promissory Notes in the form of Exhibit B, (ii) in connection with Advances under Commitment Two, Secured Promissory Notes in the form of Exhibits B-2 to Amendment 04, (iii) in connection with Amendment 06, the Amendment 06 Note, and (iv) in connection with Amendment 08, the Amendment 08 Note.

“Permitted Indebtedness” means: (i) the Loan; (ii) unsecured trade debt incurred in the ordinary course of Borrower’s business; (iii) Indebtedness secured by clause (ii) and (v) of Permitted Liens; (iv) [intentionally omitted]; (v) Indebtedness existing as of the date hereof and listed on the Disclosure Schedule; (vi) Indebtedness arising from the endorsement of negotiable instruments for deposits or

1.

[***]	Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Fluidigm Corporation

collections or similar transactions in the ordinary course of business; (vii) other Indebtedness consisting of letters of credit and reimbursement obligations in an amount not to exceed $250,000; (viii) Indebtedness of (A) Borrower to any Subsidiary that is unsecured, (B) one Subsidiary to another Subsidiary, or (C) any Subsidiary to Borrower in an amount not to exceed $4,500,000 in the aggregate; (ix) other Indebtedness in an outstanding principal amount not to exceed $150,000 in the aggregate; and (x) Indebtedness consisting of accounts receivable financing in a principal amount not to exceed $7,000,000 that is secured by a lien otherwise permitted by clause (xiii) of the definition of Permitted Liens; and (xi) Indebtedness incurred in connection with the extension, renewal or refinancing of any Indebtedness of the type described in clauses (i) through (x) above, provided that the principal amount of such Indebtedness does not increase other than any reasonable premium in connection therewith. Notwithstanding the foregoing, the restrictions on Indebtedness for Subordinated Indebtedness and referenced in clause (v) of the definition of Permitted Liens shall cease at the effective date of a public offering of Borrower’s capital stock which results in proceeds of at least $25,000,000.

“Permitted Liens” means: (i) Liens in favor of Lender; (ii) Liens disclosed in the Disclosure Schedule as amended to the date hereof; (iii) Liens for taxes, fees, assessments or other governmental charges or levies not delinquent or being contested in good faith by appropriate proceedings, that do not jeopardize Lender’s interest in any Collateral; (iv) Liens to secure payment of worker’s compensation, employment insurance, old age pensions or other social security obligations of Borrower on which Borrower is current and are in the ordinary course of its business; provided none of the same diminish or impair Lender’s rights and remedies respecting the Collateral; and (v) Liens upon or in any equipment (including any accessions, attachments, replacements, improvements or proceeds thereto) acquired or held by Borrower to secure the purchase price of such equipment or Indebtedness incurred solely for the purposes of financing such equipment, provided that the aggregate outstanding principal amount of all such financing shall not exceed $500,000, (vi) license or sublicenses of Intellectual Property granted in the ordinary course of business; (vii) banker’s Liens, rights of setoff and similar Liens incurred on deposit and securities accounts in the ordinary course of business; (viii) Liens arising from judgments in circumstances not constituting and Event of Default; (ix) Liens in favor of customs and revenue authorities arising as a matter of law to secure payments of customs duties in connections with the importation of goods; (x) Liens on insurance proceeds in favor of insurance companies granted solely as security for financed premiums; (xi) carriers’, warehousemen’s, mechanics’, landlords’, materialmen’s, repairmen’s or other similar Liens arising in the ordinary course of business which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings; (xii) Liens with respect to cash collateral to secure Indebtedness otherwise permitted pursuant to clause (vii) of the definition of Permitted Indebtedness; (xiii) first priority Liens on Borrower’s accounts receivable and related contract rights giving rise to such accounts receivable, cash, cash equivalents, deposit accounts, investment accounts and the proceeds thereof in favor of a reputable institutional single third party lender providing financing on commercially reasonable terms based upon a percentage of the aggregate amount of such accounts receivables, provided that the principal amount of such Indebtedness shall not exceed $7,000,000; provided further that such third party lender and Lender enter into a mutually satisfactory intercreditor agreement and (xiv) Liens incurred in connection with the extension, renewal or refinancing of the Indebtedness secured by Liens of the type described in clauses (i) through (xiii) above, provided that any extension, renewal, or replacement Lien shall be limited to the collateral securing the existing Lien and the principal amount of such Indebtedness does not increase other than any reasonable premium in connection therewith.

“Warrant” means (i) all Warrants issued by Borrower to Lender prior to the date of Amendment 04, (ii) the Commitment Two Warrant, (iii) the Amendment 06 Warrant, (iv) the Amendment 08 Warrant and (v) the Amended and Restated Warrants.

III.        Conditions Precedent to Amendment 08. The obligation of Lender to enter into Amendment 08 is subject the satisfaction of each of the following conditions:

(a)        This Amendment 08, duly executed by Borrower.

(b)        The Amendment 08 Warrant, to be issued to Lender duly executed by Borrower.

(c)        The Amended and Restated Warrants, to be issued to Lender duly executed by Borrower.

(c)        The Amendment 08 Note.

(d)        Delivery to Lender of an officer’s certificate of Borrower with copies of the following documents attached: (i) the certificate of incorporation and by-laws or other organizational documents of Borrower certified by Borrower as being in full force and effect as of the date of Amendment 08, (ii) incumbency and representative signatures, and (iii) resolutions authorizing the execution and delivery of Amendment 08 and each of the other Loan Documents.

2.

[***]	Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Fluidigm Corporation

(e)        Delivery to Lender of a good standing certificate from Borrower’s state of incorporation or formation and the state in which Borrower’s principal place of business is located, together with certificates of the applicable governmental authorities stating that Borrower is in compliance with the franchise tax laws of each such state, each dated as of a recent date.

(f)        Borrower has obtained all necessary consents of shareholders, members, and other third parties with respect to the execution, delivery and performance of the Agreement, Amendment 06, the Amendment 06 Warrant, and the other Loan Documents.

(g)        Borrower shall have satisfied all the conditions set forth in Section 3 of the Agreement.

IV.	Amendment, Restatement and Replacement of the Notes.

The previously funded Notes shall be amended and restated in their entirety with a single note in the form of the Amendment 08 Note and Lender agrees to return the original previously funded Notes to Borrower for cancellation.

V.	Amendment, Restatement and Replacement of Prior Warrants.

The Prior Warrants shall be replaced in their entirety with the Amended and Restated Warrants.

VI.	Further Terms and Conditions of this Amendment 08.

1.	Reaffirmation. Borrower reaffirms, in all material respects, the representations and warranties made to Lender in the Loan and Security Agreement as of the date of Amendment 08 as though fully set forth herein, unless such representations and warranties relate to a specific date, in which case Borrower reaffirms, in all material respects, such representations and warranties as of such date.

2.	Expenses: All expenses incurred in connection with the preparation and negotiation of this Amendment 08 are for Borrower’s account.

3.	Representations and Warranties of Borrower. Borrower warrants and represents, as a significant material inducement to Lender to enter hereinto, that: (i) no Events of Default have occurred and are continuing that have not been disclosed to Lender by Borrower in writing; (ii) it is not and has no reason to believe it may be named as a party to any judicial or administrative proceeding, litigation or arbitration, and has not received any written communication from any person or entity (whether private or governmental) threatening or indicating the same, except to the extent that any such written communication could not reasonably be expected to result in a material adverse effect on Borrower’s business; and (iii) it is in full compliance with Section 7.10 of the Loan and Security Agreement.

4.	No Control. Borrower warrants and represents, as a significant material inducement to Lender to enter hereinto, that none of Lender nor any affiliate, officer, director, employee, agent, or attorney of Lender, have at any time, from Borrower’s date of formation through to the date hereof, (i) exercised management or other control over the Borrower, (ii) exercised undue influence over Borrower or any of its officers, employees or directors, (iii) made any representation or warranty, express or implied, to any party on behalf of Borrower, (iv) entered into any joint venture, agency relationship, employment relationship, or partnership with Borrower, (v) directed or instructed Borrower on the manner, method, amount, or identity of payee of any payment made to any creditor of Borrower, and further, Borrower warrants and represents that by entering hereinto with Lender has not, are not and will not have engaged in any of the foregoing.

5.

Integration Clause. This Agreement represents and documents the entirety of the agreement and understanding of the parties hereto with respect to its subject matter. All prior understandings, whether oral or written, other than the Loan Documents, are hereby merged hereinto. NEITHER THE LOAN AND SECURITY AGREEMENT NOR THIS AGREEMENT MAY BE MODIFIED EXCEPT BY A WRITING SIGNED BY LENDER AND BORROWER. Each provision hereof shall be severable from every other provision when determining its legal enforceability such that Lender’s rights and remedies under this Agreement and the Loan Documents may be enforced to the maximum extent permitted under applicable law. This Agreement shall be binding upon, and inure to the benefit of, each party’s respective permitted successors and assigns. This Agreement may be executed in counterpart originals, all of which, when taken together, shall constitute one and the same original document. No provision of any other document between Lender and Borrower shall limit the effectiveness hereof or the rights and remedies of Lender against Borrower. In the event of any contradiction or inconsistency among the terms and conditions of this Agreement or any Loan Document, the interpretation most favorable to the interests of Lender shall prevail.

3.

[***]	Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Fluidigm Corporation

limit the effectiveness hereof or the rights and remedies of Lender against Borrower. In the event of any contradiction or inconsistency among the terms and conditions of this Agreement or any Loan Document, the interpretation most favorable to the interests of Lender shall prevail.

Except as amended hereby, the Agreement remains unmodified and unchanged.

BORROWER:	LENDER:

FLUIDIGM CORPORATION	LIGHTHOUSE CAPITAL PARTNERS V, L.P.

By: /s/ Gajus V. Worthington	By:	LIGHTHOUSE MANAGEMENT PARTNERS V, L.L.C.,
its general partner
Name: Gajus V. Worthington

Title: CEO	By: /s/ Thomas Conneely

Name Thomas Conneely

Title: Vice President

Attachments:

Exhibit B-4 – Amendment 08 Note

Exhibit C-4 – Amendment 08 Warrant

Exhibit C-5 – Amended and Restated Warrants

Exhibit E-4 – Incumbency Certificate

Schedule 1 – Disclosure Schedule

4.

[***]	Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Fluidigm Corporation

EXHIBIT B-4

(AMENDMENT 08)

$12,960,149

AMENDED AND RESTATED SECURED PROMISSORY NOTE

This AMENDED AND RESTATED SECURED PROMISSORY NOTE (this “Note”) is dated as of March 1, 2010, by FLUIDIGM CORPORATION (“Borrower”) in favor of LIGHTHOUSE CAPITAL PARTNERS V, L.P. (collectively with its assigns, “Lender”), and its assigns (collectively, “Holder”)” amends and restates (but does not novate) in its entirety the Amendment 06 Note, with reference to the following:

FOR VALUE RECEIVED, Borrower promises to pay in lawful money of the United States, to the order of Lender, at 500 Drake’s Landing Road, Greenbrae, California 94904, or such other place as Lender may from time to time designate (“Lender’s Office”), the sum of $12,960,149 (the “Advance”) plus all other monies advanced under or owing on account of the Advance evidenced hereby under Commitment One and Commitment Two of Loan and Security Agreement No. 4561 between Borrower and Lender dated March 29, 2005, as amended (the “Loan Agreement”), including interest on the unpaid balance of the Advance at the Basic Rate accruing from the Funding Date, and all other amounts due or to become due hereunder according to the terms hereof. Capitalized terms used and not otherwise defined herein are defined in the Loan Agreement.

“Basic Rate” means a fixed per annum rate of interest equal 13.5%.

“Final Payment” means $2,112,500, due and payable on the earlier of (i) March 1, 2012 or (ii) the Maturity Date.

“Loan Commencement Date” means March 1, 2011.

“Maturity Date” means the last day of the Repayment Period, or if earlier, the date of prepayment under the Note.

“Payment Date” means the first day of each calendar month.

“Prepayment Fee” means 1.0% of the outstanding principal amount being prepaid.

“Repayment Period” means the period beginning on the Loan Commencement Date and continuing for 24 calendar months.

“Restructure Fee” means $150,000, due and payable on the earlier of (i) March 1, 2012 or (ii) the Maturity Date.

VII.         Repayment. Borrower shall pay principal and interest due hereunder from the Funding Date, until this Note is paid in full, on each Payment Date pursuant to the terms of the Loan Agreement and this Note. Prior to the Loan Commencement Date, Borrower shall pay to Lender, monthly in advance on each Payment Date, interest calculated using the Basic Rate. Beginning on the Loan Commencement Date and on each Payment Date thereafter during the Repayment Period, Borrower shall make equal installments of principal and interest in advance, calculated at the Basic Rate. On the Maturity Date, Borrower shall pay any and all amounts outstanding hereunder.

VIII.        Interest. Interest not paid when due will, to the maximum extent permitted under applicable law, become part of principal, at Lender's option, and thereafter bear like interest as principal. Interest shall be computed on the basis of a 360 day year. All Obligations not paid when due shall bear interest at the Default Rate unless waived in writing by Lender. All amounts paid hereunder will be applied to the Obligations in Lender's discretion and as provided in the Loan Agreement.

IX.          Voluntary Prepayment. Borrower may prepay the Note if and only if Borrower pays to Lender (i) the outstanding principal amount of this Note and any unpaid accrued interest (ii) the Final Payment, (iii) the Restructure Fee, (iv) the Prepayment Fee, and (v) all other sums, if any, due or to become due and payable hereunder with respect to this Note.

Fee, (iv) the Prepayment Fee, and (v) all other sums, if any, due or to become due and payable hereunder with respect to this Note.

X.            Collateral. This Note is secured by the Collateral.

1.

[***]	Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Fluidigm Corporation

XI.         Waivers. Borrower, and all guarantors and endorsers of this Note, regardless of the time, order or place of signing, hereby waive notice, demand, presentment, protest, and notices of every kind, presentment for the purpose of accelerating maturity, diligence in collection to the fullest extent permitted by law.

XII.         Choice of Law; Venue. THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF BORROWER AND LENDER HEREBY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN THE CITY AND COUNTY OF SAN FRANCISCO, STATE OF CALIFORNIA. BORROWER AND LENDER EACH HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS NOTE. EACH PARTY FURTHER WAIVES ANY RIGHT TO CONSOLIDATE ANY ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED.

XIII.        Miscellaneous. THIS NOTE MAY BE MODIFIED ONLY BY A WRITING SIGNED BY BORROWER AND LENDER.

        Each provision hereof is severable from every other provision hereof and of the Loan Agreement when determining its legal enforceability. Sections and subsections are titled for convenience, and not for construction. “Hereof,” “herein,” “hereunder,” and similar words refer to this Note in its entirety. “Or” is not necessarily exclusive. “Including” is not limiting. The terms and conditions hereof inure to the benefit of and are binding upon the parties' respective permitted successors and assigns. This Note is subject to all the terms and conditions of the Loan Agreement.

        IN WITNESS WHEREOF, Borrower has caused this Note to be executed by a duly authorized officer as of the day and year first above written.

FLUIDIGM CORPORATION

By:	/s/ Gajus V. Worthington

Name:	Gajus V Worthington

Title:	CEO

2.

[***]	Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Fluidigm Corporation

EXHIBIT C-4

AMENDMENT 08 WARRANT

Incorporated by reference to Exhibit 4.6A to the registrant’s Registration Statement on Form S-1 filed with the Securities and

Exchange Commission on December 3, 2010.

1.

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Confidential Treatment Requested by Fluidigm Corporation

EXHIBIT C-5

AMENDED AND RESTATED WARRANTS

Incorporated by reference to Exhibits 4.6B, 4.6C, and 4.6D to the registrant’s Registration Statement on Form

S-1 filed with the Securities and Exchange Commission on December 3, 2010.

1.

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Confidential Treatment Requested by Fluidigm Corporation

EXHIBIT E-4

Incumbency Certificate

[***]	Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Fluidigm Corporation

INCUMBENCY CERTIFICATE

The undersigned, William M. Smith, hereby certifies that:

1.      He is the duly elected and acting Vice President, Legal Affairs, General Counsel and Secretary of FLUIDIGM CORPORATION, a Delaware corporation (the “Company”),

2.      That on the date hereof, each person listed below holds the office in the Company indicated opposite his or her name and that the signature appearing thereon is the genuine signature of each such person:

NAME	OFFICE	SIGNATURE

Gajus V. Worthington	President and Chief Executive Officer	/s/ Gajus V. Worthington

Vikram Jog	Chief Financial Officer	/s/ Vikram Jog

3.      Attached hereto as Exhibit A is a true and correct copy of the Certificate of Incorporation of the Company, as amended, as in effect as of the date hereof.

4.      Attached hereto as Exhibit B is a true and correct copy of the Bylaws of the Company, as amended, as in effect as of the date hereof.

5.      Attached hereto as Exhibit C is a copy of the resolutions of the Board of Directors of the Company authorizing and approving the Company's execution, delivery and performance of a loan facility with Lighthouse Capital Partners V, L.P.

IN WITNESS WHEREOF, the undersigned has executed this Incumbency Certificate on June     , 2010.

FLUIDIGM CORPORATION

By: /s/ William M. Smith

Name: William M. Smith

Vice President, Legal Affairs,
Title: General Counsel and Secretary

I, the President and Chief Executive Officer of the Company, do hereby certify that William M. Smith is the duly qualified, elected and acting Vice President, Legal Affairs, General Counsel and Secretary of the Company and that the above signature is his genuine signature.

IN WITNESS WHEREOF, the undersigned has executed and delivered this Incumbency Certificate on June     , 2010.

FLUIDIGM CORPORATION

By: /s/ Gajus V. Worthington

Name: Gajus V. Worthington

Title: President and Chief Executive Officer

[***]	Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Fluidigm Corporation

Schedule 1

DISCLOSURE SCHEDULE

EXISTING LIENS

(OTHER THAN LENDER)

UCC Filing #	Secured Party	Collateral
74924154	U.S. Bancorp	Financed Equipment with a value not exceeding $50,000

DEPOSIT AND SECURITIES ACCOUNTS
	Account Information:	Contact Information for
Account:
Account	Company Name: Wells Fargo Bank	Contact Name: Albina Khazan
Number	Address: 420 Montgomery Street, 9th	Phone: 415.396 2961
1	Floor	Fax: 415.975.7573
	City, State, Zip: San Francisco, CA 94104	E-mail: albina.khazan@wellsfargo.com
Phone:
Fax:
Type of Account: Checking, Payroll
Account number: [***], [***],
[***]

Account	Company Name: Morgan Stanley	Contact Name: Thomas Pilero
Number	Address: 555 California Street, Suite 1400	Phone: 415-576-2016
2	City, State, Zip: San Francisco, CA 94104	Fax: 415-576-2060
	Phone: 415.576.2016	E-mail: Thomas.Piliero@morganstanley.com
Fax: 415.576.2060
Type of Account: Investment
Account number: [***]

Account	Company Name: Silicon Valley Bank	Contact Name: Antony Budiman
Number	Address: 3003 Tasman Drive, HF 195	Phone: 415.512.4292
3	City, State, Zip: Santa Clara, CA 95054	Fax: 415.856.0810
	Phone: 408.654.7400	E-mail: abudiman@svbank.com
Fax: 408.654.7377
Type of Account: Checking, CDs
Account number: [***]

[***]	Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Fluidigm Corporation

SUBSIDIARIES

Fluidigm Singapore Pte. Ltd.

FluidigmKK

Fluidigm Europe B V

Fluidigm France SARL

Fluidigm UK Limited

PRIOR NAMES

Mycometrix

LITIGATION AND ADMINISTRATIVE PROCEEDINGS

On June 5, 2008, Applied Biosystems Inc. sent a “cease and desist” letter with respect to the Company’s BioMark System in view of lacking rights to U.S. Patent No. 6,814,934 (“the ’934 patent”) and corresponding international patents owned by Applera Corporation. In response, on June 9, 2008, the Company filed a Complaint in the United States District Court for the Southern District of New York, seeking a declaratory judgment that the Company is not directly or indirectly infringing the ’934 patent, and that the claims of the ’934 patent are invalid. Defendants’ response to the Complaint was extended for several” months and on December 26, 2008, filed their Answer and counterclaimed that the Company’s actions constituted infringement of the ’934 patent. However, shortly thereafter the parties mutually agreed to withdraw the litigation without prejudice. The Court signed a Stipulation and Order of Dismissal on January 15, 2009. Fluidigm Corp. v. Applera Corp. and Applied Biosvstems Inc., Civil Action No. 08 Civ. 5248 (S.DNY.)

BUSINESS PREMISES

	Each Location Address where Lighthouse Capital Partners has financed assets:		Landlord/Property Management Information:
Current Headquarters (Location 1)	Contact Name: Address: 100 City, State, Zip: 94080 Phone: Fax:	Vikram Jog 7000 Shoreline Court, Suite South San Francisco, CA (650) 266-6000 (650) 871-7192

Contact Name:  Stephen Richardson

Company Name: Alexandria Real Estate Equities, Inc.

Address: 1700 Owens Street, Suite 500

City, State, Zip: San Francisco, CA 94158

Phone:              -415.554.8844

Fax:                  -415.554.0142

Location 2

Contact Name: Mr. Takeshi Iwabuchi

Company Name:   Fluidigm KK (Sales office)

Address:      Level 5 Ginza TK Bldg, 1-1-7

Shintomi

City, State, Zip: Chuo-Ku, Tokyo, 104-0041

Japan

Phone: +813-3555-2351

Fax: +813-3555-2353

Contact Name: Mr. Jyun Kusakabe Company Name: Sankou estate K.K Address: Shibuyanomurasyouken building 1-14-16 Shibuya, Shibuya-Ku, Tokyo, 150-0002 JAPAN Phone: +813-3409-1411 Fax: +813-3409-1413

[***]	Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Fluidigm Corporation

Location	Contact Name:	Contact Name: Ms. Akemi Minamino
3	Company Name: Fhiidigm KK (Sales Office)	Company Name: K.K. HIT
	Address: Level 3-123 Soukendoshomachi bldg	Address: Level 25 Osakaekimae daisan bldg
	2-1-10 Doshomachi, Chuo-Ku,	1-1-3 Umeda, Kita-Ku, Osaka-Shi
	Osaka-Shi, Osaka 541-0045	Osaka 530-0001
	JAPAN	JAPAN
	City, State, Zip: Osaka	Phone: +816-6345-1210
	Phone: +816-6220-0500	Fax: +816-6347-0660
Fax: +816-6220-0660

Location	Contact Name: Grace Yow	Contact Name: Officer in Charge
4	Company Name: Fluidigm Singapore	Company Name: JTC Corporation
	Address: Block 1026, #07-3532	Address: The JTC Summit, 8 Jurong Town Hall
	Tai Seng Avenue	Road
	City, State, Zip: Singapore 534413	City, State, Zip: Singapore 609434
	Phone: 65 68587318	Phone: 65 6560 0056
	Fax: 65 68587311	Fax: 65 6565 5301

Location	Contact Name: Grace Yow	Contact Name: Officer in Charge
5	Company Name: Fluidigm Singapore	Company Name: JTC Corporation
	Address: Units #10-10, Helios	Address: The JTC Summit, 8 Jurong Town Hall
	11 Biopolis Way	Road
	City, State, Zip: Singapore 138667	City, State, Zip: Singapore 609434
	Phone: 65 68587318	Phone: 65 6560 0056
	Fax: 65 68587311	Fax: 65 6565 5301

[***]	Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.